Exhibit 4.2

Execution Version

€2,589,209,924.06 ADDITIONAL FACILITY C ACCESSION DEED

To:	The Bank of Nova Scotia (as “Facility Agent”)

To:	Deutsche Trustee Company Limited (as “SPV Security Trustee”)

From:	The persons listed in Schedule 1 to this Additional Facility C Accession Deed (the “Additional Facility C Lenders”, such defined term to include any lender which becomes a New Lender in respect of the Term Loan C Facility, by the execution by the Facility Agent of a Transfer Deed substantially in the form of Schedule 3 (Transfer Deed (Cash - Facilities Agreement)) to this Additional Facility C Accession Deed)

Date: 16 August 2016

Senior Facilities Agreement dated 5 March 2015 entered into between, among others, Ziggo Secured Finance B.V. (as SPV Borrower), Ziggo Secured Finance Partnership (as US SPV Borrower), the Original Guarantors as defined therein, the Facility Agent and Deutsche Trustee Company Limited (as SPV Security Trustee) (the “Facilities Agreement”)

1.	In this Additional Facility C Accession Deed:

“Additional Loan” has the meaning given to such term in Clause 4 (Additional Loans) of the Proceeds Loan Agreement.

“Borrower” means Ziggo Secured Finance B.V.

“Commitment Letter” means the commitment letter dated 8 August 2016 between, amongst others, the Borrower, the Mandated Lead Arrangers and Underwriters (each as defined therein).

“Fee Letter” means the fee letter dated 8 August 2016 between, among others, the Borrower and the Mandated Lead Arrangers and Underwriters (each as defined in the Commitment Letter).

“Liberty Global Reference Agreement” means any or all of: (i) the credit agreement dated 16th January 2004 between (among others) UPC Broadband Holding BV as borrower and The Bank of Nova Scotia as facility agent; (ii) the credit agreement dated 7 June 2013 between (among others) Virgin Media Investment Holdings Limited as borrower and The Bank of Nova Scotia as facility agent; (iii) the credit agreement dated 1 August 2007 between (among others) Telenet BVBA, the Bank of Nova Scotia as facility agent and KBC Bank NV (as security agent); (iv) the credit agreement dated 28 September 2006 between (among others) All3Media Finance Limited as borrower and The Royal Bank of Scotland plc as facility agent; (v) the Ziggo Credit Agreement; (vi) the indenture dated 23 December 2015 in respect of the €420,000,000 4.625% senior secured notes due 2026 issued by Unitymedia Hessen GMBH & Co KG and Unitymedia NRW GmbH; (vii) the indenture dated 26 April 2016 in respect of the $750,000,000 5.5% senior secured notes due 2026 issued by Virgin Media Secured Finance PLC; and (viii) Annex I (Additional Definitions), Annex II (Covenants) and (to the extent not covered in the Annexes) the specific provisions set out in Schedule 6 (Amendments, Waivers, Consents and Other Modifications) of this Agreement of the credit agreement dated 16 May 2016 between, among others, LGE Coral Holdco Limited (as finco), Sable International Finance Limited and Coral-US Co-Borrower as initial borrowers and The Bank of Nova Scotia as administrative agent, in each case as amended from time to time up to the date of this Additional Facility C Accession Deed.

“Majority Term Loan C Facility Lenders” means the Additional Facility C Lenders, the aggregate of whose Term Loan C Facility Commitments exceeds 50 per cent. of the aggregate of the Term Loan C Facility Commitments of all Additional Facility C Lenders.

“Term Loan C Facility” means the €2,589,209,924.06 term loan facility made available by the Additional Facility C Lenders under this Additional Facility C Accession Deed.

“Term Loan C Facility Advances” means each Advance made to the Borrower by the Additional Facility C Lenders under the Term Loan C Facility.

“Term Loan C Facility Commitment” means, in relation to an Additional Facility C Lender, the amount in euros set out opposite its name under the heading “Term Loan C Facility Commitment” in Schedule 1 (Term Loan C Facility Commitments) of this Additional Facility C Accession Deed executed by that Additional Facility C Lender, to the extent not cancelled, increased, transferred or reduced under the Facilities Agreement.

“Ziggo Credit Agreement” means the facilities agreement dated 27 January 2014 as amended entered into between (among others) Amsterdamse Beheer-en Consultingmaatchappij B.V., Ziggo B.V., The Bank of Nova Scotia (as facility agent) and ING Bank N.V. (as security agent).

2.	Unless otherwise defined in this Additional Facility C Accession Deed, terms defined in the Facilities Agreement shall have the same meaning in this Additional Facility C Accession Deed. The principles of construction set out in Clause 1.2 (Construction) and 1.3 (Other defined terms) of the Facilities Agreement apply to this Additional Facility C Accession Deed as though they were set out in full in this Additional Facility C Accession Deed.

3.	We refer to Clause 2.4 (Additional Facilities) of the Facilities Agreement.

4.	Unless otherwise indicated herein, the terms of this Additional Facility C Accession Deed shall be consistent in all material respects with the terms of the Facilities Agreement including, without limitation, with respect to interest period, conditions precedent, tax gross-up provisions and indemnity provisions, representations and warranties, utilisation mechanics, cancellation and prepayment (including the treatment of this Additional Facility C Accession Deed under the prepayment waterfall), fees, costs and expenses, transfers, voting, amendments and waivers, financial and non-financial covenants and events of default.

5.	This Additional Facility C Accession Deed will take effect on the date on which the Facility Agent notifies the Borrower and the Additional Facility C Lenders that it has received the documents and evidence set out in Schedule 2 (Conditions Precedent Documents) to this Additional Facility C Accession Deed, in each case in form and substance satisfactory to it (acting reasonably) or, as the case may be, the requirement to provide any of such documents or evidence has been waived by the Facility Agent on behalf of the Majority Term Loan C Facility Lenders (the “Additional Facility C Commencement Date”).

6.	We, the Additional Facility C Lenders, agree to become party to and to be bound by the terms of the Facilities Agreement as Lenders in accordance with Clause 2.4 (Additional Facilities) of the Facilities Agreement.

7.	The Borrower confirms to the Facility Agent that no Event of Default is continuing as of the date of this Additional Facility C Accession Deed. No Utilisation may be made of the Term Loan C Facility made available pursuant to this Additional Facility C Accession Deed, if, at the time of such Utilisation, an Event of Default is continuing or would result from such Utilisation.

8.	The Additional Facility Commitment in relation to an Additional Facility C Lender (for the purpose of the Facilities Agreement) is its Term Loan C Facility Commitment.

9.	The Additional Facility Availability Period for the Term Loan C Facility shall be the period from and including the Additional Facility C Commencement Date up to and including the date falling forty five Business Days after the Additional Facility C Commencement Date. At the end of the Availability Period for the Term Loan C Facility, the Available Commitments in respect of the Term Loan C Facility shall automatically be cancelled and the Available Commitments in respect of the Term Loan C Facility for each Additional Facility C Lender shall automatically be reduced to zero.

10.	The Borrower in relation to the Term Loan C Facility is Ziggo Secured Finance B.V.

11.	The Term Loan C Facility may be drawn by two Advances and no more than two Utilisation Requests may be submitted in respect of the Term Loan C Facility under the Facilities Agreement.

12.	The Term Loan C Facility Advances shall be used for the purposes of financing one or more Proceeds Loans to one or more members of the Bank Group which are to be used for working capital requirements, general corporate purposes or the refinancing of Indebtedness of one or more members of the Bank Group and/or payment of fees and expenses in connection with such refinancing.

13.	The first Interest Period to apply to the first Term Loan C Facility Advance will be a period running from the first Utilisation Date in respect of the first Term Loan C Facility Advance and ending on 15 January 2017 and thereafter shall be determined in accordance with paragraph 14 below. The first Interest Period to apply to the second Term Loan C Facility Advance will be a period running from the first Utilisation Date in respect of the second Term Loan C Facility Advance and ending on 15 October 2016 and thereafter shall be determined in accordance with paragraph 14 below.

14.	Interest on the Term Loan C Facility will accrue and be payable in accordance with Clause 16 (Interest on Term Facility Advances) of the Facilities Agreement. The interest rate for the Term Loan C Facility will be calculated in accordance with Clause 16.5 (Interest Rate for Term Facility Advances) of the Facilities Agreement, being the sum of EURIBOR and the applicable Margin.

15.	For the avoidance of doubt, each party to this Additional Facility C Accession Deed accepts and acknowledges that EURIBOR has the meaning given to it under Clause 1.1 (Definitions) of the Facilities Agreement provided that if EURIBOR as determined in accordance with that definition is less than 0.00% it shall be deemed to be 0.00%.

16.	The Final Maturity Date in respect of the Term Loan C Facility will be 31 August 2024.

17.	The outstanding Term Loan C Facility Advances will be repaid in full on the Final Maturity Date in respect of the Term Loan C Facility.

18.	The Margin in relation to the Term Loan C Facility is 3.75 per cent. per annum.

19.	If on or prior to the date falling 6 months after the date of this Additional Facility C Accession Deed (but not otherwise) the Borrower:

(a)	makes any prepayment of the Term Loan C Facility in connection with any Repricing Transaction (as defined below) other than where such prepayment is funded by the issuance of notes by any Obligor, any member of the Bank Group or a special purpose vehicle which on-lends the proceeds of such notes to a member of the Bank Group; or

(b)	effects any amendment of this Additional Facility C Accession Deed or the Facilities Agreement, other than, for the avoidance of doubt, any amendments contemplated in Schedule 6 (Amendments, waivers, consents and other modifications) and Schedule 7 (Amended Covenants and Events of Default), resulting in a Repricing Transaction, the Borrower shall, in each case, pay to the Facility Agent, for the account of each applicable Additional Facility C Lender:

(c)	in the case of paragraph (a) above, a prepayment fee equal to 1.00 per cent. flat on the amount of that Additional Facility C Lender’s Term Loan C Facility Advances which are prepaid and such prepayment fee shall be due and payable on the date of such prepayment; and

(d)	in the case of paragraph (b) above, a prepayment fee equal to 1.00 per cent. flat on the aggregate amount of the Term Loan C Facility Advances of each Additional Facility C Lender that shall have been the subject of a mandatory assignment under the Facilities Agreement following the failure of such Lender to consent to such amendment on or prior to the date falling six months after the date of this Additional Facility C Accession Deed and such prepayment fee shall be due and payable on the effective date of such assignment.

In this paragraph:

“Repricing Transaction” means the prepayment or refinancing of all or a portion of the Term Loan C Facility Advances with any long term bank debt financing incurred for the primary purpose of repaying, refinancing, substituting or replacing the Term Loan C Facility Advances which have (or any amendment to this Additional Facility C Accession Deed or the Facilities Agreement which results in) an effective interest cost or weighted average yield (as determined by the Facility Agent consistent with generally accepted financial practice and, in any event, excluding any arrangement or commitment fees in connection therewith) that is less than the interest rate for or weighted average yield (as determined by the Facility Agent (acting reasonably) on the same basis) of the Term Loan C Facility.

20.

(a)	Provided that any upsizing of the Term Loan C Facility permitted under this paragraph 20 will not breach any term of the Facilities Agreement, the Term Loan C Facility may be upsized by any amount, by the signing of one or more further Additional Facility C Accession Deeds, that specify (along with the other terms specified therein) Ziggo Secured Finance B.V as the sole Borrower and which specify Additional Facility C Commitments denominated in euros, to be drawn in euros, with the same Final Maturity Date and Margin as specified in this Additional Facility C Accession Deed.

(b)	For the purposes of this paragraph 20 (unless otherwise specified), references to Additional Facility C Lenders and Term Loan C Facility Advances shall include Lenders and Advances made under any such further and previous Additional Facility C Accession Deed.

(c)

Where any Term Loan C Facility Advance has not already been consolidated with any other Term Loan C Facility Advance, on the last day of any Interest Period for that unconsolidated Term Loan C Facility Advance, that unconsolidated Term Loan

C Facility Advance will be consolidated with any other unconsolidated Term Loan C Facility Advance which has an Interest Period ending on the same day as that unconsolidated Term Loan C Facility Advance, and all such Term Loan C Facility Advances will then be treated as one Advance under the Term Loan C Facility.

21.	For the purposes of any amendment or waiver, consent or other modification (including, with respect to any existing Default or Event of Default) that may be sought by the Borrower or the Company under the Facilities Agreement or any other Finance Document on or after the date of this Additional Facility C Accession Deed, the Additional Facility C Lenders hereby consent to any and all of the following:

(a)	any and all of the items as set out in Schedule 6 (Amendments, waivers, consents and other modifications) of this Additional Facility C Accession Deed; and/or

(b)	the deletion of Schedules 18 (Covenants), 19 (Events of Default), 21 (Definitions), 22 (Post Fold-in Covenants), 23 (Post Fold-In Events of Default) and 25 (Post Fold-In Definitions) of the Facilities Agreement and the replacement of those schedules with the equivalent schedules as set out in Schedule 7 (Amended Covenants and Events of Default) of this Additional Facility C Accession Deed; and/or

(c)	any consequential amendment, waiver, consent or other modification, whether effected by one instrument or through a series of amendments, to the Facilities Agreement or any other Finance Document to be made either to implement the changes envisaged in Schedule 6 (Amendments, waivers, consents and other modifications) and/or Schedule 7 (Amended Covenants and Events of Default) of this Additional Facility C Accession Deed or to conform any Finance Document to Schedule 6 (Amendments, waivers, consents and other modifications) and/or Schedule 7 (Amended Covenants and Events of Default) of this Additional Facility C Accession Deed; and/or

(d)	any other amendment, waiver, consent or modification, whether effected by one instrument or through a series of amendments, to the Facilities Agreement or any other Finance Document to be made to conform any Finance Document to any Liberty Global Reference Agreement (provided that any amendment, waiver, consent or modification to conform the Facilities Agreement or any other Finance Document to the Liberty Global Reference Agreement referred to at paragraphs (vi) to (viii) of that definition, shall be limited to any amendment, waiver or consent or modification which is specifically referenced in Schedule 6 (Amendments, waivers, consents and other modifications) of this Additional Facility C Accession Deed and, in each case, any consequential amendments, waivers, consents or modifications), and this Additional Facility C Accession Deed shall constitute each Additional Facility C Lender’s irrevocable and unconditional written consent in respect of such amendments, waivers, consents and other modifications to the Finance Documents for the purposes of Clause 44 (Amendments) of the Facilities Agreement, Clause 17 (Waivers, Amendments and Consents) of the SPV Collateral Sharing Agreement and Clause 27 (Consents, Amendments and Override) of the Intercreditor Agreement (as applicable) without any further action required on the part of any Party to the Facilities Agreement.

22.	The Additional Facility C Lenders hereby waive receipt of any fee in connection with the foregoing consent, notwithstanding that other consenting Lenders under the Facilities Agreement may be paid a fee in consideration of such Lenders’ consent to any or all of the foregoing amendments, waivers, consents or other modifications.

23.	The Additional Facility C Lenders hereby acknowledge and agree that the Facility Agent and/or the Security Agent may, but shall not be required to, send to the Additional Facility C Lenders any further formal amendment request in connection with all, or any of the proposed amendments set out under paragraph 21 above (and in Schedule 6 (Amendment, waivers, consents and other modifications) and/or Schedule 7 (Amended Covenants and Events of Default)) and the Facility Agent shall be authorised to consent on behalf of each Additional Facility C Lender, as a Lender under one or more Facilities, to any such proposed amendments set out under paragraph 21 above (and in Schedule 6 (Amendment, waivers, consents and other modifications) and/or Schedule 7 (Amended Covenants and Events of Default)) (and the Facility Agent and/or the Security Agent shall be authorised to enter into any necessary documentation in connection with the same), and such consent shall be taken into account in calculating whether the Instructing Group, or the relevant requisite Lenders, have consented to the relevant amendment, waiver or other modification in accordance with Clause 44 (Amendments) of the Facilities Agreement, Clause 17 (Waivers, Amendments and Consents) of the SPV Collateral Sharing Agreement or Clause 27 (Consents, Amendments and Override) of the Intercreditor Agreement (as applicable).

24.	On the Utilisation Date in respect of Term Loan C Facility, the Company confirms on behalf of itself and each Covenant Party, and the Borrower confirms on behalf of itself and each Obligor that each Repeating Representation required to be made with respect to Utilisations is true and correct in all material respects as if made at the Utilisation Date in respect of the Term Loan C Facility with reference to the facts and circumstances then existing, and as if each reference to the Finance Documents includes a reference to this Additional Facility C Accession Deed.

25.	The Borrower confirms for itself and, in its capacity as Obligors’ Agent, on behalf of each other Guarantor that the obligations of each Guarantor under Clause 31 (Guarantee and Indemnity) of the Facilities Agreement continue to apply for the benefit of the Finance Parties under the Finance Documents and, for the avoidance of doubt, extend to all Facilities and the Term Loan C Facility Commitment and further confirms that the Security Interests created by each of the Obligors under the SPV Security Documents extends to secure liabilities under all Additional Facilities including, for the avoidance of doubt, the Term Loan C Facility Commitments.

26.	Each Additional Facility Lender confirms to each other Finance Party that:

(i)	it has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and such Obligor’s related entities in connection with its participation in the Term Loan C Facility being made available pursuant to this Additional Facility C Accession Deed and has not relied on any information provided to it by any other Finance Party in connection with any Finance Document; and

(ii)	it will continue to make its own independent appraisal of the creditworthiness of each Obligor and such Obligor’s related entities while any amount is or may be outstanding under the Facilities Agreement or any Term Loan C Facility Commitment is in force.

27.

Each of the Additional Facility C Lenders agrees that, without prejudice to Clause 26.4 (Transfer Deed) of the Facilities Agreement that it shall become, by the execution by such Additional Facility C Lender and the Facility Agent of a Transfer Deed substantially in the form of Schedule 3 (Transfer Deed (Cash – Facilities Agreement)) to this Additional Facility C Accession Deed, bound by the terms of this Additional Facility C Accession Deed as if it were an original party hereto as an Additional Facility C Lender and shall acquire the same rights, grant the same consents and assume the same obligations towards the other parties to this Additional Facility C Accession Deed as would have been acquired, granted and assumed had the Additional Facility C Lender been an original party to this Additional Facility C Accession Deed as an Additional Facility C Lender.

28.	The Facility Office and address for notices of each Additional Facility Lender for the purposes of Clause 41 (Notices and Delivery of Information) of the Facilities Agreement will be that set out below.

29.	If a term of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any jurisdiction, that will not affect:

(a)	the legality, validity or enforceability in that jurisdiction of any other term of this Agreement; or

(b)	the legality, validity or enforceability in other jurisdictions of that or any other term of this Agreement.

30.	Clause 49 (Jurisdiction) of the Facilities Agreement is incorporated into this Agreement as if set out in full and as if references in that clause to “the Finance Documents” are to this Agreement.

31.	This Additional Facility C Accession Deed may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Additional Facility C Accession Deed by e-mail (PDF) or telecopy shall be as effective as delivery of a manually executed counterpart of this Additional Facility C Accession Deed.

32.	ACCESSION TO THE SPV COLLATERAL SHARING AGREEMENT

We further refer to Clause 14.5 (New Lender) of the SPV Collateral Sharing Agreement. In consideration of each Additional Facility C Lender being accepted as a Lender for the purposes of the SPV Collateral Sharing Agreement (and as defined therein), each Additional Facility C Lender confirms that, as from the Additional Facility C Commencement Date, it will be party to the SPV Collateral Sharing Agreement as a Lender, and undertakes to perform all the obligations expressed in the SPV Collateral Sharing Agreement to be assumed by a Senior Lender and agrees that it shall be bound by all the provisions of the SPV Collateral Sharing Agreement, as if it had been an original party to the SPV Collateral Sharing Agreement.

33.	This Additional Facility Accession Deed, including all non-contractual obligations arising out of or in connection with it, shall be governed by, and construed in accordance with, English Law.

IN WITNESS WHEREOF this Deed has been executed as a deed by the parties hereto and is delivered on the date written above.

SCHEDULE 1

TERM LOAN C FACILITY COMMITMENTS

Additional Facility C Lender	Term Loan C Facility Commitment (€)
The Bank of Nova Scotia	2,589,209,924.06

Total	2,589,209,924.06

SCHEDULE 2

CONDITIONS PRECEDENT DOCUMENTS

1.	Constitutional Documents

(a)	A copy of its up-to-date constitutional documents or a certificate of an authorised officer of each Obligor and/or Covenant Party confirming that the Obligor and/or Covenant Party has not amended its constitutional documents in a manner which could reasonably be expected to be materially adverse to the interests of the Lenders since the date an officer’s certificate in relation to the Obligor and/or Covenant Party was last delivered to the Facility Agent;

(b)	An extract of the registration of each Obligor and Covenant Party established in the Netherlands in the trade register of the Dutch Chamber of Commerce;

2.	Authorisation

(a)	A copy of a board resolution of the management board and, to the extent applicable, board of supervisory directors (or equivalent) and, to the extent that a shareholders’ resolution is required, a copy of a shareholders’ resolutions of each Obligor:

(i)	approving the terms of and the transactions contemplated by this Additional Facility C Accession Deed; and

(ii)	in the case of the Borrower, approving the incurrence by the Borrower of the indebtedness under the Additional Facility C and resolving that it execute this Additional Facility C Accession Deed;

(iii)	in the case of each Obligor other than the Borrower, resolving that it execute the confirmation described at paragraph 4(c)(i) below:

(b)	A copy of a board resolution of the management board and, to the extent applicable, board of supervisory directors (or equivalent) and, to the extent that a shareholders’ resolution is required, a copy of a shareholders’ resolution of each Covenant Party:

(i)	approving the terms of and the transactions contemplated by the on-lending of all or some of the proceeds of the Term Loan C Facility as a Proceeds Loan (the “Facility C Proceeds Loan”) under the Proceeds Loan Agreement (the “Additional Loan Accession Agreement – Term Loan Facility C”) to a member of the Bank Group (the “Proceeds Loan Borrower”);

(ii)	in the case of the Proceeds Loan Borrower only, approving the incurrence by the Proceeds Loan Borrower of the indebtedness under the Facility C Proceeds Loan and that it executes the Additional Loan Accession Agreement – Term Loan Facility C; and

(iii)	in the case of each Covenant Party other than the Proceeds Loan Borrower, resolving that it executes the confirmation described at paragraph 4(c)(ii) below; and

(c)	a duly completed certificate of a duly authorised officer of the Borrower in the form attached in Part 3 of Schedule 8 (Form of Additional Facility Officer’s Certificate) of the Facilities Agreement with such amendments as the Facility Agent may agree.

(d)	a specimen of the signature of each person authorised pursuant to its constitutional documents above to sign this Additional Facility C Accession Deed or the Additional Loan Accession Agreement – Term Loan Facility C (as appropriate); and

(e)	a copy of any other authorisation or other document, opinion or assurance which the Facility Agent has notified the Borrower is necessary in connection with the entry into and performance of, and the transactions contemplated by, this Additional Facility C Accession Deed or for the validity and enforceability of this Additional Facility C Accession Deed.

3.	Legal Opinions

(a)	An English law legal opinion of Allen & Overy LLP, London addressed to the Finance Parties covering the relevant obligations to be assumed by the Borrower under the Finance Documents to which it is a party being legal, valid, binding and enforceable against it.

(b)	A Dutch law legal opinion of Allen & Overy LLP, Amsterdam addressed to the Finance Parties covering the relevant obligations to be assumed by the Borrower under the Finance Documents to which it is a party being legal, valid, binding and enforceable against it.

4.	Other Documents

(a)	A duly executed copy of the Fee Letter.

(b)	A duly executed copy of the Additional Loan Accession Agreement or Increase Confirmation (as defined in the Proceeds Loan Agreement).

(c)	Confirmation (in writing) from:

(i)	each Guarantor that its obligations under Clause 31 (Guarantee and Indemnity) of the Facilities Agreement continue to apply for the benefit of the Finance Parties under the Finance Documents and for the avoidance of doubt extend to all Facilities and the Term Loan C Facility Commitment and that the Security Interests created by each Guarantor under the SPV Security Documents extend to secure liabilities under all Additional Facilities including, for the avoidance of doubt, the Term Loan C Facility Commitments; and

(ii)	each Covenant Party that its obligations under Clause 10 (Guarantee and Indemnity) of the Proceeds Loan Agreement continue to apply for the benefit of the Lenders (as defined in the Proceeds Loan Agreement under the Proceeds Loan Finance Documents (as defined in the Proceeds Loan Agreement) and for the avoidance of doubt extend to all Loans and the Proceeds Loan Agreement and that the Security Rights (as defined in the Proceeds Loan Agreement) created by each Covenant Party under the Security Documents extend to secure liabilities under all Proceeds Loans including, for the avoidance of doubt, Proceeds Loans under the Additional Loan Accession Agreement – Term Loan Facility C.

SCHEDULE 3

TRANSFER DEED (CASH – FACILITIES AGREEMENT)

To:	The Bank of Nova Scotia as Facility Agent

To:	Deutsche Trustee Company Limited as SPV Security Trustee

This Deed is dated [●] and relates to:

(i) the senior facilities agreement dated 5 March 2015 as amended entered into between, among others, Ziggo Secured Finance B.V. (as SPV Borrower), Ziggo Secured Finance Partnership (as US SPV Borrower), the Original Guarantors as defined therein, the Facility Agent and Deutsche Trustee Company Limited (as SPV Security Trustee) (the “Facilities Agreement”); and

(ii) the Additional Facility Accession Deed dated [●] 2015, pursuant to which a [€][●] term loan facility is made available to the relevant Borrower as an Additional Facility (the “Facility C”) under the Facilities Agreement (the “Additional Facility C Accession Deed”).

1.	Unless otherwise stated in this Deed, terms defined in the Facilities Agreement shall, subject to any contrary indication, have the same meanings in this Deed.

2.	[●] (the “Existing C Lender”):

(a)	confirms that the details in the Schedule to this Deed are an accurate summary of the Existing C Lender’s Commitment in the Facility C as at the date of this Deed; and

(b)	requests [●] (the “New C Lender”) to accept and procure the transfer by novation to the New C Lender of the Portion Transferred (as defined in the Schedule to this Deed) by countersigning and delivering this Deed to the Facility Agent at its address for the service of notices designated to the Facility Agent in accordance with the Facilities Agreement.

3.	The New C Lender requests the Facility Agent to accept this Deed as being delivered to the Facility Agent pursuant to and for the purposes of Clause 26.4 (Transfer Deed) of the Facilities Agreement so as to take effect in accordance with the terms of it on the Effective Date. For the purposes of this Deed, “Effective Date” means the date on which the Facility Agent countersigns this Deed.

4.	The New C Lender confirms that it has received a copy of the Facilities Agreement together with such other information as it has required in connection with this transaction and that it has not relied and will not rely on the Existing C Lender to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on the Existing C Lender to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any Obligor.

5.	The New C Lender undertakes with the Existing C Lender and each of the other parties to the Facilities Agreement that it will perform in accordance with their terms all those obligations which by the terms of the Finance Documents will be assumed by it after delivery of this Deed to the Facility Agent and satisfaction of the conditions (if any) subject to which this Deed is expressed to take effect.

6.	The Existing C Lender makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Facilities

Agreement, any other Finance Document or other document relating to it and assumes no responsibility for the financial condition of any Obligor or for the performance and observance by any Obligor of any of its obligations under the Facilities Agreement, any Finance Document or any other document relating to it and any and all such conditions and warranties, whether express or implied by Law or otherwise, are excluded.

7.	The Existing C Lender gives notice that nothing in this Deed or in the Facilities Agreement (or any Finance Document or other document relating to it) shall oblige the Existing C Lender (a) to accept a retransfer from the New C Lender of the whole or any part of its rights, benefits and/or obligations under the Finance Documents transferred pursuant to this Deed or (b) to support any losses directly or indirectly sustained or incurred by the New C Lender for any reason whatsoever (including the failure by any Obligor or any other party to the Finance Documents (or any document relating to them) to perform its obligations under any such document) and the New C Lender acknowledges the absence of any such obligation as is referred to in (a) and (b) above.

8.	Each party to this Deed and the Facility Agent (on behalf of each Finance Party), agrees that this document is a Transfer Deed notwithstanding that its form is different to that required by the Facilities Agreement.

9.	This Deed may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Deed by e-mail (PDF) or telecopy shall be as effective as delivery of a manually executed counterpart of this Deed.

10.	ACCESSION TO THE SPV COLLATERAL SHARING AGREEMENT

[We further refer to Clause 14.5 (New Lender) of the SPV Collateral Sharing Agreement. In consideration of the New C Lender being accepted as a Lender for the purposes of the SPV Collateral Sharing Agreement (and as defined therein), the New C Lender confirms that, as from the Effective Date, it will be party to the SPV Collateral Sharing Agreement as a Lender, and undertakes to perform all the obligations expressed in the SPV Collateral Sharing Agreement to be assumed by a Lender and agrees that it shall be bound by all the provisions of the SPV Collateral Sharing Agreement, as if it had been an original party to the SPV Collateral Sharing Agreement.]

11.	This Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

IN WITNESS WHEREOF this Deed has been executed as a deed by the parties hereto and is delivered on the date written above.

[WARNING. PLEASE SEEK DUTCH LEGAL ADVICE (I) UNTIL THE INTERPRETATION OF THE TERM “PUBLIC” (AS REFERRED TO IN ARTICLE 4.1(1) OF THE CAPITAL REQUIREMENTS REGULATION (EU/575/2013)) HAS BEEN PUBLISHED BY THE COMPETENT AUTHORITY, IF ANY AMOUNT LENT TO A DUTCH BORROWER IS TO BE TRANSFERRED WHICH IS LESS THAN EUR 100,000 (OR THE FOREIGN CURRENCY EQUIVALENT THEREOF) AND (II) AS SOON AS THE INTERPRETATION OF THE TERM “PUBLIC” HAS BEEN PUBLISHED BY THE COMPETENT AUTHORITY, IF THE NEW LENDER IS CONSIDERED TO BE PART OF THE PUBLIC ON THE BASIS OF SUCH INTERPRETATION.]

THE SCHEDULE

Existing C Lender

2.	Facility C Commitment	Portion Transferred

The Existing C Lender	The New C Lender

EXECUTED as a DEED by for and on	EXECUTED as a DEED by for and on
behalf of [ ]	behalf of [ ]
By:	By:

By:	By:

The SPV Facility Agent

EXECUTED as a DEED by for and on
behalf of [●]
By:

By:

The SPV Security Trustee

EXECUTED as a DEED by for and on
behalf of [●]
By:

By:

ADMINISTRATIVE AND FACILITY OFFICE DETAILS

Facility Office Address (in relation to the New C Lender’s tax status as set out in paragraph [                    ] above):

Please provide administrative details of the New C Lender, to the extent such details have not been provided to the Facility Agent by way of a prior administrative form.

Administrative Office Address:

Contact Name:

Account for Payments:

Fax:

Telephone:

SCHEDULE 4

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SCHEDULE 5

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SCHEDULE 6

(AMENDMENTS, WAIVERS, CONSENTS AND OTHER MODIFICATIONS)

All references to Clauses, Paragraphs, Schedules, Sections and definitions contained in this Schedule 6 are to Clauses, Paragraphs, Schedules, Sections and definitions of the Facilities Agreement. All capitalised terms used in this Schedule but not defined shall have the meanings given to such terms in the Facilities Agreement. The amendments, waivers, consents and other modifications contained in this Schedule 6 are subject to any further amendments, waivers, consents and other modifications agreed between the Additional Facility C Lenders and the Company. In this Schedule, references to “recent Liberty precedent” shall be construed to mean any Liberty Global Reference Agreement.

1.	Deletion of Financial Covenant: amend the Facilities Agreement to provide that the maintenance covenant at Clause 23.3 (Financial Ratio) is deleted and that the certificate required to be delivered under Section 4.04 (Compliance Certificate) of Schedule 18 (Covenants) and Schedule 22 (Post Fold-In Covenants) does not need to be supplied to the Facility Agent provided that this amendment shall only be implemented if and to the extent that the maintenance covenants at Clause 23.3 (Financial Ratios) of the Ziggo Credit Agreement (other than any springing maintenance covenant that benefits revolving facility lenders) have been deleted as part of an amendment or amendment and restatement of the Ziggo Credit Agreement or there are no longer any commitments outstanding under the Ziggo Credit Agreement.

2.	New RCF Maintenance Covenant: amend the Facilities Agreement to provide that:

(a)	a maintenance covenant is included at Clause 23.3 (Financial Ratio) which is:

(i)	only for the benefit of Lenders under each Revolving Facility designated to have the benefit of such maintenance covenant;

(ii)	only tested in the event that on the last day of a ratio period the aggregate of the loans and letters of credit (other than letters of credit that are cash collateralized or undrawn) outstanding under the Revolving Facilities and the net indebtedness under each Ancillary Facility exceeds an amount equal to 33 1/3% of the aggregate of the total commitments under the Revolving Facilities and each Ancillary Facility; and

(iii)	set at a financial ratio level agreed between the Company and Lenders whose Commitments exceed 50% of the aggregate of the Commitments under all Revolving Facilities designated to have the benefit of such maintenance covenant by the Company;

(b)	if the maintenance covenant at Clause 23.3 (Financial Ratio) does not need to be tested for any Ratio Period as a result of paragraph (a)(ii) above, the certificate required to be delivered under Section 4.04 (Compliance Certificate) of Schedule 18 (Covenants) and Schedule 22 (Post Fold-In Covenants) does not need to be supplied to the Facility Agent;

(c)	a new definition of “Composite Revolving Facility Instructing Group” is included which shall consist of a Lender or Lenders whose Revolving Facility Commitments in respect of Revolving Facilities designated to have the benefit of the maintenance covenant by the Company amount in aggregate to more than 50% of the total Revolving Facility Commitments in respect of Revolving Facilities designated to have the benefit of the maintenance covenant by the Company not taking into account Commitments in respect of which a cancellation notice has been issued;

(d)	following a breach of Clause 23.3 (Financial Ratio), subject to the expiry of the cure period in accordance with Clause 23.5 (Cure provisions), (i) the Facility Agent shall, if instructed by the Composite Revolving Facility Instructing Group, take acceleration action in respect of the Revolving Facilities designated to have the benefit of such maintenance covenant only in accordance with recent Liberty precedent, (ii) there shall be a drawstop in relation to future Utilisations of the Revolving Facilities designated to have the benefit of such maintenance covenant only (other than in respect of Rollover Advances) and (iii) there shall be an Event of Default continuing (A) for the purposes of the undertakings in the Facilities Agreement (including any defined terms when used in any undertakings clause in the Facilities Agreement) and (B) in connection with any other provision of the Facilities Agreement with respect to any Lender or Lenders under the Revolving Facilities designated to have the benefit of such maintenance covenant only;

(e)	an Event of Default will be triggered if the Composite Revolving Facility Instructing Group gives a direction to the Facility Agent in accordance with the new acceleration clause at (d) above; and

(f)	amendments and waivers of Clause 23.3 (Financial Ratio) to 23.5 (Cure provisions) and the new acceleration clause at (d) above shall only be made with the consent of the Company and the Composite Revolving Facility Instructing Group and shall not require the consent of any other Finance Party.

3.	Transfers: amend Clause 26.2 (Conditions on assignment or transfer) of the Facilities Agreement to provide that the consent of the Company is not required for any assignment or transfer by a Lender if an Event of Default is outstanding pursuant to paragraphs (a)(1), (a)(2), (5) or (11) of Schedule 19 (Events of Default) or Schedule 23 (Post Fold-In Events of Default) only (rather than if any Event of Default is outstanding).

4.	Outstanding L/C Amounts: delete paragraph (b) in the definition of Outstanding L/C Amount.

5.	Limited Condition Transaction: amend:

(a)	Clause 3.2 (Further Conditions Precedent) of the Facilities Agreement to (i) also provide that the relevant Additional Facility Lenders may amend or waive any of the conditions at sub-paragraph (a) of Clause 3.2 (Further Conditions Precedent) in relation to any Advance under a relevant Additional Facility requested in relation to any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment and (ii) provide that the drawstop if Events of Default under paragraphs (a)(1), (a)(2), (a)(4) or (5) or (a)(11) of Schedule 19 (Events of Default) or Schedule 23 (Post Fold-In Events of Default) are continuing can also be amended or waived by the relevant Additional Facility Lenders under that Additional Facility; and

(b)	paragraph (b) of Clause 2.4 (Additional Facilities) to delete sub-paragraphs (i) and (iii); and

(c)	the definition of “Certain Funds Acquisition” so that it covers a “Limited Content Transaction” as defined in recent Liberty precedent.

6.	Voluntary cancellation/prepayment: amend Clauses 12.1 (Voluntary cancellation) and 13.1 (Voluntary prepayment) to provide that a duly completed notice of cancellation can be delivered to the Facility Agent not less than three Business Days prior to the due date of the cancellation/prepayment or such other time period agreed between the Company and the Facility Agent prior to the due date of the cancellation/prepayment.

7.	Joint Venture Parent: amend the definition of Ultimate Holdco to provide that (i) upon consummation of a Spin-Off, the “Ultimate Holdco” will mean the Spin Parent and its successors and (ii) upon consummation of a Parent Joint Venture Transaction (as defined below), “Ultimate Holdco” will mean each of the ultimate Holding Company entities of the Parent Joint Venture Holders (as defined below) and their successors.

“Joint Venture Parent” means the joint venture entity formed in a Parent Joint Venture Transaction.

“Parent Joint Venture Holders” mean the holders of the share capital of the Joint Venture Parent (as defined above).

“Parent Joint Venture Transaction” means a transaction pursuant to which a joint venture is formed by the contribution of some or all of the assets of a Holding Company of any member of the Bank Group or issuance or sale of shares of a Holding Company of any member of the Bank Group to one or more entities which are not Affiliates of the Ultimate Holdco.

8.	Increased Costs: amend:

(a)	Clause 20.1 (Increased Costs) in order that the amount of any Increased Costs incurred by a Finance Party and its Affiliates as a result of any of the events listed at Clauses 20.1(a) and 20.1(b) (Increased Costs) will only be payable by the Company if such events have arisen at a date which is later than the date on which the Facilities Agreement has been amended in accordance with the provisions of Clause 21 of this Additional Facility C Accession Deed (the “Amendment Date”) rather than the date of the Facilities Agreement;

(b)	Clause 20.3 (Exceptions) in order that a new Clause 20.3(h) is inserted to provide that Increased Costs which are attributable to the implementation or application of, or compliance with, Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV to the extent that a Finance Party knew about or could reasonably be expected to have known about the relevant Increased Cost on or prior to the later of the Amendment Date and the date on which it became a Finance Party shall not be subject to the requirements of Clause 20.1 (Increased Costs); and

(c)	paragraph (g) of Clause 20.3 (Exceptions) to provide that the references to “the date of this Agreement” are references to the Amendment Date.

“Basel III” means: (a) the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the BCBS in December 2010, each as amended, supplemented or restated; (b) the rules for global systematically important banks contained in “Global systematically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the BCBS in November 2011, as amended supplemented or restated; and (c) any further guidance or standards published by the BCBS relating to implementing or modifying “Basel III” (in each case, whether such implementations, application or compliance is by a government, regulator, a Finance Party or any of its Affiliates).

“CRD IV” means:

(a) Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and

(b) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms.

SCHEDULE 7

(AMENDED COVENANTS AND EVENTS OF DEFAULT)

SCHEDULE 18

COVENANTS

Save where specified to the contrary or where defined in Clause 1.1 (Definitions) of this Agreement, defined terms used in this Schedule 18 (Covenants) shall bear the meaning given to them in Schedule 21 (Definitions). The provisions of this Schedule are to be interpreted in accordance with New York law (without prejudice to the fact that the Finance Documents are to be governed by English law).

Section 4.01	[INTENTIONALLY LEFT BLANK]

Section 4.02	[INTENTIONALLY LEFT BLANK]

Section 4.03	Reports

(a) The Proceeds Loan Borrowers, the Company, UPC NL Holdco or an Affiliate Covenant Party will provide to the Facility Agent and, in each case of clauses (2) and (3) of this Section 4.03(a), will post on its website (or make similar disclosure) the following (provided, however, that to the extent any reports are filed on the SEC’s website or on the Reporting Entity’s or the Ultimate Parent’s website, such reports shall be deemed to be provided to the Facility Agent):

(1) within 150 days after the end of each fiscal year ending subsequent to the Signing Date, an annual report of the Reporting Entity, containing the following information: (a) audited combined or consolidated balance sheets of the Reporting Entity as of the end of the two most recent fiscal years (or such shorter period as the Reporting Entity has been in existence) and audited combined or consolidated income statements and statements of cash flow of the Reporting Entity for the three most recent fiscal years (or such shorter period as the Reporting Entity has been in existence), in each case prepared in accordance with GAAP, including appropriate footnotes to such financial statements and a report of the independent public accountants on the financial statements; (b) to the extent relating to such annual periods, an operating and financial review of the audited financial statements, including a discussion of the results of operations, financial condition, and liquidity and capital resources and critical accounting policies; and (c) to the extent not included in the audited financial statements or operating and financial review, a description of the business, management and shareholders of the Reporting Entity, and a description of all material debt instruments; provided, however, that such reports need not (i) contain any segment data other than as required under GAAP in its financial reports with respect to the period presented, (ii) include any exhibits, or (iii) include separate financial statements for any Affiliates of the Reporting Entity or any acquired businesses;

(2) within 60 days after each of the first three fiscal quarters in each fiscal year, a quarterly report of the Reporting Entity containing the following information: (a) unaudited combined or consolidated income statements of the Reporting Entity for such period, prepared in accordance with GAAP, and (b) a financial review of such period (including a comparison against the prior year’s comparable period), consisting of a discussion of (i) the results of operations and financial condition of the Reporting Entity on a consolidated basis, and material changes between the current period and the prior year’s comparable period, (ii) material developments in the business of the Reporting Entity and its Restricted Subsidiaries, (c) financial information and trends in the business in which the Reporting Entity and its Restricted Subsidiaries is engaged and (d) information with respect to any material acquisition or disposal during the period provided, however, that such reports need not (i) contain any segment data other than as required under GAAP in its financial reports with respect to the period presented, (ii) include any exhibits, or (iii) include separate financial statements for any Affiliates of the Reporting Entity or any acquired businesses;

(3) at the time that any annual report or quarterly report, as applicable, referred to in clauses (1) and (2) above is provided in accordance with those clauses, an unaudited schedule to that annual report or quarterly report, as applicable, of the Reporting Entity, demonstrating the necessary adjustments to the financial statements of the Reporting Entity to derive financial information applicable to the Bank Group prepared in accordance with GAAP; and

(4) within 10 days after the occurrence of such event, information with respect to (a) any change in the independent public accountants of the Reporting Entity (unless such change is made in conjunction with a change in the auditor of the Ultimate Parent), (b) any material acquisition or disposal, and (c) any material development in the business of the Reporting Entity and its Restricted Subsidiaries.

(b) If the Company, UPC NL Holdco or an Affiliate Covenant Party has designated any of its Subsidiaries as Unrestricted Subsidiaries and any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries constitute Significant Subsidiaries of the Reporting Entity, then the annual and quarterly information required by Section 4.03(a)(1) and Section 4.03(a)(2) of the first paragraph of this covenant shall include a reasonably detailed presentation, either on the face of the financial statements, in the footnotes thereto or in a separate report delivered therewith, of the financial condition and results of operations of the Reporting Entity and its Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries.

(c) Following any election by the Reporting Entity to change its accounting principles in accordance with the definition of GAAP set forth in Schedule 20 (Releases), the annual and quarterly information required Section 4.03(a)(1) and Section 4.03(a)(2) of the first paragraph of this covenant shall include any reconciliation presentation required by clause (2)(a) of the definition of GAAP set forth in Schedule 20 (Releases).

(d) To the extent that material differences exist between the business, assets, results of operations or financial condition of (i) the Reporting Entity and (i) the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries, the annual and quarterly reports shall give a reasonably detailed description of such differences and include an unaudited reconciliation of the Reporting Entity’s financial statements to the financial statements of the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries.

(e) The Proceeds Loan Borrowers, the Company, UPC NL Holdco or an Affiliate Covenant Party will provide to the Facility Agent (provided, however, that to the extent any reports are filed on the SEC’s website or on the Reporting Entity’s or Ultimate Parent’s website, such reports shall be deemed to be provided to the Facility Agent), within 150 days after the end of each fiscal year ending subsequent to the Signing Date, an audited consolidated balance sheet of the Senior Notes Issuer as of the end of the two most recent fiscal years (or such shorter period as the Senior Notes Issuer has been in existence) and audited consolidated income statements and statements of cash flow of the Senior Notes Issuer for the three most recent fiscal years (or such shorter period as the Senior Notes Issuer has been in existence), in each case prepared in accordance with GAAP, IFRS or Local GAAP (such reporting standard, the “Initial Reporting Standard”), including appropriate footnotes to such financial statements and a report of independent auditors on the financial statements. At any time after the Signing Date, the SPV Borrower may elect to apply for all purposes of this Agreement, in lieu of the Initial Reporting Standard, any of GAAP, IFRS or Local GAAP (the “New Reporting Standard”) and, upon such election, (1) all financial statements and reports to be provided, after such election, pursuant to this Agreement shall be prepared on the basis of the New Reporting Standard as in effect from time to time (including that, upon first reporting its fiscal year results under the New Reporting Standard, the Senior Notes Issuer shall restate its financial statements on the basis of the New Reporting Standard for the fiscal year ending immediately prior to the first fiscal year for which financial statements have been prepared on the basis of the New Reporting Standard), and (2) from and after such election, all ratios, computations, and other determinations based on Initial Reporting Standard contained in this Agreement shall be computed in conformity with the New Reporting Standard with retroactive effect being given thereto assuming that such election had been made on the Signing Date.

Section 4.04	Compliance Certificate

(a) The Company shall supply a compliance certificate to the Facility Agent with each annual report provided pursuant to Section 4.03(a)(1) and each quarterly report provided pursuant to Section 4.03(a)(2).

(b) The compliance certificate shall, among other things, set out (in reasonable detail) computations as to compliance with Clause 23 (Financial Covenant) of this Agreement.

(c) Each compliance certificate shall be signed by an authorized officer of the Company.

Section 4.05	[INTENTIONALLY LEFT BLANK]

Section 4.06	[INTENTIONALLY LEFT BLANK]

Section 4.07	Limitation on Restricted Payments

(a) The SPV Borrower, the US SPV Borrower and Ziggo Secured Finance II B.V. will not, directly or indirectly:

(1) declare or pay any dividend or make any distribution on or in respect of its Capital Stock; or

(2) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the SPV Borrower, the US SPV Borrower and Ziggo Secured Finance II B.V.,

in each case, other than Permitted SPV Maintenance Payments.

(b) The Company, UPC NL Holdco and an Affiliate Covenant Party will not, and will not permit any of the Restricted Subsidiaries, directly or indirectly:

(1) to declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company, UPC NL Holdco, an Affiliate Covenant Party or any of the Restricted Subsidiaries) except:

(A) dividends or distributions payable in Capital Stock of the Company, UPC NL Holdco or an Affiliate Covenant Party (other than Disqualified Stock) or Subordinated Shareholder Loans; and

(B) dividends or distributions payable to the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly Owned Subsidiary of the Company, UPC NL Holdco or an Affiliate Covenant Party , as applicable, to its other holders of common Capital Stock on a pro rata basis);

(2) to purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company, UPC NL Holdco, an Affiliate Covenant Party or any Parent of the Company, UPC NL Holdco or an Affiliate Covenant Party held by Persons other than the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary;

(3) to purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than (x) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement or (y) Indebtedness permitted under Section 4.09(c)(2)); or

(4) to make any Restricted Investment in any Person;

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) of this Section 4.07(b) is referred to herein as a “Restricted Payment”), if at the time the Company, UPC NL Holdco, an Affiliate Covenant Party or such Restricted Subsidiary makes such Restricted Payment:

(A) in the case of a Restricted Payment other than a Restricted Investment, an Event of Default shall have occurred and be continuing (or would result therefrom); or

(B) except in the case of a Restricted Investment, if such Restricted Payment is made in reliance on clause (C)(i) below, the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries are not able to Incur an additional €1.00 of Indebtedness pursuant to Section 4.09(b), after giving effect, on a pro forma basis, to such Restricted Payment; or

(C) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to May 7, 2010 and not returned or rescinded would exceed the sum of:

(i)	50% of Consolidated Net Income for the period (treated as one accounting period) from the beginning of the first fiscal quarter commencing after May 7, 2010 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are available (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);

(ii)	100% of the aggregate Net Cash Proceeds and the fair market value, as determined in good faith by the Board of Directors or senior management of the Company, of marketable securities, or other property or assets, received by the Company, UPC NL Holdco or an Affiliate Covenant Party from the issue or sale of its Capital Stock (other than Disqualified Stock) or Subordinated Shareholder Loans or other capital contributions subsequent to May 7, 2010 (other than (x) Net Cash Proceeds received from an issuance or sale of such Capital Stock to the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination, (y) Excluded Contributions or (z) Net Cash Proceeds and the fair market value of such assets received in connection with the Acquisition));

(iii)	100% of the aggregate Net Cash Proceeds and the fair market value, as determined in good faith by the Board of Directors or senior management of the Company, of marketable securities, or other property or assets, received by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary from the issuance or sale (other than to the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary) by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary subsequent to May 7, 2010 of any Indebtedness that has been converted into or exchanged for Capital Stock of the Company, UPC NL Holdco or an Affiliate Covenant Party (other than Disqualified Stock) or Subordinated Shareholder Loans;

(iv)	the amount equal to the net reduction in Restricted Investments made by the Company, UPC NL Holdco, an Affiliate Covenant Party or any of the Restricted Subsidiaries resulting from:

(A)	repurchases, redemptions or other acquisitions or retirements of any such Restricted Investment, proceeds realized upon the sale or other disposition to a Person other than the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary of any such Restricted Investment, repayments of loans or advances or other transfers of assets (including by way of dividend, distribution, interest payments or returns of capital) to the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary; or

(B)	the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”) not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included in Consolidated Net Income for the purposes of the preceding clause (i) to the extent that it is (at the Company’s option) included under this clause (iv);

(v)	without duplication of amounts included in clause (iv), the amount by which Indebtedness of the Company, UPC NL Holdco or an Affiliate Covenant Party is reduced on the Consolidated balance sheet of the Company, UPC NL Holdco or an Affiliate Covenant Party upon the conversion or exchange of any Indebtedness of the Company, UPC NL Holdco or an Affiliate Covenant Party issued after May 7, 2006, which is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company, UPC NL Holdco or an Affiliate Covenant Party held by Persons not including the Company, UPC NL Holdco or an Affiliate Covenant Party or any of their Restricted Subsidiaries, as applicable (less the amount of any cash or the fair market value of other property or assets distributed by the Company, UPC NL Holdco or an Affiliate Covenant Party upon such conversion or exchange); and

(vi)

100% of the Net Cash Proceeds and the fair market value (as determined in accordance with the next succeeding paragraph) of marketable securities, or other property or assets, received by the Company, UPC NL Holdco, an Affiliate Covenant Party

or any of the Restricted Subsidiaries in connection with: (A) the sale or other disposition (other than to the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Subsidiary of the Company, UPC NL Holdco or an Affiliate Covenant Party for the benefit of its employees to the extent funded by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary) of Capital Stock of an Unrestricted Subsidiary; and (B) any dividend or distribution made by an Unrestricted Subsidiary to the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary; provided however, that no amount will be included in Consolidated Net Income for the purposes of the preceding clause (i) to the extent that it is (at the Company’s option) included under this clause (v).

(c) Section 4.07(b) will not prohibit:

(1) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock, Disqualified Stock, Subordinated Shareholder Loans or Subordinated Obligations of the Company, UPC NL Holdco or an Affiliate Covenant Party made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the sale or issuance within 90 days of, Subordinated Shareholder Loans or Capital Stock of the Company, UPC NL Holdco or an Affiliate Covenant Party (other than Disqualified Stock or Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination), Subordinated Shareholder Loans or a substantially concurrent capital contribution to the Company, UPC NL Holdco or an Affiliate Covenant Party; provided, however, that (a) such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments and (b) the Net Cash Proceeds from such sale or issuance of Capital Stock or Subordinated Shareholder Loans or from such capital contribution will be excluded from clause (4)(C)(ii) of Section 4.07(b);

(2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company, UPC NL Holdco or an Affiliate Covenant Party made by exchange for, or out of the proceeds of the sale within 90 days of, Subordinated Obligations of the Company, UPC NL Holdco, an Affiliate Covenant Party or such Restricted Subsidiary that is permitted to be Incurred pursuant to Section 4.09 and that in each case constitutes Refinancing Indebtedness; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments;

(3) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary made by exchange for, or out of the proceeds of the sale within 90 days of, Disqualified Stock of the Company, UPC NL Holdco, an Affiliate Covenant Party or such Restricted Subsidiary, as the case may be, that, in each case, is permitted to Section 4.09 and that in each case constitutes Refinancing Indebtedness; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments;

(4) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividends will be included in subsequent calculations of the amount of Restricted Payments;

(5) the purchase, repurchase, defeasance, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary or any parent of the Company, UPC NL Holdco or an Affiliate Covenant Party held by any existing or former employees or management of the Company, UPC NL Holdco, an Affiliate Covenant Party or any Subsidiary of the Company, UPC NL Holdco or an Affiliate Covenant Party or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees; provided that such redemptions or repurchases pursuant to this clause will not exceed an amount equal to €10.0 million in the aggregate during any calendar year (with any unused amounts in any preceding calendar year being carried over to the succeeding calendar year); provided, however, that the amount of any such repurchase or redemption will be included in subsequent calculations of the amount of Restricted Payments;

(6) the declaration and payment of dividends to holders of any class or series of Disqualified Stock, or of any Preferred Stock of a Restricted Subsidiary, Incurred in accordance with the terms of Section 4.09; provided, however, that such dividends will be excluded from subsequent calculations of the amount of Restricted Payments;

(7) purchases, repurchases, redemptions, defeasance or other acquisitions or retirements of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof; provided, however, that such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments;

(8) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation:

(A) at a purchase price not greater than 101% of the principal amount of such Subordinated Obligation in the event of a Change of Control;

(B) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to Section 4.10; or

(C) (i) consisting of Acquired Indebtedness (other than Indebtedness Incurred to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was designated an Affiliate Covenant Party or an Affiliate Subsidiary or was otherwise acquired by the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary) and (ii) at a purchase price not greater than 100% of the principal amount of such Subordinated Obligation plus accrued and unpaid interest and any premium required by the terms of any Acquired Indebtedness;

provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement specified in clause (A) above, the Company has notified the Facility Agent of such Change of Control and has made the prepayments required pursuant to Clause 14 (Mandatory Prepayment and Cancellation) of this Agreement (together with accrued interest and all other relevant amounts accrued under this Agreement owed to those Lenders); and provided, further, that such purchase, redemption or other acquisition will be excluded from subsequent calculations of the amount of Restricted Payments;

(9) dividends, loans, advances or distributions to any Parent or other payments by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary in amounts equal to:

(A) the amounts required for any Parent to pay Parent Expenses;

(B) the amounts required for any Parent to pay Public Offering Expenses or fees and expenses related to any other equity or debt offering of such Parent that are directly attributable to the operation of the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries;

(C) the amounts required for any Parent to pay Related Taxes; and

(D) amounts constituting payments satisfying the requirements of clauses (11) and (12) of Section 4.11(b);

provided, however, that such dividends, loans, advances, distributions or other payments will be excluded from subsequent calculations of the amount of Restricted Payments;

(10) Restricted Payments in an aggregate amount outstanding at any time not to exceed the aggregate cash amount of Excluded Contributions, or consisting of non-cash Excluded Contributions, or Investments in exchange for or using as consideration Investments previously made under this clause; provided, however, that the amount of such Restricted Payments will be excluded from subsequent calculations of the amount of Restricted Payments;

(11) payments by the Company, UPC NL Holdco or an Affiliate Covenant Party , or loans, advances, dividends or distributions to any parent company of the Company, UPC NL Holdco or an Affiliate Covenant Party to make payments to holders of Capital Stock of the Company, UPC NL Holdco or an Affiliate Covenant Party or any parent company of the Company, UPC NL Holdco or an Affiliate Covenant Party in lieu of the issuance of fractional shares of such Capital Stock; provided, however, that the net amount of such payments will be excluded from subsequent calculations of the amount of Restricted Payments;

(12) Restricted Payments to be applied for the purpose of making corresponding payments on Indebtedness of any Parent to the extent that such Indebtedness is guaranteed by the Company, UPC NL Holdco or an Affiliate Covenant Party pursuant to a guarantee otherwise permitted to be Incurred under this Agreement; provided, however, that the amount of such payments will be included in subsequent calculations of the amount of Restricted Payments;

(13) so long as no Default or Event of Default of the type specified in clauses (1) or (2) of Schedule 19 (Events of Default) has occurred and is continuing, any Restricted Payment to the extent that, after giving pro forma effect to any such Restricted Payment, the Consolidated Net Leverage Ratio would not exceed 4.00 to 1.00; provided, however, that the net amount of such payments will be included in subsequent calculations of the amount of Restricted Payments;

(14) Restricted Payments in an aggregate amount at any time outstanding, when taken together with all other Restricted Payments made pursuant to this clause (14), not to exceed the greater of (a) €250.0 million and (b) 5.0% of Total Assets, in the aggregate in any calendar year (with any unused amounts in any preceding calendar year being carried over to the succeeding calendar year); provided, however, that the amount of such Restricted Payments will be included in subsequent calculations of the amount of Restricted Payments;

(15) the distribution, as a dividend or otherwise, of shares of Capital Stock of or, Indebtedness owed to the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary by, Unrestricted Subsidiaries; provided, however, that such distributions will be excluded from subsequent calculations of the amount of Restricted Payments;

(16) following a Public Offering of the Company, UPC NL Holdco, an Affiliate Covenant Party or any Parent, the declaration and payment by the Company, UPC NL Holdco, an Affiliate Covenant Party or such Parent, or the making of any cash payments, advances, loans, dividends or distributions to any Parent to pay, dividends or distributions on the Capital Stock, common stock or common equity interests of the Company, UPC NL Holdco, an Affiliate Covenant Party or any Parent; provided that the aggregate amount of all such dividends or distributions under this clause (16) shall not exceed in any fiscal year the greater of (a) 6.0% of the Net Cash Proceeds received from such Public Offering or subsequent Equity Offering by the Company, UPC NL Holdco or an Affiliate Covenant Party or contributed to the capital of the Company, UPC NL Holdco or an Affiliate Covenant Party by any Parent in any form other than Indebtedness or Excluded Contributions and (b) following the Initial Public Offering, an amount equal to the greater of (i) 7.0% of the Market Capitalization and (ii) 7.0% of the IPO Market Capitalization, provided that after giving pro forma effect to the payment of any such dividend or making of any such distribution, the Consolidated Net Leverage Ratio would not exceed 4.00 to 1.00; provided, however, that the amount of such Restricted Payments will be included in subsequent calculations of the amount of Restricted Payments;

(17) after the designation of any Restricted Subsidiary as an Unrestricted Subsidiary, distributions (including by way of dividend) consisting of cash, Capital Stock or property or other assets of such Unrestricted Subsidiary that in each case is held by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary; provided, however, that (a) such distribution or disposition shall include the concurrent transfer of all liabilities (contingent or otherwise) attributable to the property or other assets being transferred; (b) any property or other assets received from any Unrestricted Subsidiary (other than Capital Stock issued by any Unrestricted Subsidiary) may be transferred by way of distribution or disposition pursuant to this clause (17) only if such property or other assets, together with all related liabilities, is so transferred in a transaction that is substantially concurrent with the receipt of the proceeds of such distribution or disposition by the Company, UPC NL Holdco, an Affiliate Covenant Party or such Restricted Subsidiary; and (c) such distribution or disposition shall not, after giving effect to any related agreements, result nor be likely to result in any material liability, tax or other adverse consequences to the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries on a Consolidated basis; provided further, however, that such distributions will be excluded from the calculation of the amount of Restricted Payments, it being understood that proceeds from the disposition of any cash, Capital Stock or property or other assets of an Unrestricted Subsidiary that are so distributed will not increase the amount of Restricted Payments permitted under Section 4.07(b)(4)(C)(iv);

(18) Restricted Payments reasonably required to consummate any Related Transaction or Permitted Financing Action; provided, however, that the amount of such Restricted Payments will be excluded in subsequent calculations of the amount of Restricted Payments;

(19) Restricted Payments at any time outstanding made with the proceeds of any drawings under a Permitted Credit Facility in an amount not to exceed the Credit Facility Excluded Amount, provided that, the amount of any Restricted Payment made pursuant to this clause (19) shall be deemed to be reduced (but not below zero) by the aggregate principal amount of any prepayment or repayment (including on a cashless basis) of any such drawings under such Permitted Credit Facility; provided, however, that the net amount of such Restricted Payments will be included in subsequent calculations of the amount of Restricted Payments;

(20) Restricted Payments for the purpose of making corresponding payments on any Indebtedness of a Parent, provided that (a) on the date of Incurrence of such Indebtedness by a Parent and after giving effect thereto on a pro forma basis, the Consolidated Net Leverage Ratio, calculated for purposes of this clause (20) as if such Indebtedness of such Parent were being incurred by the Company, UPC NL Holdco or an Affiliate Covenant Party, would not exceed 5.0 to 1.0 or (b) such Indebtedness of a Parent is guaranteed pursuant to clause (13) of Section 4.09(c) and, with respect to clause (a) and (b) of this clause (20), any Refinancing Indebtedness in respect thereof; provided, however, that the amount of such Restricted Payments will be included in subsequent calculations of the amount of Restricted Payments;

(21) distributions (including by way of dividend) to a Parent consisting of cash, Capital Stock or property or other assets of a Restricted Subsidiary that is in each case held by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary for sole purpose of transferring such cash, Capital Stock or property or other assets to the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary; and

(22) distributions or payments of Receivables Fees and purchases of Receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Transaction.

(c) For purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment meets the criteria of more than one of the categories described in Section 4.07(c), or is permitted pursuant to Section 4.09(b), the Company will be entitled to classify such Restricted Payment (or portion thereof) on the date of its payment or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this Section 4.07.

(d) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company, UPC NL Holdco, an Affiliate Covenant Party or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined in good faith by the Board of Directors or senior management of the Company.

Section 4.08	Limitation on Restrictions on Distributions from Restricted Subsidiaries

(a) The Company, UPC NL Holdco and an Affiliate Covenant Party will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary;

(2)	make any loans or advances to the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary; or

(3)	transfer any of its property or assets to the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary;

provided that (a) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock and (b) the subordination of (including but not limited to, the application of any standstill requirements to) loans or advances made to the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary to other Indebtedness Incurred by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary, shall not be deemed to constitute such an encumbrance or restriction.

(b) Section 4.08(a) will not prohibit:

(1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Signing Date, including, without limitation, this Agreement, the Covenant Agreement, the Existing Credit Agreement, the Existing Senior Secured Notes, the Intercreditor Agreement, the Security Documents and any related documentation, in each case, as in effect on the Signing Date;

(2) any encumbrance or restriction pursuant to an agreement or instrument of a Person relating to any Capital Stock or Indebtedness of a Person, Incurred on or before the date on which such Person was acquired by or merged or consolidated with or into the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary, or on which such agreement or instrument is assumed by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary in connection with an acquisition of assets (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by the Company, UPC NL Holdco or an Affiliate Covenant Party or was merged or consolidated with or into the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary or in contemplation of such transaction) and outstanding on such date, provided, that any such encumbrance or restriction shall not extend to any assets or property of the Company, UPC NL Holdco, an Affiliate Covenant Party or any other Restricted Subsidiary other than the assets and property so acquired and provided, further, that for the purposes of this clause, if another Person is the Successor Company, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary when such Person becomes the Successor Company;

(3) any encumbrance or restriction pursuant to an agreement or instrument effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to, or that otherwise extends, renews, refunds, refinances or replaces, an agreement referred to in clause (1) or (2) of Section 4.08(b) or this clause (3) or contained in any amendment, supplement or other modification to an agreement referred to in clause (1) or (2) of Section 4.08(b) or this clause (3); provided, however, that the encumbrances and restrictions, taken as a whole, with respect to such Restricted Subsidiary contained in any such agreement are no less favorable in any material respect to the Lenders than the encumbrances and restrictions contained in such agreements referred to in clauses (1) or (2) of Section 4.08(b) (as determined in good faith by the Board of Directors or senior management of the Company);

(4) in the case of clause (3) of the first paragraph of this covenant, any encumbrance or restriction:

(A)	that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract;

(B)	contained in Liens permitted under this Agreement securing Indebtedness of the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements; or

(C)	pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary;

(5) any encumbrance or restriction pursuant to (a) Purchase Money Obligations for property acquired in the ordinary course of business and (b) Capitalized Lease Obligations permitted under this Agreement, in each case that impose encumbrances or restrictions of the nature described in in Section 4.08(a)(3) on the property so acquired;

(6) any encumbrance or restriction arising in connection with any Purchase Money Note or other Indebtedness or a Qualified Receivables Transaction relating exclusively to a Receivables Entity that, in the good faith determination of the Board of Directors or senior management of the Company, are necessary to effect such Qualified Receivables Transaction;

(7) any encumbrance or restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(8) customary provisions in leases, asset sale agreements, joint venture agreements and other agreements and instruments entered into by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary in the ordinary course of business;

(9) encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation, governmental license or order, or required by any regulatory authority;

(10) any encumbrance or restriction on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business;

(11) any encumbrance or restriction pursuant to Currency Agreements, Commodity Agreements or Interest Rate Agreements; and

(12) any encumbrance or restriction arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be Incurred subsequent to the Signing Date pursuant to the provisions of Section 4.09 if (a) the encumbrances and restrictions taken as a whole are not materially less favorable to the Finance Parties than the encumbrances and restrictions contained in this Agreement, the Covenant Agreement, the Existing Credit Agreement, the Existing Senior Secured Notes, the Intercreditor Agreement, the Security Documents and any related documentation, in each case, as in effect on the Signing Date (as determined in good faith by the Board of Directors or senior management of the Company, UPC NL Holdco or an Affiliate Covenant Party ) or (b) such encumbrances and restrictions taken as a whole are not materially more disadvantageous to the Finance Parties than is customary in comparable financings (as determined in good faith by the Board of Directors or senior management of the Company, UPC NL Holdco or an Affiliate Covenant Party ) and, in each case, either (i) the Company, UPC NL Holdco or an Affiliate Covenant Party reasonably believes that such encumbrances and restrictions will not materially affect the Company’s ability to make principal or interest payments on the Proceeds Loan as and when they come due or (ii) such encumbrances and restrictions apply only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness.

Section 4.09	Limitation on Indebtedness

(a) The SPV Borrower, the US SPV Borrower, Ziggo Secured Finance II B.V. and the Guarantors will not Incur any Indebtedness (including Acquired Indebtedness) other than (1) Indebtedness under this Agreement, (2) guarantees under this Agreement (2) Additional Debt, (3) guarantees of Additional Debt and (3) Indebtedness represented by the SPV Security Documents; provided, however that the proceeds of each Incurrence of Additional Debt are loaned by the SPV Borrower and/or the US SPV Borrower to one or more Covenant Parties as a proceeds loan under the Proceeds Loan Agreement (each, an “Additional Proceeds Loan”) and the relevant Covenant Party is permitted to Incur the Additional Proceeds Loan under the terms of this covenant.

(b) The Company, UPC NL Holdco and an Affiliate Covenant Party will not, and will not permit any of the Restricted Subsidiaries to, Incur any Indebtedness (including

Acquired Indebtedness); provided, however, that the Company, UPC NL Holdco, an Affiliate Covenant Party and any Restricted Subsidiary may Incur Indebtedness (including Acquired Indebtedness) if on the date of such Incurrence and after giving effect thereto on a pro forma basis the Consolidated Net Leverage Ratio would not exceed 4.00 to 1.00.

(c) Section 4.09(b) will not prohibit the Incurrence of the following Indebtedness:

(1) Indebtedness of the Company, UPC NL Holdco, an Affiliate Covenant Party or any of the Restricted Subsidiaries under Credit Facilities, and any Refinancing Indebtedness in respect thereof, in the aggregate principal amount at any one time outstanding not to exceed (a) an amount equal to the greater of (i) (A) €6,000 million plus (B) the amount of any Credit Facilities incurred under Section 4.09(b) or any other provision of Section 4.09(c) to acquire any property, other assets or Capital Stock of a Person and (ii) 5.0% of Total Assets, plus (b) any accrual or accretion of interest that increases the principal amount of Indebtedness under Credit Facilities plus (c) in the case of any refinancing of any Indebtedness permitted under this clause (1) or any portion thereof, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses Incurred in connection with such refinancing;

(2) Indebtedness of the Company, UPC NL Holdco or an Affiliate Covenant Party owing to and held by any Restricted Subsidiary (other than a Receivables Entity) or Indebtedness of a Restricted Subsidiary owing to and held by the Company, UPC NL Holdco, an Affiliate Covenant Party or any other Restricted Subsidiary (other than a Receivables Entity); provided, however, that:

(a)	any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary (other than a Receivables Entity); and

(b)	any sale or other transfer of any such Indebtedness to a Person other than the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary (other than a Receivables Entity),

shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company, UPC NL Holdco, an Affiliate Covenant Party or such Restricted Subsidiary, as the case may be;

(3) (a) Indebtedness represented by the Original Proceeds Loan, (b) Indebtedness of the Proceeds Loan Guarantors represented by the Proceeds Loan Guarantees, (c) Indebtedness under the Existing Senior Secured Notes and (d) Indebtedness represented by the Security Documents, including, with respect to each such Indebtedness “parallel debt” obligations created under the Intercreditor Agreement and the Security Documents;

(4) any Indebtedness (other than the Indebtedness described in clauses (1), (2) and (3) of this Section 4.09(c)) outstanding on the Signing Date after giving effect to the use of proceeds of the Original Proceeds Loan;

(5) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in clause (3), clause (4), this clause (5), clause (6), clause (8), clause (13), clause (15), clause (16) or clause (17) of this Section 4.09(c) or Incurred pursuant to Section 4.09(b);

(6) Indebtedness of the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary Incurred after the Signing Date (a) Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary or is merged, consolidated, amalgamated or otherwise combined with (including pursuant to any acquisition of assets and assumption of related liabilities) the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary or was designated an Affiliate Covenant Party in accordance with this Agreement, (b) Incurred to provide all or a portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was designated an Affiliate Covenant Party or was otherwise acquired by the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary or (c) Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary or is merged, consolidated, amalgamated or otherwise combined with (including pursuant to any acquisition of assets and assumption of related liabilities) the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary (other than Indebtedness Incurred in contemplation of the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary); provided, however, that with respect to (a) and (b) of this Section 4.09(c)(6) only, immediately following the consummation of the acquisition of such Restricted Subsidiary by the Company, UPC NL Holdco, an Affiliate Covenant Party or by a Restricted Subsidiary or such other transaction, (i) the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries would have been able to Incur €1.00 of additional Indebtedness pursuant to Section 4.09(b) after giving pro forma effect to the relevant acquisition or other transaction and the Incurrence of such Indebtedness pursuant to this Section 4.09(c)(6) or (ii) the Consolidated Net Leverage Ratio would not be greater than immediately prior to such acquisition or such other transaction;

(7) Indebtedness under Currency Agreements, Commodity Agreements and Interest Rate Agreements entered into for bona fide hedging purposes of (a) the Company, UPC NL Holdco, an Affiliate Covenant Party or the Restricted Subsidiaries and (b) any Subordinated Proceeds Loan Obligor, in each case, not for speculative purposes (as determined in good faith by the Board of Directors or senior management of the Company, UPC NL Holdco or an Affiliate Covenant Party, as applicable);

(8) Indebtedness consisting of (a) mortgage financings, asset backed financings, Purchase Money Obligations or other financings, Incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement (including, without limitation, in respect of tenant improvement) of property (real or personal), plant, equipment or other assets (including, without limitation, network assets) used or useful in the business of the

Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary or (b) Indebtedness otherwise Incurred to finance the purchase, lease, rental or cost of design, development, construction, installation or improvement of property (including, without limitation, in respect of tenant improvement) (real or personal), plant, equipment or other assets (including, without limitation, network assets) used or useful in the business of the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, and any Refinancing Indebtedness which refinances, replaces or refunds such Indebtedness, in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (8) will not exceed the greater of (i) €250.0 million and (ii) 5.0% of Total Assets at any time outstanding so long as such Indebtedness exists on the date of, or commissioning of, or contracting for, such purchase, design, development, construction, installation or improvement, or is created within 270 days thereafter;

(9) Indebtedness in respect of (a) workers’ compensation claims, casualty or liability insurance, self-insurance obligations, performance, bid, indemnity, surety, judgment, appeal, completion, advance payment, customs, VAT or other tax or other guarantees or other similar bonds, instruments or obligations and completion guarantees and warranties provided by the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary or relating to liabilities, obligations or guarantees Incurred in the ordinary course of business or consistent with past practice or industry practice or in respect of any government requirement, including but not limited to, those Incurred to secure health, safety and environmental obligations or rental obligations, (b) letters of credit, bankers’ acceptances, guarantees or other similar instruments or obligations issued or relating to liabilities or obligations Incurred in the ordinary course of business (or consistent with past practice or industry practice) or in respect of any government requirement, including, but not limited to letters of credit or similar instruments in respect of casualty or liability insurance, self-insurance, unemployment insurance, worker’s compensation obligations, health disability or other benefits, pensions-related obligations and other social security laws, (c) the financing of insurance premiums or take-or-pay obligations contained in supply agreements in each case, in the ordinary course of business and (d) any customary cash management, cash pooling or netting or setting off arrangements in the ordinary course of business;

(10) Indebtedness arising from agreements of the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary providing for indemnification, guarantees or obligations in respect of earn-outs or adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds (including the fair market value of non-cash proceeds) actually received (in the case of a dispositions) or paid (in the case of acquisitions) by the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries in connection with such disposition or acquisition, as applicable;

(11) Indebtedness arising from (i) Bank Products and (ii) the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that in the case of this clause (ii), such Indebtedness is extinguished within thirty Business Days of Incurrence;

(12) guarantees by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary of Indebtedness or any other obligation or liability of the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary (other than of any Indebtedness Incurred in violation of this Section 4.09);

(13) Indebtedness of the Company, UPC NL Holdco, an Affiliate Covenant Party or any Covenant Party or any Restricted Subsidiary Incurred pursuant to any guarantees of Indebtedness of any Parent, provided that, for purposes of this Section 4.09(c)(13), (i) on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Consolidated Net Leverage Ratio, including for purposes of such calculation, any Indebtedness represented by guarantees by the Company, UPC NL Holdco, an Affiliate Covenant Party or any of the Restricted Subsidiaries of Indebtedness of any Parent, would not exceed 5.00 to 1.00, and (ii) such guarantees shall be subordinated to the Proceeds Loans and the Proceeds Loan Guarantees pursuant to the Intercreditor Agreement or any Additional Intercreditor Agreement;

(14) Subordinated Shareholder Loans Incurred by the Company, UPC NL Holdco or an Affiliate Covenant Party;

(15) Indebtedness of the Company, UPC NL Holdco, an Affiliate Covenant Party or the Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with any Refinancing Indebtedness in respect thereof and the principal amount of all other Indebtedness Incurred pursuant to this Section 4.09(c)(15) and then outstanding, will not exceed 100% of the Net Cash Proceeds received by the Company, UPC NL Holdco or an Affiliate Covenant Party from the issuance or sale (other than to the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary) of its Subordinated Shareholder Loans or Capital Stock or otherwise contributed to the equity of the Company, UPC NL Holdco or an Affiliate Covenant Party in each case, subsequent to May 7, 2010 (and in each case, other than through the issuance of Disqualified Stock, Preferred Stock or an Excluded Contribution); provided, however, that (i) any such Net Cash Proceeds that are so received or contributed shall be excluded for purposes of making Restricted Payments under Section 4.07(b)(4)(C)(ii), Section 4.07(b)(4)(C)(iii) and Section 4.07(c)(1) to the extent the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary Incurs Indebtedness in reliance thereon and (ii) any Net Cash Proceeds that are so received or contributed shall be excluded for purposes of Incurring Indebtedness pursuant to this Section 4.09(c)(15) to the extent the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary makes a Restricted Payment under Section 4.07(b)(4)(C)(ii), Section 4.07(b)(4)(C)(iii) and Section 4.07(c)(1) in reliance thereon;

(16) (i) Indebtedness with Affiliates reasonably required to effect or consummate the Related Transactions and (ii) Indebtedness pursuant to any Permitted Financing Action; and

(17) in addition to the items referred to in clauses (1) through (16) of this Section 4.09(c), Indebtedness of the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this Section 4.09(c)(17) and then outstanding, will not exceed the greater of (i) €250.0 million and (ii) 5.0% of Total Assets at any time outstanding.

(d) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

(1) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 4.09(b) and Section 4.09(c), the Company, in its sole discretion, will classify such item of Indebtedness on the date of its incurrence and only be required to include the amount and type of such Indebtedness in one of such clauses of Section 4.09(b) or in Section 4.09(c) and will be permitted on the date of such Incurrence to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Section 4.09(b) or in Section 4.09(c), and, from time to time, may reclassify all or a portion of such Indebtedness, in any manner that complies with this Section 4.09;

(2) guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(3) if obligations in respect of letters of credit are Incurred pursuant to any Credit Facility and are being treated as Incurred pursuant to Section 4.09(c)(1), 4.09(c)(15) and 4.09(c)(17) and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

(4) the principal amount of any Disqualified Stock of the Company, UPC NL Holdco or an Affiliate Covenant Party, or Preferred Stock of a Restricted Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(5) Indebtedness permitted by this Section 4.09 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.09 permitting such Indebtedness;

(6) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP; and

(7) any Indebtedness under the Existing Credit Agreement outstanding on the Signing Date and any Indebtedness deemed to have been advanced pursuant to Clause 4.1 (Deemed Utilisations) of this Agreement and deemed to have been on-lent under the Proceeds Loan Agreement on the Signing Date will be deemed to have been Incurred under clause (1) of Section 4.09(b) on the Signing Date, in each case, subject to any reclassification in accordance with Section 4.09(d)(1).

(e) Accrual of interest, accrual of dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest or dividends in the form of additional Indebtedness, Preferred Stock or Disqualified Stock and increases in the amount of Indebtedness due to a change in accounting principles will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.09. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

(f) If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date.

(g) For purposes of determining compliance with any euro-denominated restriction on the Incurrence of Indebtedness, the Euro Equivalent principal amount of Indebtedness denominated in a foreign currency shall be (1) calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed or first Incurred (whichever yields the lower Euro Equivalent), in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable euro-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such euro-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced; and (2) if and for so long as any such Indebtedness is subject to an agreement intended to protect against fluctuations in currency exchange rates with respect to the currency in which such Indebtedness is denominated covering principal and interest on such Indebtedness, the swapped rate of such Indebtedness as of the date of the applicable swap. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries may Incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

(h) For purposes of determining compliance with Section 4.09(b), the Euro Equivalent principal amount of Indebtedness denominated in a foreign currency (if such Indebtedness has not been swapped into euros, or if such Indebtedness has been swapped into a currency other than euros) shall be calculated using the same weighted average exchange rates for the relevant period used in the consolidated financial statements of the Reporting Entity for calculating the Euro Equivalent of Consolidated EBITDA denominated in the same currency as the currency in which such Indebtedness is denominated or into which it has been swapped.

Section 4.10	Limitation on Sales of Assets and Subsidiary Stock

(a) The SPV Borrower, the US SPV Borrower and Ziggo Secured Finance II B.V. will not, directly or indirectly, consummate any SPV Asset Sale.

(b) The Company, UPC NL Holdco and an Affiliate Covenant Party will not, and will not permit any of the Restricted Subsidiaries to, make any Asset Disposition unless:

(1) the Company, UPC NL Holdco, an Affiliate Covenant Party or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Board of Directors or senior management of the Company (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition;

(2) unless the Asset Disposition is a Permitted Asset Swap, at least 75% of the consideration from such Asset Disposition (excluding any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, other than Indebtedness) received by the Company, UPC NL Holdco, an Affiliate Covenant Party or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

(3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company, UPC NL Holdco, an Affiliate Covenant Party or such Restricted Subsidiary, as the case may be:

(A) to the extent the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Indebtedness), to prepay, repay or purchase Senior Indebtedness of the Company, UPC NL Holdco, an Affiliate Covenant Party or any other Covenant Party (including the Proceeds Loan), or Indebtedness of a Restricted Subsidiary that is not a Covenant Party (in each case other than Indebtedness owed to the Company, UPC NL Holdco, an Affiliate Covenant Party or an Affiliate of the Company) within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (a), the Company, UPC NL Holdco, an Affiliate Covenant Party such Covenant Party or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) (except in the case of any revolving Indebtedness) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; or

(B) to the extent the Company, UPC NL Holdco, an Affiliate Covenant Party or such Restricted Subsidiary elects to invest in or commit to invest in Additional Assets within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that any such reinvestment in Additional Assets made pursuant to a definitive agreement or a commitment approved by the Board of Directors or senior management of the Company that is executed or approved within such time will satisfy this requirement, so long as such investment is consummated within 6 months of such 365th day;

provided that pending the final application of any such Net Available Cash in accordance with clause (A) or clause (B) of this Section 4.10(b)(3), the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by this Agreement.

(c) Any Net Available Cash from Asset Dispositions that is not applied or invested or committed to be applied as provided in Section 4.10(b)(3) will be deemed to constitute “Excess Proceeds”.

(d) To the extent that the Company, UPC NL Holdco or an Affiliate Covenant Party is required pursuant to the terms of the Indentures (or any similar terms in an instrument or agreement governing Senior Indebtedness other than the Finance Documents) to make an offer to redeem or prepay the Indebtedness thereunder (an “Excess Proceeds Redemption Offer”), then the Company, UPC NL Holdco or an Affiliate Covenant Party shall include the Outstandings under the Facilities in such offer to prepay (and shall provide notice of such offer to the Facility Agent), such that a portion of the Excess Proceeds (the “Prepayment Amount”) that is equivalent to the proportion that the aggregate amount of the Outstandings under the Facilities bears to the aggregate principal amount of other Senior Indebtedness is available to be applied and is so applied in prepayment of the Outstandings plus accrued and unpaid interest owed to each Lender under the Facilities (to the extent that such Lender accepts any such offer of prepayment).

(e) To the extent that the Company, UPC NL Holdco or an Affiliate Covenant Party is not required to make an Excess Proceeds Redemption Offer, the Company, UPC NL Holdco or an Affiliate Covenant Party shall procure that the Excess Proceeds are applied in prepayment of the Outstandings plus accrued and unpaid interest under one or more Facilities selected by the Company.

(f) Following compliance with the requirements of paragraph (d) and (e), the Company may use any remaining Excess Proceeds for general corporate purposes in any manner not prohibited by this Agreement.

(g) For the purposes of this Section 4.10, the following will be deemed to be cash:

(1) the assumption by the transferee of Indebtedness (other than Subordinated Obligations) of the Company, UPC NL Holdco or an Affiliate Covenant Party or Indebtedness of a Restricted Subsidiary and the release of the Company, UPC NL Holdco, an Affiliate Covenant Party or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case the Company will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with Section 4.10(b)(3)(A));

(2) securities, notes or other obligations received by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary from the transferee that are convertible by the Company, UPC NL Holdco, an Affiliate Covenant Party or such Restricted Subsidiary into cash or Cash Equivalents within 180 days following the closing of such Asset Disposition;

(3) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company, UPC NL Holdco, an Affiliate Covenant Party and each other Restricted Subsidiary are released from any guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Disposition;

(4) consideration consisting of Indebtedness of the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary;

(5) any Designated Non-Cash Consideration received by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary in such Asset Dispositions having an aggregate fair market value not to exceed 25.0% of the consideration from such Asset Disposition (excluding any consideration received from such Asset Disposition in accordance with clauses (1) to (4) of Section 4.10(g)) (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value); and

(6) in addition to any Designated Non-Cash Consideration received pursuant to clause (5) of Section 4.10(g), Designated Non-Cash Consideration received by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary in such Asset Dispositions having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (6) that is at that time outstanding, not to exceed the greater of €120.0 million and 5.0% of Total Assets (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

Section 4.11	Limitation on Affiliate Transactions

(a) The Company, UPC NL Holdco and an Affiliate Covenant Party will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company, UPC NL Holdco or an Affiliate Covenant Party (an “Affiliate Transaction”) involving aggregate consideration in excess of €15.0 million for such Affiliate Transactions in any fiscal year, unless:

(1) the terms of such Affiliate Transaction are not materially less favorable, taken as a whole, to the Company, UPC NL Holdco, an Affiliate Covenant Party or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate (or, in the event that there are no comparable transactions involving Persons who are not Affiliates of the Company, UPC NL Holdco, an Affiliate Covenant Party or such Restricted Subsidiary to apply for comparative purposes, is otherwise on terms that, taken as a whole, the Company, UPC NL Holdco or an Affiliate Covenant Party has conclusively determined in good faith to be fair to the Company, UPC NL Holdco, an Affiliate Covenant Party or such Restricted Subsidiary); and

(2) in the event such Affiliate Transaction involves an aggregate consideration in excess of €100.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company.

(b) Section 4.11(a) will not apply to:

(1) any Restricted Payment permitted to be made pursuant to the covenant described under Section 4.07 or any Permitted Investment;

(2) any issuance or sale of Capital Stock, options, other equity-related interests or other securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, or entering into, or maintenance of, any employment, consulting, collective bargaining or benefit plan, program, agreement or arrangement, related trust or other similar agreement and other compensation arrangements, options, warrants or other rights to purchase Capital Stock of the Company, UPC NL Holdco, an Affiliate Covenant Party or any Parent, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits or consultant plans (including, without limitation, valuation, health, insurance, deferred compensation, severance, retirement, savings or similar plans, programs or arrangements) and/or indemnities provided on behalf of officers, employees or directors or consultants approved by the Board of Directors of the Company, UPC NL Holdco or an Affiliate Covenant Party , in each case in the ordinary course of business;

(3) loans or advances to employees, officers or directors in the ordinary course of business of the Company, UPC NL Holdco, an Affiliate Covenant Party or any of the Restricted Subsidiaries but in any event not to exceed €15.0 million in the aggregate outstanding at any one time with respect to all loans or advances made since the Signing Date;

(4) (a) any transaction between or among the Company, UPC NL Holdco, an Affiliate Covenant Party and a Restricted Subsidiary (or an entity that becomes a Restricted Subsidiary in connection with such transaction) or between or among Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary in connection with such transaction) and (b) any guarantees issued by the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary for the benefit of the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary (or an entity that becomes a Restricted Subsidiary in connection with such transaction), as the case may be, in accordance with Section 4.09;

(5) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement, which, taken as a whole, are fair to the Company, UPC NL Holdco, an Affiliate Covenant Party or the relevant Restricted Subsidiary in the reasonable determination of the Board of Directors of the Company, UPC NL Holdco or an Affiliate Covenant Party or the senior management of the Company, UPC NL Holdco, an Affiliate Covenant Party or the relevant Restricted Subsidiary, as applicable, or are on terms not materially less favorable than those that could reasonably have been obtained at such time from an unaffiliated party;

(6) loans or advances to any Affiliate of the Company, UPC NL Holdco or an Affiliate Covenant Party by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary, provided that the terms of such loan or advance are fair to the Company, UPC NL Holdco, an Affiliate Covenant Party or the relevant Restricted Subsidiary, as the case may be, in the reasonable determination of the Board of Directors or senior management of the Company, UPC NL Holdco or an Affiliate Covenant Party or are on terms not materially less favorable than those that could reasonably have been obtained from an unaffiliated party;

(7) the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, directors, executives or officers of any Parent, of the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary;

(8) the performance of obligations of the Company, UPC NL Holdco, an Affiliate Covenant Party or any of the Restricted Subsidiaries under (a) the terms of any agreement to which the Company, UPC NL Holdco, an Affiliate Covenant Party or any of the Restricted Subsidiaries is a party as of or on the Signing Date, or (b) any agreement entered into after the Signing Date on substantially similar terms to an agreement under clause (a) of this clause (8), in each case, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any such agreement or amendment, modification, supplement, extension or renewal to such agreement, in each case, entered into after the Signing Date will be permitted to the extent that its terms are not materially more disadvantageous to the Lenders than the terms of the agreements in effect on the Signing Date;

(9) any transaction with a Receivables Entity effected as part of a Qualified Receivables Transaction, acquisitions of Permitted Investments in connection with a Qualified Receivables Transaction, and other Investments in Receivables Entities consisting of cash or Securitization Obligations;

(10) the issuance of Capital Stock or any options, warrants or other rights to acquire Capital Stock (other than Disqualified Stock) of the Company, UPC NL Holdco or an Affiliate Covenant Party to any Affiliate;

(11) the payment to any Permitted Holder of all reasonable expenses Incurred by any Permitted Holder in connection with its direct or indirect investment in the Company, UPC NL Holdco, an Affiliate Covenant Party and their Subsidiaries and unpaid amounts accrued for prior periods (but after the Signing Date);

(12) the payment to any Parent or Permitted Holder (1) of Management Fees (a) on a bona fide arm’s-length basis in the ordinary course of business, or (b) of up to the greater of €15.0 million and 0.5% of Total Assets in any calendar year, (2) for financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including without limitation in connection with loans, capital market transactions, hedging and other derivative transactions, acquisitions or divestitures, which payments are approved by a majority of the members of the Board of Directors of the Company, UPC NL Holdco or an Affiliate Covenant Party or (3) of Parent Expenses;

(13) guarantees of Indebtedness, hedging and other derivative transactions and other obligations otherwise permitted under this Agreement;

(14) if not otherwise prohibited under this Agreement, the issuance of Capital Stock (other than Disqualified Stock) or Subordinated Shareholder Loans (including the payment of cash interest thereon; provided that, after giving pro forma effect to any such cash interest payment, the Consolidated Net Leverage Ratio for the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries would not exceed 4.00 to 1.00) of the Company, UPC NL Holdco or an Affiliate Covenant Party to any direct Parent of the Company, UPC NL Holdco or an Affiliate Covenant Party or any Permitted Holder;

(15) arrangements with customers, clients, suppliers, contractors, lessors or sellers of goods or services that are negotiated with an Affiliate, in each case, which are otherwise in compliance with the terms of this Agreement; provided that the terms and conditions of any such transaction or agreement as applicable to the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries, taken as a whole are fair to the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries and are on terms not materially less favorable to the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries than those that could have reasonably been obtained in respect of an analogous transaction or agreement that would not constitute an Affiliate Transaction (in each case, as determined in good faith by the Board of Directors or the senior management of the Company, UPC NL Holdco or an Affiliate Covenant Party );

(16) (a) transactions with Affiliates in their capacity as holders of Indebtedness or Capital Stock of the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary, so long as such Affiliates are not treated materially more favorably than holders of such Indebtedness or Capital Stock generally, and (b) transactions with Affiliates in their capacity as borrowers of Indebtedness from the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary, so long as such Affiliates are not treated materially more favorably than holders of such Indebtedness generally;

(17) any tax sharing agreement or arrangement and payments pursuant thereto between or among the Ultimate Parent, the Company, UPC NL Holdco, an Affiliate Covenant Party or any other Person or a Restricted Subsidiary not otherwise prohibited by this Agreement and any payments or other transactions pursuant to a tax sharing agreement between the Company, UPC NL Holdco or an Affiliate Covenant Party and any other Person or a Restricted Subsidiary and any other Person with which the Company, UPC NL Holdco, an Affiliate Covenant Party or any of the Restricted Subsidiaries files a consolidated tax return or with which the Company, UPC NL Holdco or an Affiliate Covenant Party or any of the Restricted Subsidiaries is part of a group for tax purposes (including a fiscal unity) or any tax advantageous group contribution made pursuant to applicable legislation, provided that any such tax sharing agreement does not permit or require payments in excess of the amounts of tax that would be payable by the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries on a stand-alone basis;

(18) transactions relating to the provision of Intra-Group Services in the ordinary course of business;

(19) any transaction in the ordinary course of business between or among the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary and any Affiliate of the Company, UPC NL Holdco or an Affiliate Covenant Party that is an Unrestricted Subsidiary or a joint venture or similar entity that would constitute an Affiliate Transaction solely because the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary owns an equity interest in or otherwise controls such Unrestricted Subsidiary, joint venture or similar entity;

(20) commercial contracts entered into in the ordinary course of business between an Affiliate of the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary that are on arm’s-length terms or on a basis that senior management of the Company, UPC NL Holdco or an Affiliate Covenant Party reasonably believes allocates costs fairly; and

(21) any Related Transaction or Permitted Financing Action.

Section 4.12	Limitation on Liens

(a) The SPV Borrower, the US SPV Borrower and Ziggo Secured Finance II B.V. will not, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted SPV Liens) upon any of its property or assets, whether owned on the date of this Agreement or acquired after that date.

(b) The Company, UPC NL Holdco and an Affiliate Covenant Party will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien of any kind securing Indebtedness upon any of its property or assets (including Capital Stock of Restricted Subsidiaries), whether owned on the date of this Agreement or acquired after that date, except (1) in the case of any property or asset that does not constitute Proceeds Loan Collateral, Permitted Liens, and (2) in the case of any property or asset that constitutes Proceeds Loan Collateral, Permitted Collateral Liens.

(c) For purposes of determining compliance with this Section 4.12, (i) a Lien need not be Incurred solely by reference to one category of Permitted Liens or Permitted Collateral Liens, as applicable, but may be Incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (ii) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens or Permitted Collateral Liens, as applicable, the Company, UPC NL Holdco or an Affiliate Covenant Party shall, in its sole discretion, divide, classify or may subsequently reclassify at any time such Lien (or any portion thereof) in any manner that complies with this Section 4.12 and the definition of “Permitted Liens” or “Permitted Collateral Liens”, as applicable.

(d) With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common stock, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or liquidation preference, any fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses incurred in connection therewith and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.

Section 4.13	[INTENTIONALLY LEFT BLANK]

Section 4.14	[INTENTIONALLY LEFT BLANK]

Section 4.15	Limitation on Issuances of Guarantees of Indebtedness by Restricted Subsidiaries

(a) The Company, UPC NL Holdco and an Affiliate Covenant Party shall not permit any Restricted Subsidiary to, directly or indirectly, guarantee or otherwise become obligated under any Indebtedness of the Company, UPC NL Holdco, an Affiliate Covenant Party or any other Covenant Party in an amount in excess of €50 million unless such Restricted Subsidiary is or becomes a Proceeds Loan Guarantor on the date on which such other guarantee or Indebtedness is Incurred (or as soon as reasonably practicable thereafter); provided that:

(1) if such Restricted Subsidiary is not a Significant Subsidiary, such Restricted Subsidiary shall only be obligated to guarantee the payment of the Proceeds Loans if such Indebtedness is Indebtedness of the Company, UPC NL Holdco or an Affiliate Covenant Party;

(2) if the Indebtedness is pari passu in right of payment to the Proceeds Loans, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall rank pari passu in right of payment to its guarantees of the Proceeds Loans;

(3) if the Indebtedness is subordinated in right of payment to the Proceeds Loans, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to the guarantees of the Proceeds Loans substantially to the same extent as such Indebtedness is subordinated in right of payment to the Proceeds Loans;

(4) a Restricted Subsidiary’s guarantee may be limited in amount to the extent required by fraudulent conveyance, thin capitalization, corporate benefit, financial assistance or other similar laws (but, in such a case (a) each of the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries will use their reasonable best efforts to overcome the relevant legal limit and will procure that the relevant Restricted Subsidiary undertakes all whitewash or similar procedures which are legally available to eliminate the relevant limit and (b) the relevant guarantee shall be given on an equal and ratable basis with the guarantee of any other Indebtedness giving rise to the obligation to guarantee the Proceeds Loans); and

(5) for so long as it is not permissible under applicable law for a Restricted Subsidiary to become a guarantor, such Restricted Subsidiary need not become a guarantor (but, in such a case, each of the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries will use their reasonable best efforts to overcome the relevant legal prohibition precluding the giving of the guarantee and will procure that the relevant Restricted Subsidiary undertakes all whitewash or similar procedures which are legally available to eliminate the relevant legal prohibition, and shall give such guarantee at such time (and to the extent) that it thereafter becomes permissible).

(b) Section 4.15(a) shall not apply to: (1) the granting by such Restricted Subsidiary of a Permitted Lien under circumstances which do not otherwise constitute the guarantee of Indebtedness of the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary; or (2) the guarantee by any Restricted Subsidiary of Indebtedness that refinances Indebtedness which benefited from a guarantee by any Restricted Subsidiary Incurred in compliance with this covenant immediately prior to such refinancing.

(c) Notwithstanding the foregoing, any guarantee of the Proceeds Loans created pursuant to the provisions described in Section 4.15(a) shall provide by its terms that it shall be automatically and unconditionally released and discharged upon the occurrence of any events described in clauses (1) through (10) under Section 1.03 (Release of the Proceeds Loan Guarantees) of Schedule 20 (Releases).

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Section 4.17	Impairment of Liens

(a) The SPV Borrower, the US SPV Borrower and Ziggo Secured Finance II B.V. shall not take or omit to take any action that would have the result of materially impairing any Lien in the SPV Collateral granted under the SPV Security Documents (it being understood, subject to the proviso below, that the Incurrence of Permitted SPV Liens shall under no circumstances be deemed to materially impair any Lien in the SPV Collateral granted under the SPV Security Documents) for the benefit of the Facility Agent, the SPV Security Trustee and the Finance Parties, and the SPV Borrower, the US SPV Borrower and Ziggo Secured Finance II B.V. shall not grant to any Person other than the SPV Security Trustee, for the benefit of the Facility Agent, the SPV Security Trustee and the Finance Parties and the other beneficiaries described in the SPV Security Documents and the Collateral Sharing Agreement, any interest in any of the SPV Collateral, except that (1) the SPV Borrower, the US SPV Borrower and Ziggo Secured Finance II B.V. may Incur Permitted SPV Liens and (2) the SPV Collateral may be discharged and released in accordance with this Agreement, the SPV Security Documents and the Collateral Sharing Agreement; provided however, that, except with respect to any discharge or release of SPV Collateral in accordance with this Agreement, the SPV Security Documents or the Collateral Sharing Agreement, in connection with the Incurrence of Liens for the benefit of the Facility Agent, the SPV Security Trustee and the Finance Parties, or the release or replacement of any SPV Collateral in compliance with the terms of this Agreement, no SPV Security Document may be amended, extended, renewed, restated, supplemented or otherwise modified or replaced, except that, at the direction of the SPV Borrower, the US SPV Borrower or Ziggo Secured Finance II B.V. and without the consent of the Finance Parties, the Facility Agent and the SPV Security Trustee may from time to time (subject to customary protections and indemnifications from the Company) enter into one or more amendments to the SPV Security Documents to: (a) cure any ambiguity, omission, manifest error, defect or inconsistency therein; (b) provide for Permitted SPV Liens; (c) provide for the release of any Lien on any properties and assets constituting SPV Collateral from the Lien of the SPV Security Documents, provided that such release is followed by the substantially concurrent re-taking of a Lien of at least equivalent priority over the same properties and assets securing the Facilities; and (d) make any other change that does not adversely affect the Finance Parties in any material respect, provided that, contemporaneously with any such action in clauses (b), (c) and (d), the Company delivers to the Facility Agent either (i) a solvency opinion, in form and substance reasonably satisfactory to the Facility Agent, from an Independent Financial Advisor confirming the solvency of the SPV Borrower, the US SPV Borrower and Ziggo Secured Finance II B.V. and their Subsidiaries (as applicable), taken as a whole, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement, or (ii) a certificate from the responsible financial or accounting officer of the relevant grantor (acting in good faith) which confirms the solvency of the Person granting such Lien after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement or (iii) an Opinion of Counsel, in form and substance reasonably satisfactory to the Facility Agent, confirming that, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement, the Lien or Liens created under the SPV Security Documents, as applicable, so amended, extended, renewed, restated, supplemented, modified or replaced are valid and perfected (if such concept is applicable under the jurisdiction where such Lien is granted) Liens not otherwise subject to any limitation, imperfection or new hardening period, in equity or at law, that such Lien or Liens were not otherwise subject to immediately prior to such amendment, extension, renewal, restatement, supplement, modification or replacement. In the event that the SPV Borrower, the US SPV Borrower and Ziggo Secured Finance II B.V. comply with the requirements of this covenant, the Facility Agent shall (subject to customary protections and indemnifications) consent to any such amendment, extension, renewal, restatement, supplement, modification or replacement without the need for instructions from the Finance Parties.

(b) The Company, UPC NL Holdco and an Affiliate Covenant Party shall not, and shall not permit any Restricted Subsidiary to, take or omit to take any action that would have the result of materially impairing any Lien in the Proceeds Loan Collateral granted under the Security Documents (it being understood, subject to the proviso below, that the Incurrence of Permitted Collateral Liens shall under no circumstances be deemed to materially impair any Lien in the Proceeds Loan Collateral granted under the Security Documents) for the benefit of the SPV Borrower or the US SPV Borrower as lender under the Proceeds Loans, and the Company, UPC NL Holdco and an Affiliate Covenant Party shall not, and the Company, UPC NL Holdco and an Affiliate Covenant Party shall not permit any Restricted Subsidiary to, grant to any Person other than the SPV Borrower or the US SPV Borrower as lender under the Proceeds Loans and the other beneficiaries described in the Security Documents and the Intercreditor Agreement, any interest in any of the Proceeds Loan Collateral, except that (1) the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries may Incur Permitted Collateral Liens, (2) the Proceeds Loan Collateral may be discharged and released in accordance with the Proceeds Loans, this Agreement, the Security Documents and the Intercreditor Agreement, and (3) the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries may consummate any other transaction permitted under Section 5.01 provided, however, that, except with respect to any discharge or release of Proceeds Loan Collateral in accordance with the Proceeds Loans, this Agreement, the Security Documents or the Intercreditor Agreement, in connection with the Incurrence of Liens for the benefit of the SPV Borrower or the US SPV Borrower as lender under the Proceeds Loans, or the release or replacement of any Proceeds Loan Collateral in compliance with the terms of this Agreement, no Security Document may be amended, extended, renewed, restated, supplemented or otherwise modified or replaced, except that, without the consent of the Lenders, the Company, UPC NL Holdco, an Affiliate Covenant Party, the Security Agent and the other parties thereto may from time to time enter into one or more amendments to the Security Documents to: (a) cure any ambiguity, omission, manifest error, defect or inconsistency therein; (b) provide for Permitted Collateral Liens; (c) make any change necessary or desirable, in the good faith determination of the Company in order to implement transactions permitted under Section 5.01; (d) provide for the release of any Lien on any properties and assets constituting Proceeds Loan Collateral from the Lien of the Security Documents, provided that such release is followed by the substantially concurrent re-taking of a Lien of at least equivalent priority over the same properties and assets securing the Proceeds Loans; and (e) make any other change that does not adversely affect the Finance Parties in any material respect, provided that, contemporaneously with any such action in clauses (b), (d) and (e), the Company delivers to the Facility Agent either (i) a solvency opinion, in form and substance reasonably satisfactory to the Facility Agent, from an Independent Financial Advisor confirming the solvency of the Company, UPC NL Holdco, an Affiliate Covenant Party and their Subsidiaries, taken as a whole, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement, or (ii) a certificate from the responsible financial or accounting officer of the relevant grantor (acting in good faith) which confirms the solvency of the Person granting such Lien after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement or (iii) an Opinion of Counsel, in form and substance reasonably satisfactory to the Facility Agent, confirming that, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement, the Lien or Liens created under the Security Documents, as applicable, so amended, extended, renewed, restated, supplemented, modified or replaced are valid and perfected Liens not otherwise subject to any limitation, imperfection or new hardening period, in equity or at law, that such Lien or Liens were not otherwise subject to immediately prior to such amendment, extension, renewal, restatement, supplement, modification or replacement.

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Section 4.23	Additional Collateral Sharing Agreement; Additional Intercreditor Agreements

(a) At the request of the SPV Borrower or the US SPV Borrower, in connection with the Incurrence by the SPV Borrower or the US SPV Borrower of any Indebtedness that is permitted to share the SPV Collateral pursuant to the definition of Permitted SPV Lien, the SPV Borrower, the US SPV Borrower, Ziggo Secured Finance II B.V., the Facility Agent and the SPV Security Trustee shall enter into with the holders of such Indebtedness (or their duly authorized Representatives) a collateral sharing agreement, including a restatement, accession, amendment or other modification of an existing collateral sharing agreement (an “Additional Collateral Sharing Agreement”), on substantially the same terms as the Collateral

Sharing Agreement (or terms not materially less favorable to the holders); provided, that such Additional Collateral Sharing Agreement will not impose any personal obligations on the SPV Security Trustee or adversely affect the personal rights, duties, liabilities or immunities of the SPV Security Trustee under this Agreement or the Additional Collateral Sharing Agreement.

(b) At the direction of the SPV Borrower or the US SPV Borrower and without the consent of the Finance Parties, the Facility Agent and the SPV Security Trustee will from time to time enter into one or more amendments to the Collateral Sharing Agreement or any Additional Collateral Sharing Agreement to: (i) cure any ambiguity, omission, manifest error, defect or inconsistency therein; (ii) add other parties (such as representatives of new issuances of Indebtedness) thereto; (iii) further secure the Facilities (including Additional Facilities); (iv) make provision for equal and ratable grants of Liens on the SPV Collateral to secure Additional Facilities or to implement any Permitted SPV Liens; (v) make any other change to the Collateral Sharing Agreement or such Additional Collateral Sharing Agreement to provide for additional Indebtedness (including with respect to any Collateral Sharing Agreement or Additional Collateral Sharing Agreement, the addition of provisions relating to new Indebtedness ranking junior in right of payment to the Facilities) or other obligations that are permitted by the terms of this Agreement to be Incurred and secured by a Lien on the SPV Collateral on a senior, pari passu or junior basis with the Liens securing the Facilities, (vi) amend the Collateral Sharing Agreement or any Additional Collateral Sharing Agreement in accordance with the terms thereof or; (vii) implement any transaction in connection with the renewal, extension, refinancing, replacement or increase of any Indebtedness that is secured by the SPV Collateral and that is not prohibited by this Agreement; or (viii) make any other change thereto that does not adversely affect the rights of the Finance Parties in any material respect; provided that no such changes shall be permitted to the extent they affect the ranking of the Facilities, enforcement of Liens over the SPV Collateral, the application of proceeds from the enforcement of the SPV Collateral or the release of any Security in a manner than would adversely affect the rights of the Finance Parties in any material respect except as otherwise permitted by this Agreement, the Collateral Sharing Agreement or any Additional Collateral Sharing Agreement immediately prior to such change. The SPV Borrower or the US SPV Borrower will not otherwise direct the Facility Agent or the SPV Security Trustee to enter into any amendment to the Collateral Sharing Agreement or, if applicable, any Additional Collateral sharing Agreement, without the consent of the Instructing Group, except as described above or otherwise permitted by Clause 44 (Amendments), and the SPV Borrower or the US SPV Borrower may only direct the Facility Agent or the SPV Security Trustee to enter into any amendment to the extent such amendment does not impose any personal obligations on the Facility Agent or the SPV Security Trustee or, in the opinion of the Facility Agent or the SPV Security Trustee, adversely affect their respective rights, duties, liabilities or immunities under this Agreement or the Collateral Sharing Agreement or any Additional Collateral Sharing Agreement.

(c) In relation to the Collateral Sharing Agreement or an Additional Collateral Sharing Agreement, the Facility Agent shall consent on behalf of the Lenders to the payment, repayment, purchase, repurchase, defeasance, acquisition, retirement or redemption of any obligations subordinated to the Facilities thereby; provided, however, that such transaction would comply with the covenant described under Section 4.07.

Section 4.24	Intercreditor Agreement; Additional Intercreditor Agreements

(a) The SPV Borrower and the US SPV Borrower, as lenders under the Original Proceeds Loan, will become party to the Intercreditor Agreement on the Signing Date.

(b) At the request of the Company, UPC NL Holdco or an Affiliate Covenant Party, in connection with the Incurrence by a Covenant Party of any Indebtedness that is permitted to share the Proceeds Loan Collateral pursuant to the definition of Permitted Collateral Lien, the Covenant Parties, the SPV Borrower and the US SPV Borrower as lenders under the Proceeds Loans and the Security Agent shall enter into with the holders of such Indebtedness (or their duly authorized Representatives) an intercreditor agreement, including a restatement, accession, amendment or other modification of an existing intercreditor agreement (an “Additional Intercreditor Agreement”), on substantially the same terms as the Intercreditor Agreement (or terms not materially less favorable to the SPV Borrower and the US SPV Borrower as lenders under the Proceeds Loans).

(c) At the direction of the Company, UPC NL Holdco or an Affiliate Covenant Party and without the consent of the Lenders, the SPV Borrower and the US SPV Borrower as lenders under the Proceeds Loans will from time to time enter into one or more amendments to the Intercreditor Agreement or any Additional Intercreditor Agreement to: (i) cure any ambiguity, omission, manifest error, defect or inconsistency therein; (ii) add other parties (such as representatives of new issuances of Indebtedness) thereto; (iii) further secure the Proceeds Loans (including Additional Proceeds Loans); (iv) make provision for equal and ratable grants of Liens on the Proceeds Loan Collateral to secure Additional Proceeds Loans or to implement any Permitted Collateral Liens; (v) make any other change to the Intercreditor Agreement or such Additional Intercreditor Agreement to provide for additional Indebtedness (including with respect to any Intercreditor Agreement or Additional Intercreditor Agreement, the addition of provisions relating to new Indebtedness ranking junior in right of payment to the Proceeds Loans) or other obligations that are permitted by the terms of this Agreement to be Incurred and secured by a Lien on the Proceeds Loan Collateral on a senior, pari passu or junior basis with the Liens securing the Proceeds Loans, (vi) add Restricted Subsidiaries to the Intercreditor Agreement or an Additional Intercreditor Agreement, (vii) amend the Intercreditor Agreement or any Additional Intercreditor Agreement in accordance with the terms thereof or; (viii) make any change necessary or desirable, in the good faith determination of the Board of Directors or senior management of the Company, UPC NL Holdco or an Affiliate Covenant Party , in order to implement any transaction that is subject to Section 5.01; (ix) implement any transaction in connection with the renewal, extension, refinancing, replacement or increase of any Indebtedness that is secured by the Proceeds Loan Collateral and that is not prohibited by this Agreement; or (x) make any other change thereto that does not adversely affect the rights of the SPV Borrower or the US SPV Borrower as lenders under the Proceeds Loans in any material respect; provided that no such changes shall be permitted to the extent they affect the ranking of the Proceeds Loans, enforcement of Liens over the Proceeds Loan Collateral, the application of proceeds from the enforcement of the Proceeds Loan Collateral or the release of any Proceeds Loan Collateral in a manner that would adversely affect the rights of the SPV Borrower or the US SPV Borrower as lenders under the Proceeds Loans in any material respect except as otherwise permitted by this Agreement, the Intercreditor Agreement or any Additional Intercreditor Agreement immediately prior to such change. Neither the Company nor UPC NL Holdco will otherwise direct the SPV Borrower or the US SPV Borrower as lenders under the Proceeds Loans to enter into any amendment to the Intercreditor Agreement or, if applicable, any Additional Intercreditor Agreement, without the consent of the Instructing Group, except as described above or otherwise permitted by Clause 44 (Amendments)

(d) In relation to the Intercreditor Agreement or an Additional Intercreditor Agreement, the SPV Borrower or the US SPV Borrower shall consent to the payment, repayment, purchase, repurchase, defeasance, acquisition, retirement or redemption of any obligations subordinated to the Original Proceeds Loan thereby; provided, however, that such transaction would comply with Section 4.07.

Section 4.25	Suspension of Covenants on Achievement of Investment Grade Status

If, during any period after the Signing Date, the Facilities have achieved and continue to maintain Investment Grade Status and no Event of Default has occurred and is continuing (such period hereinafter referred to as an “Investment Grade Status Period”), then the Company, UPC NL Holdco, an Affiliate Covenant Party, the SPV Borrower or the US SPV Borrower will notify the Facility Agent of this fact and beginning on such date, the covenants in this Agreement described under Section 4.07, Section 4.08, Section 4.09, Section 4.10, Section 4.11, Clause 14.1 and the provisions of Section 5.01(a)(3) and any related default provisions of this Agreement will be suspended and will not, during such Investment Grade Status Period, be applicable to the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries (or, with respect to Clause 14.1 (Change of Control), the SPV Borrower or the US SPV Borrower). No action taken during an Investment Grade Status Period or prior to an Investment Grade Status Period in compliance with the covenants then applicable will require reversal or constitute a default under the Covenant Agreement or this Agreement in the event that suspended covenants are subsequently reinstated or suspended, as the case may be. An Investment Grade Status Period will terminate immediately upon the failure of the Facilities to maintain Investment Grade Status (the “Reinstatement Date”). The Company, UPC NL Holdco, an Affiliate Covenant Party, the SPV Borrower or the US SPV Borrower will promptly notify the Facility Agent in writing of any failure of the Facilities to maintain Investment Grade Status and the Reinstatement Date.

Section 4.26	Limited Condition Transaction

In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of the Indenture which requires that no Default or Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Company, UPC NL Holdco or an Affiliate Covenant Party, be deemed satisfied, so long as no Default or Event of Default, as applicable, exists on the date the definitive agreement (or other relevant definitive documentation) for such Limited Condition Transaction is entered into. For the avoidance of doubt, if the Company, UPC NL Holdco or an Affiliate Covenant Party has exercised its option under the first sentence of this paragraph, and any Default or Event of Default occurs following the date such definitive agreement for a Limited Condition Transaction is entered into and prior to the consummation of such Limited Condition Transaction, any such Default or Event of Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted hereunder.

In connection with any action being taken in connection with a Limited Condition Transaction for purposes of:

(1) determining compliance with any provision of the Indenture which requires the calculation of any financial ratio or test, including the Consolidated Net Leverage Ratio; or

(2) testing baskets set forth in the Indenture (including baskets measured as a percentage or multiple, as applicable, of Total Assets or Pro forma EBITDA);

in each case, at the option of the Company, UPC NL Holdco or an Affiliate Covenant Party (the Company’s , UPC NL Holdco’s or an Affiliate Covenant Party’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date the definitive agreement (or other relevant definitive documentation) for such Limited Condition Transaction is entered into (the “LCT Test Date”); provided, however, that the Company, UPC NL Holdco or an Affiliate Covenant Party shall be entitled to subsequently elect, in its sole discretion, the date of consummation of such Limited Condition Transaction instead of the LCT Test Date as the applicable date of determination, and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any Incurrence of Indebtedness and the use of proceeds thereof), as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Pro forma EBITDA” and “Consolidated Net Leverage Ratio”, the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary could have taken such action on the relevant LCT Test Date in compliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with.

If the Company, UPC NL Holdco or an Affiliate Covenant Party has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Pro forma EBITDA or Total Assets, of the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries or the Person or assets subject to the Limited Condition Transaction (as at each reference to the “Company”, “UPC NL Holdco”, or “Affiliate Covenant Party”, as applicable), in such definition was to such Person or assets) at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the Company, UPC NL Holdco or an Affiliate Covenant Party has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio, test or basket availability under the Indenture (including with respect to the Incurrence of Indebtedness or Liens, or the making of Asset Dispositions, acquisitions, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Company, UPC NL Holdco, an Affiliate Covenant Party, or any Restricted Subsidiary or the designation of an Unrestricted Subsidiary) on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any Incurrence of Indebtedness and the use of proceeds thereof) have been consummated.

Section 5.01	Merger and Consolidation

(a) The SPV Borrower, the US SPV Borrower and Ziggo Secured Finance II B.V. will not consolidate with, or merge with or into, or convey, transfer or lease all or substantially all of its assets to, any Person.

(b) No Proceeds Loan Borrower will consolidate with, or merge with or into, or convey, transfer or lease all or substantially all of their assets to, any Person, unless:

(1) the resulting, surviving or transferee Person (the “Successor Company”) will be a corporation, partnership, trust or limited liability company organized and existing under the laws of any member of the state of the European Union that is a member of the European Union on the date of this Agreement, Bermuda, the Cayman Islands, or the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not such Proceeds Loan Borrower) will expressly assume all the obligations of such Proceeds Loan Borrower under the applicable Proceeds Loan and the Covenant Agreement;

(2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3) either (a) immediately after giving effect to such transaction, the Company, UPC NL Holdco and an Affiliate Covenant Party, or such Successor Company, would be able to Incur at least an additional €1.00 of Indebtedness pursuant to Section 4.09(b) or (b) the Consolidated Net Leverage Ratio of the Company, UPC NL Holdco and an Affiliate Covenant Party, or such Successor Company, would be no greater than that of the Company, UPC NL Holdco and an Affiliate Covenant Party immediately prior to giving effect to such transaction; and

(4) the Company shall have delivered to the Facility Agent an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and the Accession Notice (if any) comply with this Agreement; provided that in giving such opinion, such counsel may rely on an Officers’ Certificate as to compliance with Section 5.01(b)(2) and Section 5.01(b)(3) above and as to any matters of fact.

(c) No Covenant Party (other than the Proceeds Loan Borrowers) will consolidate with, or merge with or into, or convey, transfer or lease all or substantially all of their assets to, any Person, other than a Covenant Party (other than in connection with a transaction that does not constitute an Asset Disposition or a transaction that is permitted under Section 4.10), unless:

(1) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(2) either:

(A) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger will expressly assume all the obligations of the Covenant Party under the applicable Proceeds Loan Guarantee and the Covenant Agreement; or

(B) the Net Cash Proceeds of such transaction are applied in accordance with the applicable provisions of this Agreement.

(d) For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, one or more Subsidiaries of UPC NL Holdco or one or more Subsidiaries of an Affiliate Covenant Party (as applicable), which properties and assets, if held by the Company, UPC NL Holdco or an Affiliate Covenant Party (as applicable) instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company, UPC NL Holdco or an Affiliate Covenant Party (as applicable) on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company, UPC NL Holdco or an Affiliate Covenant Party (as applicable).

(e) The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company, UPC NL Holdco or an Affiliate Covenant Party (as applicable) under this Agreement, and upon such substitution, the predecessor Company will be released from its obligations under this Agreement, but, in the case of a lease of all or substantially all its assets, the predecessor company will not be released from the obligation to pay the principal of and interest on the Proceeds Loans.

(f) The provisions set forth in this Section 5.01 shall not restrict (and shall not apply to): (i) any merger, consolidation or transfer of assets reasonably required to effect or consummate any Related Transaction (provided that, for the purposes of this clause (i), Section 5.01(b)(1) shall apply to any such transaction), (ii) any Restricted Subsidiary (a “Merging Subsidiary”) from consolidating with, merging or liquidating into or transferring all or substantially all of its properties and assets to the Company, UPC NL Holdco, an Affiliate Covenant Party or any other Restricted Subsidiary provided that, for the purposes of this clause (ii), Section 5.01(b)(1) and Section 5.01(c)(2) shall apply to any Merging Subsidiary that is a Proceeds Loan Borrower or a Covenant Party, as applicable and (iii) the Company, UPC NL Holdco or an Affiliate Covenant Party consolidating into or merging or combining with an Affiliate incorporated or organized for the purpose of changing the legal domicile of such entity, reincorporating such entity in another jurisdiction, or changing the legal form of such entity, provided that, for the purposes of this clause (iii), Section 5.01(b)(1), Section 5.01(b)(2), Section 5.01(b)(4), Section 5.01(c)(1) and Section 5.01(c)(2) shall apply to any such transaction.

Section 5.02	[INTENTIONALLY LEFT BLANK]

Section 5.03	Limitation on SPV Borrower, US SPV Borrower and Ziggo Secured Finance II B.V. Activities

(a) Prior to the SPV Structure Termination Date, the SPV Borrower, the US SPV Borrower and Ziggo Secured Finance II B.V. will not engage in any business activity or undertake any other activity, except any activity:

(1) relating to the offering, sale or issuance of the Facilities, any Additional Facilities and any Additional Debt permitted to be incurred under this Agreement or relating to borrowing under this Agreement (including the lending of the proceeds of such sale of the Facilities, any Additional Facilities or any Additional Debt to one or more Covenant Parties);

(2) undertaken with the purpose of, and directly related to, fulfilling its obligations or exercising its rights under this Agreement, the Note Security Documents, the Proceeds Loan, the Covenant Agreements, the Collateral Sharing Agreement, the Intercreditor Agreement, any Security Documents or any other document relating to this Agreement, the Original Proceeds Loan, any Additional Proceeds Loans or any other Additional Debt permitted to be incurred under this Agreement, including the Incurrence of Permitted SPV Liens and the making of Permitted SPV Investments;

(3) directly related to or reasonably incidental to the establishment and maintenance of the SPV Borrower, the US SPV Borrower and Ziggo Secured Finance II B.V.’s corporate existence;

(4) directly related to investing amounts received by the SPV Borrower, the US SPV Borrower or Ziggo Secured Finance II B.V. (other than amounts not corresponding to required payments under this Agreement) in such manner not otherwise prohibited by this Agreement;

(5) other transactions of a type customarily entered into by orphan financing companies;

(6) directly related to or reasonably incidental to the ownership of the shares of its Subsidiaries and conducting activities related to, or reasonably incidental to, the establishment or maintenance of its or its Subsidiaries’ corporate existence;

(7) directly related to or reasonably incidental to other activities not specifically enumerated above that are de minimis in nature or that are of the same nature as activities exercised by the SPV Borrower, the US SPV Borrower and Ziggo Secured Finance II B.V. on the Signing Date;

(8) directly related to the making of Permitted SPV Investments and Permitted SPV Maintenance Payments and the granting of Permitted SPV Liens;

(9) directly related to or reasonably incidental to the Ziggo Group Combination; or

(10) in connection with any Permitted Financing Action.

(b) Prior to the SPV Structure Termination Date, the SPV Borrower, the US SPV Borrower and Ziggo Secured Finance II B.V. will not:

(1) issue any Capital Stock (other than, in the case of the SPV Borrower, to the Senior Notes Issuer, and in the case of the US SPV Borrower, to the SPV Borrower and Ziggo Secured Finance II B.V., and in the case of Ziggo Secured Finance II B.V., to the SPV Borrower);

(2) take any action which would cause it to no longer satisfy the requirements of an available exemption from the provisions of the U.S. Investment Company Act of 1940, as amended;

(3) commence or take any action or facilitate a winding-up, liquidation, dissolution or other analogous proceeding;

(4) amend its constitutive documents in any manner which would adversely affect the rights of the Finance Parties in any material respect; or

(5) transfer or assign any of its rights under a Proceeds Loan, except pursuant to the SPV Security Documents or in connection with a Permitted Financing Action.

(c) Except as otherwise provided in this Agreement, the SPV Borrower will take all actions that are necessary and within its power to prohibit the transfer of the issued shares in the SPV Borrower by the Senior Notes Issuer, other than pursuant to the SPV Borrower Share Pledge or the enforcement of the SPV Borrower Share Pledge in accordance with the Collateral Sharing Agreement.

(d) Except as otherwise provided in this Agreement, the US SPV Borrower will take all actions that are necessary and within its power to prohibit the transfer of the partnership interests in the US SPV Borrower held by the SPV Borrower, other than pursuant to the US SPV Borrower Partnership Pledge or the enforcement of the US SPV Borrower Partnership Pledge in accordance with the Collateral Sharing Agreement.

(e) Except as otherwise provided in this Agreement, Ziggo Secured Finance II B.V. will take all actions that are necessary and within its power to prohibit the transfer of the issued shares in Ziggo Secured Finance II B.V. by the SPV Borrower, other than pursuant to Ziggo Secured Finance II B.V. Share Pledge or the enforcement of the Ziggo Secured Finance II B.V. Share Pledge in accordance with the Collateral Sharing Agreement.

(f) Subject to the Collateral Sharing Agreement, whenever the SPV Borrower or the US SPV Borrower receives a payment or prepayment under the Proceeds Loans, it shall use the funds received solely to satisfy its obligations (to the extent of the amount owing in respect of such obligations) under this Agreement.

SCHEDULE 19

EVENTS OF DEFAULT

Save where specified to the contrary or where defined in Clause 1.1 (Definitions) of this Agreement, defined terms used in this Schedule 19 (Events of Default) shall bear the meaning given to them in Schedule 21 (Definitions). The provisions of this Schedule are to be interpreted in accordance with New York law (without prejudice to the fact that the Finance Documents are to be governed by English law).

(a)	Each of the following is an “Event of Default” under this Agreement:

(1)	default in any payment of interest or Additional Amounts on any Advance when due, which has continued for 30 days;

(2)	default in the payment of principal of or premium, if any, on any Advance when due at its Stated Maturity, upon optional redemption, upon required repurchase or otherwise;

(3)	failure by the SPV Borrower, the US SPV Borrower, Ziggo Secured Finance II B.V., the Company, UPC NL Holdco, any Affiliate Covenant Party, any other Covenant Party or any member of the Wider Group to comply for 60 days after notice specified in this Agreement with (i) its other agreements contained in the Finance Documents (other than the obligations set out in Clause 23 (Financial Covenant)) or (ii) its material obligations under the Intercreditor Agreement and/or the Security Documents provided, however, that the Covenant Parties or the Company, as applicable, shall have 90 days after receipt of such notice to remedy, or receive a waiver for, any failure to comply with the obligations to file annual, quarterly and current reports, as applicable, in accordance with Section 4.03 so long as the Covenant Parties or the Company, as applicable, is attempting to cure such failure as promptly as reasonably practicable;

(4)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for (a) money borrowed by the SPV Borrower, the US SPV Borrower, Ziggo Secured Finance II B.V., the Company, UPC NL, the Affiliate Covenant Party or any of the Restricted Subsidiaries; or (b) the payment of which is guaranteed by the SPV Borrower, the US SPV Borrower, Ziggo Secured Finance II B.V., the Company, UPC NL, the Affiliate Covenant Party or any of the Restricted Subsidiaries, other than Indebtedness owed to the SPV Borrower, the US SPV Borrower, Ziggo Secured Finance II B.V., the Company, UPC NL, the Affiliate Covenant Party or any of the Restricted Subsidiaries, whether such Indebtedness or guarantee now exists, or is created after the Signing Date, which default:

(a)	is caused by a failure to pay principal of such Indebtedness at its Stated Maturity after giving effect to any applicable grace period provided in such Indebtedness (“payment default”); or

(b)	results in the acceleration of such Indebtedness prior to its maturity;

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates €75.0 million or more;

(5)	(a) there shall have been the entry by a court of competent jurisdiction of (i) a decree or order for relief in respect of the SPV Borrower, the US SPV Borrower, Ziggo Secured Finance II B.V., the Company, UPC NL Holdco, an Affiliate Covenant Party or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited Consolidated financial statements delivered to the Lenders pursuant to Section 4.03 for the SPV Borrower, the US SPV Borrower, Ziggo Secured Finance II B.V., the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries), would constitute a Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (ii) a decree or order adjudging the SPV Borrower, the US SPV Borrower, Ziggo Secured Finance II B.V., the Company, UPC NL Holdco, an Affiliate Covenant Party or any such Significant Subsidiary or group of Restricted Subsidiaries bankrupt or insolvent, or seeking moratorium, reorganization, arrangement, adjustment or composition of or in respect of the SPV Borrower, the US SPV Borrower, Ziggo Secured Finance II B.V., the Company, UPC NL Holdco, an Affiliate Covenant Party or any such Significant Subsidiary or group of Restricted Subsidiaries under any applicable Bankruptcy Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the SPV Borrower, the US SPV Borrower, Ziggo Secured Finance II B.V., the Company, UPC NL Holdco, an Affiliate Covenant Party or any such Significant Subsidiary or group of Restricted Subsidiaries or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days;

(b) the SPV Borrower, the US SPV Borrower, Ziggo Secured Finance II B.V., the Company, UPC NL Holdco, an Affiliate Covenant Party or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements delivered to the Lenders pursuant to Section 4.03 for the SPV Borrower, the US SPV Borrower, Ziggo Secured Finance II B.V., the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries), would constitute a Significant Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, or files for or has been granted a moratorium on payment of its debts or files for bankruptcy or is declared bankrupt,

(c) the SPV Borrower, the US SPV Borrower, Ziggo Secured Finance II B.V., the Company, UPC NL Holdco, an Affiliate Covenant Party or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements delivered to the Lenders pursuant to Section 4.03 for SPV Borrower, the US SPV Borrower, Ziggo Secured Finance II B.V., the Company, UPC NL Holdco, an Affiliate

Covenant Party and the Restricted Subsidiaries), would constitute a Significant Subsidiary consents to the entry of a decree or order for relief in respect of the SPV Borrower, the US SPV Borrower, Ziggo Secured Finance II B.V., the Company, UPC NL Holdco, an Affiliate Covenant Party or such Significant Subsidiary or group of Restricted Subsidiaries in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency or proceeding against it,

(d) the SPV Borrower, the US SPV Borrower, Ziggo Secured Finance II B.V., the Company, UPC NL Holdco, an Affiliate Covenant Party or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements delivered to the Lenders pursuant to Section 4.03 for SPV Borrower, the US SPV Borrower, Ziggo Secured Finance II B.V., the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries), would constitute a Significant Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable Bankruptcy Law (other than a solvent reorganization for purposes of transferring assets among the SPV Borrower, the US SPV Borrower and the Restricted Subsidiaries),

(e) the SPV Borrower, the US SPV Borrower, Ziggo Secured Finance II B.V., the Company, UPC NL Holdco, an Affiliate Covenant Party or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements delivered to the Lenders pursuant to Section 4.03 for SPV Borrower, the US SPV Borrower, Ziggo Secured Finance II B.V., the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries), would constitute a Significant Subsidiary (i) consents to the filing of such petition or the appointment of, or taking possession by, an administrator, custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the SPV Borrower, the US SPV Borrower, Ziggo Secured Finance II B.V., the Company, UPC NL Holdco, an Affiliate Covenant Party or such Significant Subsidiary or group of Restricted Subsidiaries or of any substantial part of their respective properties, (ii) makes an assignment for the benefit of creditors or (iii) admits in writing its inability to pay its debts generally as they become due,

(f) the whole or any substantial part of the assets of the SPV Borrower, the US SPV Borrower, Ziggo Secured Finance II B.V., the Company, UPC NL Holdco, an Affiliate Covenant Party or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements delivered to the Lenders pursuant to Section 4.03 for SPV Borrower, the US SPV Borrower, Ziggo Secured Finance II B.V., the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries), would constitute a Significant Subsidiary have been placed under administration, or

(g) the SPV Borrower, the US SPV Borrower, Ziggo Secured Finance II B.V., the Company, UPC NL Holdco, an Affiliate Covenant Party or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements delivered to the Lenders pursuant to Section 4.03 for SPV Borrower, the US SPV Borrower,

Ziggo Secured Finance II B.V., the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries), would constitute a Significant Subsidiary takes any corporate action in furtherance or any such actions in sub-clauses (b) through (f) of Section (a)(5) of this Schedule 19;

(6)	failure by the SPV Borrower, the US SPV Borrower, Ziggo Secured Finance II B.V., the Company, UPC NL Holdco, an Affiliate Covenant Party or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited Consolidated financial statements delivered to the Lenders pursuant to the covenant described under Section 4.03 for the SPV Borrower, the US SPV Borrower, Ziggo Secured Finance II B.V., Company, UPC NL Holdco, an Affiliate Covenant Party and its Restricted Subsidiaries, would constitute a Significant Subsidiary, to pay final judgments aggregating in excess of €75.0 million (net of any amounts that a solvent insurance company has acknowledged liability for), which judgments are not paid, discharged or stayed for a period of 60 days;

(7)	(i) any Proceeds Loan or Proceeds Loan Guarantee of a Significant Subsidiary ceases to be in full force and effect (except in accordance with the terms of this Agreement) or is declared invalid or unenforceable in a judicial proceeding; (ii) it is or becomes unlawful for any Covenant Party or “Intra-Group Lender” (as defined in the Intercreditor Agreement) to perform any of its payment obligations or other material obligations under the Finance Documents and/or the Proceeds Loan Finance Documents to which it is party; or (iii) any Covenant Party or “Intra-Group Lender” (as defined in the Intercreditor Agreement) repudiates any Finance Document and/or the Proceeds Loan Finance Documents to which it is party and, in each case, such Default continues for 30 days after the notice specified in this Agreement; or

(8)	any Lien in the Proceeds Loan Collateral created under Security Documents having a fair market value of in excess of €100.0 million, or any Lien in the SPV Collateral created under the SPV Security Documents, (a) at any time, ceases to be in full force and effect in any material respect for any reason other than as a result of its release in accordance with this Agreement and the SPV Security Documents or the Security Documents, as applicable, or (b) is declared invalid or unenforceable in a judicial proceeding and, in each case, and such Default continues for 60 days after the notice specified in this Agreement; or

(9)	(i) any Indebtedness of a member of the Bank Group is not paid when due or within any originally applicable grace period; (ii) any Indebtedness of a member of the Bank Group becomes prematurely due and payable or is placed on demand, in each case as a result of an event of default (howsoever described) under the document relating to that Indebtedness; or (iii) any Indebtedness of a member of the Bank Group becomes capable of being declared prematurely due and payable or placed on demand, in each case as a result of an event of default (howsoever described) under the document relating to that Indebtedness ; provided that it shall not be an Event of Default under this clause (9) if:

(a)	where the principal amount (or, if the relevant Indebtedness relates to a Hedging Agreement, the amount or value (as applicable)) of the Indebtedness is less than €75,000,000 or the equivalent in other currencies;

(b)	if the circumstance which would otherwise have caused an Event of Default under this clause (9) is being contested in good faith by appropriate action;

(c)	if the Indebtedness is cash-collateralised and such cash is available for application in satisfaction of such Indebtedness;

(d)	if the Indebtedness relates to Hedging Agreements in respect of which a termination event occurs as a result of the refinancing or redemption of any Indebtedness of the Bank Group or any Parent;

(e)	if such Indebtedness is owed by one member of the Bank Group to another member of the Bank Group;

(f)	in the case of the Corporate Acquisition of an entity which results in that entity becoming a member of the Bank Group, for a period of 180 days following completion of that Corporate Acquisition, by reason only of an event of default (however described) arising in relation to the Indebtedness of that acquired entity as a result only of the Corporate Acquisition of that acquired entity, provided that such Indebtedness is not placed on demand or becomes prematurely due and payable; or

(g)	that event of default (howsoever described) under the document relating to that Indebtedness is remedied or cured by the Borrowers, an Affiliate Covenant Party or its Restricted Subsidiaries or waived by the holders of the relevant Indebtedness at any time up to the date that falls 20 days after the occurrence of that event of default (howsoever described);

(10)	a representation or warranty made or repeated by the SPV Borrower, the US SPV Borrower, Ziggo Secured Finance II B.V., the Company, UPC NL Holdco, any Affiliate Covenant Party or any Covenant Party in or in connection with any Finance Document or any Proceeds Loan Finance Document in any certificate or statement delivered by or on behalf of the SPV Borrower, the US SPV Borrower, Ziggo Secured Finance II B.V., the Company or any Covenant Party under or in connection with any Finance Document is incorrect in any material respect when made or deemed to have been made or repeated and, in the event that any representation or warranty is capable of remedy, the misrepresentation is not remedied within 28 days of the earlier of the date on which (i) the SPV Borrower, the US SPV Borrower, Ziggo Secured Finance II B.V., the Company or any Covenant Party has become aware of the misrepresentation or (ii) the Facility Agent gives notice to the Company requiring the same to be remedied; or

(11)	any of the following occurs in respect of a US Borrower or a US Obligor that is a Material Subsidiary:

(a)	it makes a general assignment for the benefit of creditors;

(b)	it commences a voluntary case or proceeding under any U.S. Bankruptcy Law;

(c)	an involuntary case under any U.S. Bankruptcy Law is commenced against it and is not dismissed or stayed within 60 days after commencement of the case; or

(d)	an order for relief or other order approving any case or proceeding is entered under any U.S. Bankruptcy Law; or

(12)	the Company does not comply with, subject to the expiry of the cure period in Clause 23.5 (Cure Provisions), the requirements of Clause 23 (Financial Covenant).

(b) In the event of the occurrence of any Default or Event of Default described in clause (3) above with respect to any covenant, agreement or undertaking in this Agreement applicable to any Covenant Party, such Covenant Party will be deemed to be in default of its corresponding obligations under the Covenant Agreement.

(c) However, a default under clauses (3), (7), (8) or (9) of paragraph (a) above will not constitute an Event of Default until the Facility Agent or the Instructing Group notify the Company of the default and the Company does not cure such default within the time specified in clauses (3), (7), (8) or (9) of the immediately preceding paragraph after receipt of such notice.

SCHEDULE 21

DEFINITIONS

These definitions apply for the purposes of Schedule 18 (Covenants), Schedule 19 (Events of Default) and Schedule 20 (Releases) and are to be interpreted in accordance with New York law (without prejudice to the fact that the Finance Documents are to be governed by English law).

“Acquisition” means the acquisition by LGE Holdco VII B.V. of shares in Ziggo N.V. following a recommended public offer pursuant to a merger protocol agreement dated January 27, 2014.

“Acquired Indebtedness” means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional Amounts” means any payment required to be made by an Obligor in accordance with Clause 19.2 (Tax Gross-Up).

“Additional Assets” means:

(1)	any property or assets (other than Indebtedness and Capital Stock) to be used by the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary in a Related Business or are otherwise useful in a Related Business (it being understood that capital expenditure on property or assets already used in a Related Business or to replace any property or assets that are the subject of such Asset Disposition or any operating expenses Incurred in the day-to-day operations of a Related Business shall be deemed an Investment in Additional Assets);

(2)	the Capital Stock of a Person that is engaged in a Related Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary; or

(3)	Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary.

“Additional Debt” means (i) Public Debt and (ii) other Indebtedness Incurred under Credit Facilities, in each case Incurred by the SPV Borrower or the US SPV Borrower.

“Additional Intercreditor Agreement” has the meaning given to that term in Section 4.24(b) of Schedule 18 (Covenants).

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Asset Disposition” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, (other than an operating lease entered into in the ordinary course of business), transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company, UPC NL Holdco, an Affiliate Covenant Party or any of the Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(1)	a disposition by a Restricted Subsidiary to the Company, UPC NL Holdco or an Affiliate Covenant Party or by the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary (other than a Receivables Entity) to a Restricted Subsidiary;

(2)	the sale or disposition of cash, Cash Equivalents or Investment Grade Securities in the ordinary course of business;

(3)	a disposition of inventory, consumer equipment, trading stock, communications capacity or other assets in the ordinary course of business;

(4)	a sale, lease, transfer or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of obsolete, surplus, or worn out equipment or other equipment and assets that are no longer useful in the conduct of the business of the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries;

(5)	transactions permitted under Section 5.01 of Schedule 18 (Covenants) or a transaction that constitutes a Change of Control;

(6)	an issuance of Capital Stock by a Restricted Subsidiary to the Company, UPC NL Holdco or an Affiliate Covenant Party or to another Restricted Subsidiary;

(7)	(a) for purposes of Section 4.10 of Schedule 18 (Covenants) only, the making of a Permitted Investment or a disposition subject to Section 4.07 of Schedule 18 (Covenants) and (b) solely for the purpose of Section 4.10(b)(3) of Schedule 18 (Covenants), a disposition, the proceeds of which are used to make Restricted Payments permitted to be made under the covenant described under Section 4.07 of Schedule 18 (Covenants) or Permitted Investments;

(8)	dispositions of assets in a single transaction or series of related transactions with an aggregate fair market value in any calendar year of less than the greater of €10.0 million and 1.0% of Total Assets (with unused amounts in any calendar year being carried over to the next succeeding year subject to a maximum of the greater of €10.0 million and 1.0% of Total Assets of carried over amounts for any calendar year);

(9)	dispositions in connection with Permitted Liens;

(10)	dispositions of receivables or related assets in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(11)	the assignment, licensing or sublicensing of intellectual property or other general intangibles and assignments, licenses, sublicenses, leases or subleases of spectrum or other property;

(12)	foreclosure, condemnation or similar action with respect to any property or other assets;

(13)	the sale or discount (with or without recourse, and on customary or commercially reasonable terms) of receivables arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable;

(14)	sales of accounts receivable and related assets or an interest therein of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Entity and Investments in a Receivables Entity consisting of cash or Securitization Obligations;

(15)	any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary;

(16)	any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(17)	any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(18)	(a) disposals of assets, rights or revenue not constituting part of the Distribution Business of the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries, and (b) other disposals of non-core assets acquired in connection with any acquisition permitted under this Agreement;

(19)	any disposition or expropriation of assets or Capital Stock which the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary is required by, or made in response to concerns raised by, a regulatory authority or court of competent jurisdiction;

(20)	any disposition of other interests in other entities in an amount not to exceed €10.0 million;

(21)	any disposition of real property; provided that the fair market value of the real property disposed of in any calendar year does not exceed the greater of €50.0 million and 3.0% of Total Assets (with unused amounts in any calendar year being carried over to the next succeeding year subject to a maximum of the greater of €50.0 million and 3.0% of Total Assets of carried over amounts for any calendar year);

(22)	any disposition of assets to a Person who is providing services related to such assets, the provision of which have been or are to be outsourced by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary to such Person; and

(23)	any disposition of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding agreements; provided that any cash or Cash Equivalents received in such disposition is applied in accordance with the covenant described under Section 4.10 of Schedule 18 (Covenants);

(24)	any sale or disposition with respect to property built, repaired, improved, owned or otherwise acquired by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary pursuant to customary sale and lease-back transactions, asset securitizations and other similar financings permitted by this Agreement; and

(25)	any other disposition of assets comprising in aggregate percentage value of 10% or less of Total Assets.

In the event that a transaction (or any portion thereof) meets the criteria of a disposition permitted under clauses (1) through (25) above and would also be a Restricted Payment permitted to be made under the covenant described under Section 4.07 of Schedule 18 (Covenants) or a Permitted Investment, the Company, in its sole discretion, will be entitled to divide and classify such transaction (or a portion thereof) as a disposition permitted under clauses (1) through (25) above and/or one or more of the types of Restricted Payments permitted to be made under the covenant described under Section 4.07 of Schedule 18 (Covenants) or Permitted Investments.

“Bank Products” means (i) any facilities or services related to cash management, cash pooling, treasury, depository, overdraft, commodity trading or brokerage accounts, credit or debit card, p-cards (including purchasing cards or commercial cards), electronic funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade financial services or other cash management and cash pooling arrangements and (ii) daylight exposures of the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary in respect of banking and treasury arrangements entered into in the ordinary course of business.

“Board of Directors” means, as to any Person, the board of directors of such Person or any duly authorized committee thereof, or, in the case of the Company, its managing director; provided that (i) if and for so long as the Company, UPC NL Holdco or an Affiliate Covenant Party is a Subsidiary of the Ultimate Parent, any action required to be taken under this Agreement by the Board of Directors of the Company, UPC NL Holdco or an Affiliate Covenant Party can, in the alternative, at the option of the Company, UPC NL Holdco or an Affiliate Covenant Party, be taken by the Board of Directors of Ultimate Parent and (ii) following consummation of a Spin-Off, any action required to be taken under this Agreement by the Board of Directors of the Company, UPC NL Holdco or an Affiliate Covenant Party can, in the alternative, at the option of the Company, UPC NL Holdco or an Affiliate Covenant Party, be taken by the Board of Directors of the Spin Parent.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in the Netherlands, New York, New York, or London, England are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” means:

(1)	securities or obligations issued, insured or unconditionally guaranteed by the United States government, the government of the United Kingdom, the relevant member state of the European Union as of January 1, 2004 (each, a “Qualified Country”) or any agency or instrumentality thereof, in each case having maturities of not more than 24 months from the date of acquisition thereof;

(2)	securities or obligations issued by any Qualified Country, or any political subdivision of any such Qualified Country, or any public instrumentality thereof, having maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from another nationally recognized rating service in any Qualified Country);

(3)	commercial paper issued by any lender party to a Credit Facility or any bank holding company owning any lender party to a Credit Facility;

(4)	commercial paper maturing no more than 12 months after the date of acquisition thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service in any Qualified Country);

(5)	time deposits, eurodollar time deposits, bank deposits, certificates of deposit or bankers’ acceptances maturing no more than two years after the date of acquisition thereof issued by any lender party to a Credit Facility or any other bank or trust company (x) having combined capital and surplus of not less than $250.0 million in the case of U.S. banks and $100.0 million (or the U.S. Dollar equivalent thereof) in the case of non-U.S. banks or (y) the long-term debt of which is rated at the time of acquisition thereof at least “A-” or the equivalent thereof by Standard & Poor’s Ratings Services, or “A-” or the equivalent thereof by Moody’s Investors Service, Inc. (or if at the time neither is issuing comparable ratings, then a comparable rating of another nationally recognized rating agency in any Qualified Country);

(6)	auction rate securities rated at least Aa3 by Moody’s and AA- by S&P (or, if at any time either S&P or Moody’s shall not be rating such obligations, an equivalent rating from another nationally recognized rating service in any Qualified Country);

(7)	repurchase agreements or obligations with a term of not more than 30 days for underlying securities of the types described in clauses (1), (2) and (5) above entered into with any bank meeting the qualifications specified in clause (5) above or securities dealers of recognized national standing;

(8)	marketable short-term money market and similar funds (x) either having assets in excess of $250.0 million (or U.S. Dollar equivalent thereof) or (y) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service in any Qualified Country);

(9)	interests in investment companies or money market funds, 95% the investments of which are one or more of the types of assets or instruments described in clauses (1) through (8) above; and

(10)	in the case of investments by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Subsidiary organized or located in a jurisdiction other than the United States or a member state of the European Union (or any political subdivision or territory thereof), or in the case of investments made in a country outside the United States, other customarily utilized high-quality investments in the country where such Subsidiary is organized or located or in which such Investment is made, all as conclusively determined in good faith by the Company, UPC NL Holdco or an Affiliate Covenant Party; provided that bank deposits and short term investments in local currency of any Restricted Subsidiary shall qualify as Cash Equivalents as long as the aggregate amount thereof does not exceed the amount reasonably estimated by such Restricted Subsidiary as being necessary to finance the operations, including capital expenditures, of such Restricted Subsidiary for the succeeding 90 days.

“Change of Control” means:

(1)	Parent Company (a) ceases to be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of each of the Company, UPC NL Holdco and an Affiliate Covenant Party and (b) ceases, by virtue of any powers conferred by the articles of association or other documents regulating the Company, UPC NL Holdco and an Affiliate Covenant Party to, directly or indirectly, direct or cause the direction of management and policies of the Company, UPC NL Holdco and an Affiliate Covenant Party;

(2)	the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder;

(3)	the adoption by the stockholders of the Company, UPC NL Holdco or an Affiliate Covenant Party of a plan or proposal for the liquidation or dissolution of the Company, UPC NL Holdco or an Affiliate Covenant Party, other than a transaction complying with the covenant described under Section 5.01 of Schedule 18 (Covenants);

(4)	the Senior Notes Issuer ceases to directly hold 100% of the Capital Stock of the SPV Borrower and/or the SPV Borrower and Ziggo Secured Finance II B.V. ceases to directly hold 100% of the Capital Stock of the US SPV Borrower;

(5)	the SPV Parent ceases to directly or indirectly hold 100% of the Capital Stock of the Senior Notes Issuer; or

(6)	the Company ceases to be the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly of 100% of the total voting power of the Voting Stock of Torenspits II B.V.;

(7)	prior to the Existing Credit Agreement Termination Date, UPC Nederland I B.V. ceases to be the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly of 100% of the total voting power of the Voting Stock of UPC NL Holdco; or, on and from the Existing Credit Agreement Termination Date, UPC NL Holdco ceases to be the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly of 100% of the total voting power of the Voting Stock of UPC Nederland III B.V.;

(8)	any immediate Parent (that is not a member of the Bank Group) of an Affiliate Covenant Party ceases to be the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly of 100% of the total voting power of the Voting Stock of any Affiliate Covenant Party;

(9)	the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of an Obligor is not either Torenspits II B.V., any Affiliate Covenant Party, UPC NL Holdco or, following the Existing Credit Agreement Termination Date, UPC Nederland III B.V.; and

(10)	following any transactions implemented pursuant to paragraph (B) below and in accordance with the terms of the proviso below, a Successor Parent ceases (or in the case of more than one Successor Parent, the Successor Parents jointly cease) to be the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly of 100% of the total voting power of the Voting Stock of any Successor Company, provided, however, that a Change of Control shall not be deemed to have occurred (x) pursuant to clause (1) of this definition upon the consummation of the Post-Closing Reorganization or a Spin-Off and (y) pursuant to clauses (1) to (9) of this definition upon the consummation of mergers, transfers, consolidations, accruals, execution of domination agreements and/or profit and loss pooling agreements or other similar transactions that are undertaken in good faith in order to facilitate (A) the transactions contemplated in paragraph (i) of the definition of Ziggo Group Combination which are implemented in connection with and substantially simultaneously with the SPV Structure Termination or (B) in connection with preserving tax attributes in the holding company structure for the Reporting Entity, the Company, UPC NL Holdco, an Affiliate Covenant Party and each of their Subsidiaries provided that, in all cases, immediately following any such mergers, transfers, consolidations, accruals or other transactions mentioned above (i) equivalent security and guarantees (including a single point of enforcement for the Finance Parties, and the company over 100% of whose Capital Stock such single point of enforcement is provided, being the “Successor Company”) is provided over such assets and property as was in place immediately prior to the completion of such transaction, (ii) the Successor Company and one or more direct shareholders (each a “Successor Parent”) of the Successor Company are companies incorporated, organized or formed in the Netherlands, (iii) each Successor Parent is a member of the Bank Group and accedes to the Covenant Agreement and the Proceeds Loan Agreement as an obligor, (iv) any direct or indirect shareholder of the Successor Company which is a member of the Bank Group shall provide, and be subject to, the same undertakings as set out in clause 24.18 (Holding Company) of this Agreement and (v) the resulting structure of the Reporting Entity and its Subsidiaries will not, in the reasonable opinion of the Board of Directors of the Company, have a material adverse effect on the ability of the Borrowers to perform their payment obligations under this Agreement.

“Collateral Sharing Agreement” means the collateral sharing agreement dated on or about the Signing Date between, among others, the SPV Borrower, the US SPV Borrower, the Senior Notes Issuer, the SPV Security Trustee and the Facility Agent, as amended, restated or otherwise modified or varied from time to time.

“Commodity Agreements” means, in respect of a Person, any commodity purchase contract, commodity futures or forward contract, commodities option contract or other similar contract (including commodities derivative agreements or arrangements), to which such Person is a party or a beneficiary.

“Common Stock” means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Signing Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated EBITDA” means, for any period, operating income (loss) determined on the basis of GAAP of the Company, UPC NL Holdco or an Affiliate Covenant Party and the Restricted Subsidiaries on Consolidated basis, plus, at the option of the Company, UPC NL Holdco or an Affiliate Covenant Party (except with respect to clauses (1) to (2) below) the (following to the extent deducted from operating income (loss):

(1)	Consolidated depreciation expense;

(2)	Consolidated amortization expense;

(3)	stock based compensation expense;

(4)	other non-cash charges reducing operating income (provided that if any such non-cash charge represents an accrual of or reserve for potential cash charges in any future period, the cash payment in respect thereof in such future period shall reduce operating income to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period) less other non-cash items of income increasing operating income (excluding any such non-cash item of income to the extent it represents (i) a receipt of cash payments in any future period, (ii) the reversal of an accrual or reserve for a potential cash item that reduced operating income in any prior period and (iii) any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase operating income in such prior period);

(5)	any extraordinary, one-off, non-recurring, exceptional or unusual gain, loss, expense or charge, including any charges or reserves in respect of any restructuring, redundancy, relocation, refinancing, integration or severance or other post-employment arrangements, signing, retention or completion bonuses, transaction costs, acquisition costs, disposition costs, business optimization, information technology implementation or development costs, costs related to governmental investigations and curtailments or modifications to pension or postretirement benefits schemes, litigation or any asset impairment charges or the financial impacts of natural disasters (including fire, flood and storm and related events);

(6)	effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in such Person’s Consolidated financial statements pursuant to GAAP (including inventory, property, equipment, software, goodwill, intangible assets, in process research and development, deferred revenue and debt line items) attributable to the application of recapitalization accounting or acquisition accounting, as the case may be, in relation to any consummated acquisition or joint venture investment or the amortization or write-off or write-down of amounts thereof, net of taxes;

(7)	any net gain (or loss) realized upon the sale, held for sale or other disposition of any asset or disposed operations of the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary which is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by the Board of Directors or senior management of the Company);

(8)	the amount of Management Fees and other fees and related expenses (including Intra-Group Services) paid in such period to the Permitted Holders to the extent permitted by the covenant described under Section 4.11 of Schedule 18 (Covenants);

(9)	any reasonable expenses, charges or other costs related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the Incurrence of any Indebtedness permitted by this Agreement, in each case, as determined in good faith by an Officer of the Company, UPC NL Holdco or an Affiliate Covenant Party;

(10)	any adjustments to reduce the impact of the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies;

(11)	the amount of loss on the sale or transfer of any assets in connection with an asset securitization program, receivables factoring transaction or other receivables transaction (including, without limitation, a Qualified Receivables Transaction);

(12)	Specified Legal Expenses;

(13)	any net earnings or losses attributable to non-controlling interests;

(14)	share of income or loss on equity Investments;

(15)	any realized and unrealized gains or losses due to changes in fair value of equity Investments;

(16)	an amount equal to 100% of the up-front installation fees associated with commercial contract installations completed during the applicable reporting period, less any portion of such fees included in Consolidated Net Income for such period, provided that the amount of such fees, to the extent amortized over the life of the underlying service contract, shall not be included in Consolidated Net Income in any future period;

(17)	any fees or other amounts charged or credited to the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary related to Intra-Group Services may be excluded from the calculation of Consolidated EBITDA to the extent such fees or other amounts (a) are not included in the externally reported operating cash flow or equivalent measure of the Reporting Entity (as defined in any earnings releases and other publicly disseminated information relating to the Reporting Entity) or (b) are deemed to be exceptional or unusual items;

(18)	any charges or costs in relation to any long-term incentive plan and any interest component of pension or post-retirement benefits schemes; and

(19)	Receivables Fees.

“Consolidated Net Income” means, for any period, the net income (loss) determined on the basis of GAAP of the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries on a Consolidated basis; provided, however, that there will not be included in such Consolidated Net Income:

(1)	subject to the limitations contained in clause (3) below, any net income (loss) of any Person (other than the Company, UPC NL Holdco or an Affiliate Covenant Party) if such Person is not a Restricted Subsidiary, except that (a) the Company’s, UPC NL Holdco’s or an Affiliate Covenant Party’s equity in the net income (loss) of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed by such Person during such period to the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary as a dividend or other distribution or return on investment (subject, in the case of a dividend or other distribution or return on investment to a Restricted Subsidiary, to the limitations contained in clause (2) below) and (b) the Company’s, UPC NL Holdco’s or an Affiliate Covenant Party’s equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary;

(2)	any net income (loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, UPC NL Holdco or an Affiliate Covenant Party by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its shareholders (other than (a) restrictions that have been waived or otherwise released, (b) restrictions pursuant to this Agreement, (c) restrictions in effect on the Signing Date with respect to a Restricted Subsidiary (including pursuant to this Agreement, the Covenant Agreement, the Proceeds Loan, the Existing Credit Agreement, the Security Documents or the Intercreditor Agreement) and other restrictions with respect to any Restricted Subsidiary that, taken as a whole, are not materially less favorable to the holders than restrictions in effect on the Signing Date and (d) restrictions as in effect on the Signing Date specified in clause (8), or restrictions specified in clause (10), under Section 4.08(b) of Schedule 18 (Covenants), except that the net income (loss) of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that could have been distributed by such Restricted Subsidiary during such period to the Company, UPC NL Holdco, an Affiliate Covenant Party or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause);

(3)	any net gain (or loss) realized upon the sale, held for sale or other disposition of any asset or disposed operations of the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary which is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by the Board of Directors or senior management of the Company);

(4)	any extraordinary, one-off, non-recurring, exceptional or unusual gain, loss, expense or charge, including any charges or reserves in respect of any restructuring, redundancy, relocation, refinancing, integration or severance or other post-employment arrangements, signing, retention or completion bonuses, transaction costs, acquisition costs, disposition costs, business optimization, information technology implementation or development costs, costs related to governmental investigations and curtailments or modifications to pension or postretirement benefits schemes, litigation or any asset impairment charges or the financial impacts of natural disasters (including fire, flood and storm and related events);

(5)	at the option of the Company, UPC NL Holdco or an Affiliate Covenant Party, any adjustments to reduce or eliminate the impact of the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies;

(6)	any stock-based compensation expense;

(7)	all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness and any net gain (loss), including financing costs that are expensed as incurred, from any extinguishment, modification, exchange or forgiveness of Indebtedness;

(8)	any unrealized gains or losses in respect of Hedging Obligations;

(9)	any goodwill, other intangible or tangible asset impairment charge or write-off;

(10)	the impact of capitalized interest on Subordinated Shareholder Loans;

(11)	any derivative instruments gains or losses, foreign exchange gains or losses, and gains or losses associated with fair value adjustment on financial instruments;

(12)	at the option of the Company, UPC NL Holdco or an Affiliate Covenant Party , effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) pursuant to GAAP (including inventory, property, equipment, software, goodwill, intangible assets, in process research and development, deferred revenue and debt line items) attributable to the application of recapitalization accounting or purchase accounting, as the case may be, in relation to any consummated acquisition or joint venture investment or the amortization or write-off or write-down of amounts thereof, net of taxes;

(13)	accruals and reserves that are established or adjusted within twelve months after the closing date of any acquisition that are so required to be established or adjusted as a result of such acquisition that are so required to be established as a result of such acquisition in accordance with GAAP; and

(14)	any expenses, charges or losses to the extent covered by insurance or indemnity and actually reimbursed, or, so long as the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within 365 days of the date of the insurable or indemnifiable event (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable 365-day period).

In addition, to the extent not already included in the Consolidated Net Income, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement.

“Consolidated Net Leverage Ratio”, as of any date of determination, means the ratio of:

(1)	(a) the outstanding Indebtedness (other than (i) Subordinated Shareholder Loans, (ii) Indebtedness up to a maximum amount equal to the Credit Facility Excluded Amount (or its equivalent in other currencies) at the relevant time incurred under any Permitted Credit Facility, (iii) any Indebtedness which is a contingent obligation of the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary, provided that for purposes of calculating the Consolidated Net Leverage Ratio for purposes of clause (13) of Section 4.09(c) of Schedule 18 (Covenants) and clause (20) of Section 4.07(c) of Schedule 18 (Covenants), any guarantee by the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary of Indebtedness of a Parent shall be included in determining any such outstanding Indebtedness of the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries, and (iv) any Indebtedness incurred pursuant to clause (17) of Section 4.09(c) of Schedule 18 (Covenants) of the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries on a Consolidated basis) less (b) the aggregate amount of cash and Cash Equivalents of the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries on a Consolidated basis, to

(2)	the Pro forma EBITDA for the period of the most recent two consecutive fiscal quarters for which financial statements of the Reporting Entity have previously been furnished to the Lenders pursuant to Section 4.03 of Schedule 18 (Covenants), multiplied by 2.0;

provided, however, that the pro forma calculation of the Consolidated Net Leverage Ratio shall not give effect to (a) any Indebtedness Incurred on the date of determination pursuant to Section 4.09(c) of Schedule 18 (Covenants) or (b) the discharge on the date of determination of any Indebtedness to the extent that such discharge results from the proceeds Incurred pursuant to the provisions described in Section 4.09(c) of Schedule 18 (Covenants).

For the avoidance of doubt, in determining Consolidated Net Leverage Ratio, no cash or Cash Equivalents shall be included that are the proceeds of Indebtedness in respect of which the calculation of the Consolidated Net Leverage Ratio is to be made.

“Consolidation” means the consolidation or combination of the accounts of each of the Restricted Subsidiaries with those of the Company, UPC NL Holdco and an Affiliate Covenant Party in accordance with GAAP consistently applied; provided, however, that “Consolidation” will not include (i) consolidation or combination of the accounts of any Unrestricted Subsidiary, but the interest of the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an investment and (ii) at the election of the Company, UPC NL Holdco or an Affiliate Covenant Party, any Receivables Entity. The term “Consolidated” has a correlative meaning.

“Content” means any rights to broadcast, transmit, distribute or otherwise make available for viewing, exhibition or reception (whether in analogue or digital format and whether as a channel or an internet service, a teletext-type service, an interactive service, or an enhanced television service or any part of any of the foregoing, or on a pay-per-view basis, or near video-on-demand, or video-on-demand basis or otherwise) any one or more of audio and/or visual images, audio content, or interactive content (including hyperlinks, re-purposed web-site content, database content plus associated templates, formatting information and other data including any interactive applications or functionality), text, data, graphics, or other content, by means of any means of distribution, transmission or delivery system or technology (whether now known or hereinafter invented).

“Corporate Acquisition” means the acquisition, whether by one or a series of transactions, (including, without limitation, by purchase, subscription or otherwise) of all or any part of the share capital or equivalent of any company or other person (including, without limitation, any partnership or joint venture) or any asset or assets of any company or other person (including, without limitation, any partnership or joint venture) constituting a business or separate line of business of that company or other person.

“Covenant Agreement” means the covenant agreement dated on or about the Signing Date, between, among others, the SPV Borrower, the US SPV Borrower, the Covenant Parties and the Facility Agent pursuant to which the Covenant Parties agree to be bound by the covenants in this Agreement applicable to them.

“Credit Facility” means, one or more debt facilities or arrangements (including, without limitation, the facilities made available under the Existing Credit Agreement) or commercial paper facilities with banks or other institutions or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions or investors and whether provided under the Existing Credit Agreement or one or more other credit or other agreements, indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including but not limited to any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement or instrument (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

“Credit Facility Assumption” means (i) the assumption by, or assignment or other transfer to, any Restricted Subsidiary of any obligations under Credit Facilities incurred by the SPV Borrower and its Subsidiaries and/or (ii) the acquisition or other transfer of the SPV Borrower and its Subsidiaries, together with any outstanding obligations under Credit Facilities incurred by the SPV Borrower and its Subsidiaries, by any Restricted Subsidiary, in each case, pursuant to the Ziggo Group Combination.

“Credit Facility Excluded Amount” means the greater of (1) €400 million (or its equivalent in other currencies) and (2) 0.25 multiplied by the Pro Forma EBITDA of the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries on a Consolidated basis for the period of the most recent two consecutive fiscal quarters for which financial statements have previously been furnished to the Lenders pursuant to the covenant described under Section 4.03 of Schedule 18 (Covenants), multiplied by 2.0.

“Currency Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, futures contract, option contract, derivative or other similar agreement as to which such Person is a party or a beneficiary.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default, provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

“Designated Non-Cash Consideration” means the fair market value (as determined in good faith by the Board of Directors or senior management of the Company, UPC NL Holdco or an Affiliate Covenant Party ) of non-cash consideration received by the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary in connection with an Asset Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with the covenant described under Section 4.10 of Schedule 18 (Covenants).

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)	matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2)	is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary); or

(3)	is redeemable at the option of the holder of the Capital Stock in whole or in part,

in each case on or prior to the earlier of the date (a) of the Stated Maturity of the Facilities or (b) on which there are no Utilisations outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company, UPC NL Holdco or an Affiliate Covenant Party to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in this Agreement) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company, UPC NL Holdco and an Affiliate Covenant Party may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company, UPC NL Holdco or an Affiliate Covenant Party with the provisions of this Agreement described under Clause 14 (Mandatory Prepayment and Cancellation) and Section 4.10 of Schedule 18 (Covenants) and such repurchase or redemption complies with Section 4.07 of Schedule 18 (Covenants).

“Distribution Business” means: (1) the business of upgrading, constructing, creating, developing, acquiring, operating, owning, leasing and maintaining cable television networks (including for avoidance of doubt master antenna television, satellite master antenna television, single and multi-channel microwave single or multi-point distribution systems and direct-to-home satellite systems) for the transmission, reception and/or delivery of multi-channel television and radio programming, telephony and internet and/or data services to the residential markets; or (2) any business which is incidental to or related to such business.

“Enforcement Sale” means (1) any sale or disposition (including by way of public auction) of the Proceeds Loan Collateral pursuant to an enforcement action taken by the Security Agent in accordance with the provisions of the Intercreditor Agreement to the extent such sale or disposition is effected in compliance with the provisions of the Intercreditor Agreement, or (2) any sale or disposition of the Proceeds Loan Collateral pursuant to the enforcement of security in favor of other Indebtedness of the Company, UPC NL Holdco, an Affiliate Covenant Party or the Restricted Subsidiaries which complies with the terms of an Additional Intercreditor Agreement (or if there is no such intercreditor agreement, would substantially comply with the requirements of clause (1) hereof).

“Equity Offering” means (1) the distribution of Capital Stock of the Spin Parent in connection with any Spin-Off, or (2) a sale of (a) Capital Stock of the Company, UPC NL Holdco or an Affiliate Covenant Party (other than Disqualified Stock), or (b) Capital Stock the proceeds of which are contributed as equity share capital to the Company, UPC NL Holdco or an Affiliate Covenant Party or as Subordinated Shareholder Loans, or (c) Subordinated Shareholder Loans.

“Escrowed Proceeds” means the proceeds from the offering of any debt securities or other Indebtedness paid into escrow accounts with an independent escrow agent on the date of the applicable offering or incurrence pursuant to escrow arrangements that permit the release of amounts on deposit in such escrow accounts upon satisfaction of certain conditions or the occurrence of certain events. The term “Escrowed Proceeds” shall include any interest earned on the amounts held in escrow.

“European Union” means the European Union, including member states as of May 1, 2004 but excluding any country which became or becomes a member of the European Union after May 1, 2004.

“Euro Equivalent” means, with respect to any monetary amount in a currency other than euro, at any time of determination thereof by the Company, the amount of euro obtained by converting such currency other than euro involved in such computation into euro at the spot rate for the purchase of euro with the applicable currency other than euro as published in The Financial Times in the “Currency Rates” section (or, if The Financial Times is no longer published, or if such information is no longer available in The Financial Times, such source as may be selected in good faith by the Board of Directors or senior management of the Company) on the date of such determination.

“European Government Obligations” means any security that is (1) a direct obligation of Ireland, Belgium, the Netherlands, France, The Federal Republic of Germany or any other country that is a member of the European Monetary Union on the Signing Date, for the payment of which the full faith and credit of such country is pledged or (2) an obligation of a person controlled or supervised by and acting as an agency or instrumentality of any such country the payment of which is unconditionally guaranteed as a full faith and credit obligation by such country, which, in either case under the preceding clause (1) or (2), is not callable or redeemable at the option of the issuer thereof.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Excluded Contribution” means Net Cash Proceeds or property or assets received by the Company, UPC NL Holdco or an Affiliate Covenant Party as capital contributions or Subordinated Shareholder Loans to the Company, UPC NL Holdco or an Affiliate Covenant Party after May 7, 2010 or from the issuance or sale (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) of the Company, UPC NL Holdco or an Affiliate Covenant Party , in each case to the extent designated as an Excluded Contribution pursuant to an Officers’ Certificate of the Company.

“Existing Senior Secured Notes” means the €750 million 3 5⁄8% Senior Secured Notes due 2020 issued by Ziggo B.V.

“fair market value” unless otherwise specified, wherever such term is used in this Agreement (except as otherwise specifically provided in this Agreement), may be conclusively established by means of an Officer’s Certificate or a resolution of the Board of Directors of the Company, UPC NL Holdco or an Affiliate Covenant Party setting out such fair market value as determined by such Officer or such Board of Directors in good faith.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Signing Date or, for purposes of the covenant described under

Reports, as in effect from time to time; provided that at any date after the Signing Date the Company, UPC NL Holdco, an Affiliate Covenant Party or the SPV Borrower or the US SPV Borrower may make an irrevocable election to establish that “GAAP” shall mean GAAP as in effect on a date that is on or prior to the date of such election. Except as otherwise expressly provided below or in this Agreement, all ratios and calculations based on GAAP contained in this Agreement shall be computed in conformity with GAAP. At any time after the Signing Date, the Company, UPC NL Holdco, an Affiliate Covenant Party, the SPV Borrower or the US SPV Borrower may elect to apply for all purposes of this Agreement, in lieu of GAAP, IFRS and, upon such election, references to GAAP herein will be construed to mean IFRS as in effect on the Signing Date; provided that (1) all financial statements and reports to be provided, after such election, pursuant to this Agreement shall be prepared on the basis of IFRS as in effect from time to time (including that, upon first reporting its fiscal year results under IFRS, the financial statements of the Reporting Entity (but not the financial statements of the SPV Borrower, the US SPV Borrower or Ziggo Secured Finance II B.V.) shall be restated on the basis of IFRS for the year ending immediately prior to the first fiscal year for which financial statements have been prepared on the basis of IFRS), and (2) from and after such election, all ratios, computations and other determinations based on GAAP contained in this Agreement shall, at the option of the Company, UPC NL Holdco, an Affiliate Covenant Party, the SPV Borrower or the US SPV Borrower, (a) continue to be computed in conformity with GAAP (provided that, following such election, the annual and quarterly information required by clauses (1) and (2) of Section 4.03 of Schedule 18 (Covenants) shall include a reconciliation, either in the footnotes thereto or in a separate report delivered therewith, of such GAAP presentation to the corresponding IFRS presentation of such financial information), or (b) be computed in conformity with IFRS with retroactive effect being given thereto assuming that such election had been made on the Signing Date. Thereafter, the Company, UPC NL Holdco, an Affiliate Covenant Party, the SPV Borrower or the US SPV Borrower may, at its option, elect to apply GAAP or IFRS and compute all ratios, computations and other determinations based on GAAP or IFRS, as applicable, all on the basis of the foregoing provisions of this definition of GAAP.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)	entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“guarantor” means the obligor under a guarantee.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Commodity Agreement or Currency Agreement.

“Holding Company” means, in relation to a Person, an entity of which that Person is a Subsidiary.

“IFRS” means the accounting standards issued by the International Accounting Standards Board and its predecessors.

“Incur” means issue, create, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)	money borrowed or raised and debit balances at banks;

(2)	any bond, note, loan stock, debenture or similar debt instrument;

(3)	acceptance or documentary credit facilities;

(4)	the principal component of Indebtedness of other Persons to the extent guaranteed by such Person to the extent not otherwise included in the Indebtedness of such Person; and

(5)	(for the purposes of Clause 9 of Schedule 19 (Events of Default) only) any Hedging Obligations (and, when calculating the value of any Hedging Obligations, only the marked-to-market value shall be taken into account), provided that Indebtedness which has been cash collateralized shall not be included in any calculation of Indebtedness to the extent so cash collateralized.

Notwithstanding the foregoing, “Indebtedness” shall not include (a) any deposits or prepayments received by the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary from a customer or subscriber for its service and any other deferred or prepaid revenue, (b) any obligations to make payments in relation to earn-outs, (c) Indebtedness which is in the nature of equity (other than redeemable shares) or equity derivatives, (d) Capitalized Lease Obligations, (e) receivables sold or discounted, whether recourse or non-recourse, including for the avoidance of doubt any indebtedness in respect of Qualified Receivables Transactions, including without limitation guarantees by a Receivables Entity of the obligations of another Receivables Entity and any indebtedness in respect of Limited Recourse, (f) pension obligations or any obligation under employee plans or employment agreements, (g) any “parallel debt” obligations to the extent such obligations mirror other Indebtedness, (h) any payments or liability for assets acquired or services supplied deferred (including Trade Payables) in accordance with the terms pursuant to which the relevant assets were or are to be acquired or services were or are to be supplied (including, without limitation, any liability under an IRU Contract), (i) other than a transaction specified under (1) to (5) above, any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of any of (1) to (3) above, (j) the principal component or liquidation preference of all obligations of such

Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary, any Preferred Stock (including, in each case, any accrued dividends), (k) Hedging Obligations (other than as referred to in (5) above) and (l) any Non-Recourse Indebtedness. The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

“Indenture” means any indenture in relation to Public Debt issued by the SPV Borrower.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the good faith judgment of the Board of Directors or senior management of the Company, UPC NL Holdco or an Affiliate Covenant Party, qualified to perform the task for which it has been engaged.

“Initial Public Offering” means an Equity Offering of common stock or other common equity interests of the Company, UPC NL Holdco, an Affiliate Covenant Party, the Spin Parent or any direct or indirect parent company of the Company, UPC NL Holdco or an Affiliate Covenant Party (the “IPO Entity”) following which there is a Public Market and, as a result of which, the shares of the common stock or other common equity interests of the IPO Entity in such offering are listed on an internationally recognized exchange or traded on an internationally recognized market (including, for the avoidance of doubt, any such Equity Offering of common stock or other common equity interest of the Spin Parent in connection with any Spin-off).

“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Intra-Group Services” means any of the following (provided that the terms of each such transaction are not materially less favorable, taken as a whole, to the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction in arm’s length dealings with a Person that is not an Affiliate) (or, in the event that there are no comparable transactions to apply for comparative purposes, is otherwise on terms that, taken as a whole, the Company, UPC NL Holdco or an Affiliate Covenant Party has conclusively determined in good faith to be fair to the Company, UPC NL Holdco, an Affiliate Covenant Party or such Restricted Subsidiary):

(1)	the sale of programming or other content by the Ultimate Parent, the Spin Parent or any of their respective Subsidiaries to the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary;

(2)	the lease or sublease of office space, other premises or equipment by the Company, UPC NL Holdco, an Affiliate Covenant Party or the Restricted Subsidiaries to the Ultimate Parent, the Spin Parent or any of their Subsidiaries or by the Ultimate Parent, the Spin Parent or any of their Subsidiaries to the Company, UPC NL Holdco, an Affiliate Covenant Party or the Restricted Subsidiaries; and

(3)	the provision or receipt of other goods, services, facilities or other arrangements (in each case not constituting Indebtedness) in the ordinary course of business, by the Company, UPC NL Holdco, an Affiliate Covenant Party or the Restricted Subsidiaries to or from the Ultimate Parent, the Spin Parent or any of their Subsidiaries, including, without limitation, (a) the employment of personnel, (b) provision of employee healthcare or other benefits, including stock and other incentive plans, (c) acting as agent to buy or develop equipment, other assets or services or to trade with residential or business customers, and (d) the provision of treasury, audit, accounting, banking, strategy, branding, marketing, network, technology, research and development, telephony, office, administrative, compliance, payroll or other similar services; and

(4)	the extension, in the ordinary course of business and on terms not materially less favorable to the Company or the Restricted Subsidiaries than arm’s length terms, by or to the Company, UPC NL Holdco, an Affiliate Covenant Party or the Restricted Subsidiaries to or by the Ultimate Parent or any of their Subsidiaries of trade credit not constituting Indebtedness in relation to the provision or receipt of Intra-Group Services referred to in paragraphs (1), (2) or (3) of this definition of Intra-Group Services.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers in the ordinary course of business) or other extensions of credit (including by way of guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

(1)	Hedging Obligations entered into in the ordinary course of business and in compliance with this Agreement;

(2)	endorsements of negotiable instruments and documents in the ordinary course of business; and

(3)	an acquisition of assets, Capital Stock or other securities by the Company, UPC NL Holdco, any Affiliate Covenant Party or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company, UPC NL Holdco or an Affiliate Covenant Party .

For purposes of the definition of “Unrestricted Subsidiary” and Section 4.07 of Schedule 18 (Covenants):

(1)

“Investment” will include the portion (proportionate to the Company’s, UPC NL Holdco’s or an Affiliate Covenant Party’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company, UPC NL

Holdco and an Affiliate Covenant Party at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Company, UPC NL Holdco or an Affiliate Covenant Party will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s, UPC NL Holdco’s or an Affiliate Covenant Party’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company’s, UPC NL Holdco’s or an Affiliate Covenant Party’s equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors or senior management of the Company, UPC NL Holdco or an Affiliate Covenant Party in good faith) of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary; and

(2)	any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors or senior management of the Company, UPC NL Holdco or an Affiliate Covenant Party.

If the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary transfers, conveys, sells, leases or otherwise disposes of Voting Stock of a Restricted Subsidiary such that such Subsidiary is no longer a Restricted Subsidiary, then the Investment of the Company, UPC NL Holdco or an Affiliate Covenant Party in such Person shall be deemed to have been made as of the date of such transfer or other disposition in an amount equal to the fair market value (as determined in good faith by the Board of Directors or senior management of the Company, UPC NL Holdco or an Affiliate Covenant Party).

“Investment Grade Securities” means:

(1)	securities issued by the U.S. government or by any agency or instrumentality thereof (other than Cash Equivalents) or directly and fully guaranteed or insured by the U.S. government and in each case with maturities not exceeding two years from the date of the acquisition;

(2)	securities issued by or a member of the European Union as of January 1, 2004, or any agency or instrumentality thereof (other than Cash Equivalents) or directly and fully guaranteed or insured by a member of the European Union as of January 1, 2004, and in each case with maturities not exceeding two years from the date of the acquisition;

(3)	debt securities or debt instruments with a rating of A or higher by Standard & Poor’s Ratings Services or A-2 or higher by Moody’s Investors Service, Inc. or the equivalent of such rating by such rating organization, or if no rating of Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc. then exists, the equivalent of such rating by any other nationally recognized securities ratings agency, by excluding any debt securities or instruments constituting loans or advances among the Company, UPC NL Holdco, an Affiliate Covenant Party and their Subsidiaries;

(4)	investments in any fund that invests exclusively in investments of the type described in clauses (1) through (3) which fund may also hold immaterial amounts of cash and Cash Equivalents pending investment and/or distribution; and

(5)	corresponding instruments in countries other than those identified in clauses (1) and (2) above customarily utilized for high quality investments and, in each case, with maturities not exceeding two years from the date of the acquisition.

“Investment Grade Status” shall occur when Facilities receive both of the following:

(1)	a rating of “Baa3” (or the equivalent) or higher from Moody’s Investors Service, Inc. or any of its successors or assigns; and

(2)	a rating of “BBB—” (or the equivalent) or higher from Standard & Poor’s Ratings Services, or any of its successors or assigns,

in each case, with a “stable outlook” from such rating agency.

“IPO Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of Capital Stock of the IPO Entity at the time of closing of the Initial Public Offering multiplied by (ii) the price per share at which such shares of common stock or common equity interests are sold or distributed in such Initial Public Offering.

“IRU Contract” means a contract entered into by the Company, UPC NL Holdco, an Affiliate Covenant Party or the Restricted Subsidiaries in the ordinary course of business in relation to the right to use capacity on a telecommunications cable system (including the right to lease such capacity to another person).

“Joint Venture Parent” means the joint venture entity formed in a Parent Joint Venture Transaction.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Local GAAP” means generally accepted accounting principles of the jurisdiction of the Senior Notes Issuer as in effect from time to time.

“Limited Condition Transaction” means (i) any Investment or acquisition, in each case, by one or more of the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries of any assets, business or Person whose consummation is not conditioned on the availability of, or on obtaining, third party financing and (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.

“Limited Recourse” means a letter of credit, revolving loan commitment, cash collateral account, guarantee or other credit enhancement issued by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary (other than a Receivables Entity) in connection with the incurrence of Indebtedness by a Receivables Entity under a Qualified Receivables Transaction; provided that, the aggregate amount of such letter of credit reimbursement obligations and the aggregate available amount of such revolving loan commitments, cash collateral accounts, guarantees or other such credit enhancements of the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries (other than a Receivables Entity) shall not exceed 25% of the principal amount of such Indebtedness at any time.

“Management Fees” means any management, consultancy, stewardship or other similar fees payable by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary.

“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of Capital Stock of the IPO Entity on the date of the declaration of the relevant dividend, multiplied by (ii) the arithmetic mean of the closing prices per share of such Capital Stock for the 30 consecutive trading days immediately preceding the date of the declaration of such dividend.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or instalment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1)	all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

(2)	all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

(3)	all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(4)	the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary after such Asset Disposition.

“Net Cash Proceeds” means, with respect to any issuance or sale of Capital Stock, Subordinated Shareholder Loans or other capital contributions, the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“New Holdco” means the direct Subsidiary of the Ultimate Parent following the Post-Closing Reorganizations, or, if the distribution or other transfer pursuant to the Post-Closing Reorganizations is to a second-tier Subsidiary of the Ultimate Parent, such second-tier Subsidiary.

“Non-Recourse Indebtedness” means any indebtedness of the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary (and not of any other Person), in respect of which the Person or Persons to whom such indebtedness is or may be owed has or have no recourse whatsoever to the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary for any payment or repayment in respect thereof:

(1)	other than recourse to the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary which is limited solely to the amount of any recoveries made on the enforcement of any collateral securing such indebtedness or in respect of any other disposition or realization of the assets underlying such indebtedness;

(2)	provided that such Person or Persons are not entitled, pursuant to the terms of any agreement evidencing any right or claim arising out of or in connection with such indebtedness, to commence proceedings for the winding up, dissolution or administration of the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary (or proceedings having an equivalent effect) or to appoint or cause the appointment of any receiver, trustee or similar person or officer in respect of the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary or any of its assets until after the Notes have been repaid in full; and

(3)	provided further that the principal amount of all indebtedness Incurred and then outstanding pursuant to this definition does not exceed the greater of (i) €250.0 million and (ii) 5.0% of Total Assets.

“Officer” of any Person means the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, any Managing Director, the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary or any authorized signatory of such Person.

“Officers’ Certificate” means a certificate signed by one or more Officers.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Facility Agent. The counsel may be an employee of or counsel to the Company, UPC NL Holdco, an Affiliate Covenant Party or the Facility Agent.

“Parent” means (i) the Ultimate Parent, (ii) any Subsidiary of the Ultimate Parent of which the Company, UPC NL Holdco or an Affiliate Covenant Party is a Subsidiary on the Signing Date, (iii) any other Person of which the Company, UPC NL Holdco or an Affiliate Covenant Party at any time is or becomes a Subsidiary after the Signing Date (including, for the avoidance of doubt, the Spin Parent and any Subsidiary of the Spin Parent following any Spin-Off ) and (iv) any Joint Venture Parent, any Subsidiary of the Joint Venture Parent and any Parent Joint Venture Holders following any Parent Joint Venture Transaction.

“Parent Company” means the Reporting Entity; provided, however, that upon consummation of (i) the Post-Closing Reorganization, “Parent Company” will mean New Holdco and its successors, and (ii) a Spin-Off, “Parent Company” will mean the Spin Parent and its successors.

“Parent Expenses” means:

(1)	costs (including all professional fees and expenses) Incurred by any Parent in connection with reporting obligations under or otherwise Incurred in connection with compliance with applicable laws, applicable rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, this Agreement or any other agreement or instrument relating to Indebtedness of the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary;

(2)	indemnification obligations of any Parent owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person with respect to its ownership of the Company, UPC NL Holdco or an Affiliate Covenant Party or the conduct of the business of the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries;

(3)	obligations of any Parent in respect of director and officer insurance (including premiums therefor) with respect to its ownership of the Company, UPC NL Holdco or an Affiliate Covenant Party or the conduct of the business of the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries;

(4)	general corporate overhead expenses, including professional fees and expenses and other operational expenses of any Parent or Subsidiary of a Parent related to the ownership or operation of the business (including, but not limited to, Intra-Group Services) of the Company, UPC NL Holdco, an Affiliate Covenant Party or any of the Restricted Subsidiaries, including acquisitions or dispositions by the Company, UPC NL Holdco, an Affiliate Covenant Party or the Subsidiaries permitted hereunder (whether or not successful) in each case, to the extent such costs, obligations and/or expenses are not paid by another Subsidiary of such Parent; and

(5)	fees and expenses payable by any Parent in connection with any Related Transaction.

“Parent Joint Venture Holders” means the holders of the share capital of the Joint Venture Parent.

“Parent Joint Venture Transaction” means a transaction pursuant to which a joint venture is formed by the contribution of some or all of the assets of a Parent or issuance or sale of shares of a Parent to one or more entities which are not Affiliates of the Ultimate Parent.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of related business assets (including, without limitation, securities of a Related Business) or a combination of such assets, cash and Cash Equivalents between the Company, UPC NL Holdco, an Affiliate Covenant Party or any of the Restricted Subsidiaries and another Person.

“Permitted Business” means any business:

(1)	that consists of the upgrade, construction, creation, development, marketing, acquisition (to the extent permitted under this Agreement), operation, utilization and maintenance of networks that use existing or future technology for the transmission, reception and delivery of voice, video and/or other data (including networks that transmit, receive and/or deliver services such as multi channel television and radio, programming, telephony (including for the avoidance of doubt, mobile telephony), Internet services and content, high speed data transmission, video, multi media and related activities); or

(2)	engaged in by the Company, UPC NL Holdco, an Affiliate Covenant Party or any of the Restricted Subsidiaries on the Signing Date;

(3)	or other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries are engaged on the Signing Date, including, without limitation, all forms of television, telephony (including for the avoidance of doubt, mobile telephony) and internet services and any services relating to carriers, networks, broadcast or communications services, or Content; or

(4)	that comprises being a Holding Company of one or more Persons engaged in any such business.

“Permitted Collateral Liens” means:

(1)	Liens on the Proceeds Loan Collateral that are described in one or more of clauses (2), (3), (4), (5), (7) and (10) of the definition of “Permitted Liens” and that, in each case, would not materially interfere with the ability of the Security Agent to enforce the Lien in the Proceeds Loan Collateral granted under the Security Documents; and

(2)	Liens on the Proceeds Loan Collateral to secure:

(a)	any Additional Proceeds Loan,

(b)	Indebtedness of the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries and, in the case of clause (7) of Section 4.09(c) of Schedule 18 (Covenants) the Company, UPC NL Holdco, the Restricted Subsidiaries, any Subordinated Proceeds Loan Obligor that is permitted to be Incurred under Section 4.09(b) of Schedule 18 (Covenants) or clauses (1), (3), (7), (12) (in the case of clause (12), to the extent such Guarantee is in respect of Indebtedness otherwise permitted to be secured and specified in this definition of Permitted Collateral Liens), (15) and (17) of Section 4.09(c) of Schedule 18 (Covenants).

(c)	Indebtedness that is permitted to be Incurred under clause (6) of the Section 4.09(c) of Schedule 18 (Covenants) and guarantees thereof; provided that, at the time of the acquisition or other transaction pursuant to which such Indebtedness was incurred and after giving effect to the Incurrence of such Indebtedness on a pro forma basis, (i) the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries would have been able to incur €1.00 of additional Indebtedness pursuant to Section 4.09(b) of Schedule 18 (Covenants) or (ii) the Consolidated Net Leverage Ratio would not be greater than it was immediately prior to giving pro forma effect to such acquisition or other transaction and to the Incurrence of such Indebtedness); and

(d)	any Refinancing Indebtedness in respect of Indebtedness referred to in the foregoing clauses (a), (b) and (c);

provided, however, that (i) such Lien ranks equal or junior to all other Liens on the Proceeds Loan Collateral securing Senior Indebtedness of the Company, UPC NL Holdco, an Affiliate Covenant Party and a Proceeds Loan Guarantor, as applicable, if such Indebtedness is Senior Indebtedness of the Company, UPC NL Holdco, an Affiliate Covenant Party or such Proceeds Loan Guarantor, and (ii) holders of Indebtedness referred to in this clause (2) (or their duly authorized Representative) shall accede to the Intercreditor Agreement or enter into an Additional Intercreditor Agreement as permitted under Section 4.24 of Schedule 18 (Covenants).

“Permitted Credit Facility” means, one or more debt facilities or arrangements that may be entered into by the Company, UPC NL Holdco, an Affiliate Covenant Party or the Restricted Subsidiaries providing for credit loans, letters of credit or other indebtedness or other advances, in each case, Incurred in compliance with the covenant described under Section 4.09 of Schedule 18 (Covenants).

“Permitted Financing Actions” means, to the extent that any incurrence of Indebtedness or Refinancing Indebtedness is permitted pursuant to Section 4.09, any transaction to facilitate or otherwise in connection with a cashless rollover of one or more lenders’ or investors’ commitments or funded Indebtedness in relation to the incurrence of that Indebtedness or Refinancing Indebtedness.

“Permitted Holders” means, collectively, (1) the Ultimate Parent, (2) in the event of a Spin-Off, the Spin Parent and any Subsidiary of the Spin Parent, (3) any Affiliate or Related Person of a Permitted Holder described in clause (1) above, and any successor to such Permitted Holder, Affiliate, or Related Person, (4) any Person who is acting as an underwriter in connection with any public or private offering of Capital Stock of the Company, UPC NL Holdco or an Affiliate Covenant Party, acting in such capacity and (5) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) whose acquisition of “beneficial ownership” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of Voting Stock or of all or substantially all of the assets of the Company and the Restricted Subsidiaries (taken as a whole) constitutes a

Change of Control in respect of which the Company or a Borrower, has provided a notice to the Facility Agent under paragraph (a) of Clause 14.1 (Change of Control) and the Facility Agent has not, within sixty Business Days of receipt of such notice, provided a notice to the Company and the Borrowers as applicable, under paragraph (b) of Clause 14.1 (Change of Control) cancelling the Facilities and/or declaring all outstanding Advances to be immediately due and payable.

“Permitted Investment” means an Investment by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary in:

(1)	the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary (other than a Receivables Entity) or a Person which will, upon the making of such Investment, become a Restricted Subsidiary (other than a Receivables Entity);

(2)	another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary (other than a Receivables Entity);

(3)	cash and Cash Equivalents or Investment Grade Securities;

(4)	receivables owing to the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company, UPC NL Holdco, an Affiliate Covenant Party or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)	payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)	loans or advances to employees made in the ordinary course of business consistent with past practices of the Company, UPC NL Holdco, an Affiliate Covenant Party or such Restricted Subsidiary;

(7)	Capital Stock, obligations, accounts receivables or securities received in settlement of debts created in the ordinary course of business and owing to the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments or pursuant to any plan of reorganization, workout, recapitalization or similar arrangement including upon the bankruptcy or insolvency of a debtor;

(8)	Investments made as a result of the receipt of non-cash consideration from a sale or other disposition of property or assets, including without limitation an Asset Disposition, in each case, that was made in compliance with Section 4.01 of Schedule 18 (Covenants) and other Investments resulting from the disposition of assets in transactions excluded from the definition of “Asset Disposition” pursuant to the exclusions from such definition;

(9)	any Investment existing on the Signing Date or made pursuant to binding commitments in effect on the Signing Date or an Investment consisting of any extension, modification, replacement, renewal or reinvestment of any Investment or binding commitment existing on the Signing Date or made in compliance with Section 4.07 of Schedule 18 (Covenants); provided, that the amount of any such Investment or binding commitment may be increased (a) as required by the terms of such Investment or binding commitment as in existence on the Signing Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (b) as otherwise permitted under this Agreement;

(10)	Currency Agreements, Commodity Agreements and Interest Rate Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with this Agreement;

(11)	Investments by the Company, UPC NL Holdco, an Affiliate Covenant Party or any of the Restricted Subsidiaries, together with all other Investments pursuant to this clause (11), in an aggregate amount at the time of such Investment not to exceed the greater of (i) €350.0 million and (ii) 5.0% of Total Assets at any one time; provided that, if an Investment is made pursuant to this clause in a Person that is not a Restricted Subsidiary and such Person subsequently becomes a Restricted Subsidiary or is subsequently designated a Restricted Subsidiary pursuant to the covenant described under Section 4.07 of Schedule 18 (Covenants), such Investment shall thereafter be deemed to have been made pursuant to clause (1) or (2) of the definition of “Permitted Investments” and not this clause;

(12)	Investments by the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary in a Receivables Entity or any Investment by a Receivables Entity in any other Person, in each case, in connection with a Qualified Receivables Transaction, provided, however, that any Investment in any such Person is in the form of a Purchase Money Note, or any equity interest or interests in Receivables and related assets generated by the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary and transferred to any Person in connection with a Qualified Receivables Transaction or any such Person owning such Receivables;

(13)	guarantees issued in accordance with Section 4.09 of Schedule 18 (Covenants) and other guarantees (and similar arrangements) of obligations not constituting Indebtedness;

(14)	pledges or deposits (a) with respect to leases or utilities provided to third parties in the ordinary course of business or (b) otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under the covenant described under Section 4.12 of Schedule 18 (Covenants);

(15)	the Existing Senior Secured Notes;

(16)	so long as no Default or Event of Default of the type specified in clause (1) or (2) of Schedule 19 (Events of Default) has occurred and is continuing, (a) minority Investments in any Person engaged in a Permitted Business and (b) Investments in joint ventures that conduct a Permitted Business to the extent that, after giving pro forma effect to any such Investment, the Consolidated Net Leverage Ratio would not exceed 4.00 to 1.00;

(17)	any Investment to the extent made using as consideration Capital Stock of the Company, UPC NL Holdco or an Affiliate Covenant Party (other than Disqualified Stock), Subordinated Shareholder Loans or Capital Stock of any Parent;

(18)	Investments acquired after the Signing Date as a result of the acquisition by the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary, including by way of merger, amalgamation or consolidation with or into the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary in a transaction that is not prohibited by the covenant described above under Section 5.01 of Schedule 18 (Covenants) after the Signing Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(19)	Investments in Securitization Obligations

(20)	Investments resulting from the disposition of assets in transactions excluded from the definition of “Asset Disposition” pursuant to the exclusions from such definition;

(21)	any Person where such Investment was acquired by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary (a) in exchange for any other Investment or accounts receivable held by the SPV Borrower, the US SPV Borrower, Ziggo Secured Finance II B.V. or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the SPV Borrower, the US SPV Borrower, Ziggo Secured Finance II B.V. or any such Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(22)	any transaction to the extent constituting an Investment that is permitted and made in accordance with the Section 4.11(b) of Schedule 18 (Covenants) (except those transactions described in clauses (1), (5), (9) and (19) of that paragraph);

(23)	Investments consisting of purchases and acquisitions of inventory, supplies, material, services or equipment or purchases of contract rights or licenses or leases of intellectual property;

(24)	Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements;

(25)	advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Company, UPC NL Holdco, any Affiliate Covenant Party or its Restricted Subsidiaries; and

(26)	Investments by the Company, UPC NL Holdco, any Affiliate Covenant Party or a Restricted Subsidiary in any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business.

“Permitted Liens” means:

(1)	Liens on Receivables and related assets of the type described in the definition of “Qualified Receivables Transaction” Incurred in connection with a Qualified Receivables Transaction, and Liens on Investments in Receivables Entities;

(2)	pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(3)	Liens imposed by law, including carriers’, warehousemens’, mechanics’, landlords’, materialmens’, repairmens’ and other like Liens, in each case for sums not yet overdue for a period of more than 60 days or that are bonded or being contested in good faith by appropriate proceedings;

(4)	Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(5)	Liens in favor of issuers of surety, bid or performance bonds or with respect to other regulatory requirements or trade or government contracts or to secure leases or permits, licenses, statutory or regulatory obligations, or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(6)

(a) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any government, statutory or regulatory authority, developer, landlord or other third party on property or assets over which the Company, UPC NL Holdco, any Affiliate Covenant Party or any Restricted Subsidiary has easement rights or on any leased property and subordination or similar arrangements relating thereto (including, without limitation, the right reserved to or vested in any governmental authority by the terms of any lease, license, franchise, grant or permit acquired by the Company, UPC NL Holdco, any Affiliate Covenant Party or any of its Restricted Subsidiaries or by any statutory provision to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof), (b) minor survey exceptions, encumbrances, trackage rights, special assessments,, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries, and (c) any condemnation or eminent domain proceedings affecting any real property;

(7)	Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be incurred under this Agreement, secured by a Lien on the same property securing such Hedging Obligation

(8)	leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company, UPC NL Holdco, an Affiliate Covenant Party or any of the Restricted Subsidiaries;

(9)	Liens arising out of judgments, decrees, orders or awards so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree, order or award have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(10)	Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, Purchase Money Obligations or other payments Incurred to finance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business (including Liens arising out of conditional sale, title retention, hire purchase, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business) provided that such Liens do not encumber any other assets or property of the Company, UPC NL Holdco, an Affiliate Covenant Party or the Restricted Subsidiaries other than such assets or property and assets affixed or appurtenant thereto.

(11)	Liens arising solely by virtue of any statutory or common law provisions or customary business provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that such deposit account is not intended by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary to provide collateral to the depository institution;

(12)	Liens arising from United States Uniform Commercial Code financing statement filings (or similar filings in other applicable jurisdictions) regarding operating leases entered into by the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries in the ordinary course of business;

(13)	Liens existing on, or provided for under written arrangements existing on, the Signing Date;

(14)	Liens on property, other assets or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary (including Liens created, incurred or assumed in connection with or in contemplation of such acquisition or transaction); provided, however, that any such Lien may not extend to any other property owned by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary; (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);

(15)	Liens on property at the time the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into any Restricted Subsidiary; provided, however, that such Liens may not extend to any other property owned by the Company, UPC NL Holdco, an Affiliate Covenant Party or such Restricted Subsidiary;

(16)	Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary;

(17)	Liens securing the Original Proceeds Loan and any Additional Proceeds Loan;

(18)	Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

(19)	any interest or title of a lessor under any Capitalized Lease Obligation or operating leases;

(20)	Liens on Capital Stock or other securities of any Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(21)	Liens in respect of the ownership interests in, or assets owned by, any joint ventures or similar arrangements securing obligations of such joint ventures or similar agreements;

(22)	Liens over rights under loan agreements relating to, or over notes or similar instruments evidencing, the on-loan of proceeds received by a Restricted Subsidiary from the issuance of Indebtedness Incurred by a Restricted Subsidiary, which Liens are created to secure payment of such Indebtedness;

(23)	Liens on assets or property of a Restricted Subsidiary that is not a Covenant Party securing Indebtedness of any Restricted Subsidiary that is not a Covenant Party permitted by Section 4.09 of Schedule 18 (Covenants);

(24)	Liens on Escrowed Proceeds for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters or arrangers thereof) or on cash set aside at the time of the Incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent such cash or government securities prefund the payment of interest on such Indebtedness and are held in escrow accounts or similar arrangement to be applied for such purpose;

(25)	Permitted Collateral Liens;

(26)	Liens consisting of any right of set-off granted to any financial institution acting as a lockbox bank in connection with a Qualified Receivables Transaction;

(27)	Liens for the purpose of perfecting the ownership interests of a purchaser of Receivables and related assets pursuant to any Qualified Receivables Transaction;

(28)	Liens arising in connection with other sales of Receivables permitted hereunder without recourse to the Company, UPC NL Holdco or an Affiliate Covenant Party or any of the Restricted Subsidiaries;

(29)	Liens in respect of Bank Products or to implement cash pooling arrangements or arising under the general terms and conditions of banks with whom the Company, UPC NL Holdco or an Affiliate Covenant Party or any Restricted Subsidiary maintains a banking relationship or to secure cash management and other banking services, netting and set-off arrangements, and encumbrances over credit balances on bank accounts to facilitate operation of such bank accounts on a cash-pooled and net balance basis (including any ancillary facility under any Credit Facility or other accommodation comprising of more than one account) and Liens of the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary under the general terms and conditions of banks and financial institutions entered into in the ordinary course of banking or other trading activities;

(30)	any Liens in respect of the ownership interests in, or assets owned by, any joint ventures securing obligations of such joint ventures;

(31)	any encumbrance or restriction (including, but not limited to, put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(32)	cash deposits or other Liens for the purpose securing Limited Recourse;

(33)	Liens on equipment of the Company, UPC NL Holdco, the Affiliate Covenant Party or any Restricted Subsidiary granted in the ordinary course of business to a client of the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary at which such equipment is located;

(34)	subdivision agreements, site plan control agreements, development agreements, servicing agreements, cost sharing, reciprocal and other similar agreements with municipal and other governmental authorities affecting the development, servicing or use of a property; provided the same are complied with in all material respects except as such non-compliance does not interfere in any material respect as determined in good faith by the Issuer with the business of the Company, UPC NL Holdco, an Affiliate Covenant and its Subsidiaries taken as a whole;

(35)	facility cost sharing, servicing, reciprocal or other similar agreements related to the use and/or operation a property in the ordinary course of business; provided the same are complied with in all material respects;

(36)	deemed trusts created by operation of law in respect of amounts which are (i) not yet due and payable, (ii) immaterial, (iii) being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP or (iv) unpaid due to inadvertence after exercising due diligence; and

(37)	Liens Incurred with respect to obligations that do not exceed the greater of (a) €250.0 million and (b) 5.0% of Total Assets at any time outstanding.

“Permitted SPV Investment” means Investments in:

(1)	cash and Cash Equivalents;

(2)	the Facilities;

(3)	any Additional Debt;

(4)	the Original Proceeds Loan; and

(5)	any Additional Proceeds Loan.

“Permitted SPV Liens” means:

(1)	Liens created for the benefit of (or to secure) the Facilities or the guarantees under this Agreement;

(2)	Liens on the SPV Collateral to secure Additional Debt and guarantees of Additional Debt; and

(3)	Liens arising by operation of law described in one or more of clauses (4), (9) or (11) of the definition of Permitted Liens;

(4)	Liens on Escrowed Proceeds for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters or arrangers thereof) or on cash set aside at the time of the Incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent such cash or government securities prefund the payment of interest on such Indebtedness and are held in escrow accounts or similar arrangement to be applied for such purpose; and

(5)	Liens over Capital Stock of any Subsidiary of SPV Borrower, the US SPV Borrower and Ziggo Secured Finance II B.V.

“Permitted SPV Maintenance Payments” means amounts paid to a direct or indirect Holding Company of the SPV Borrower, the US SPV Borrower or Ziggo Secured Finance II B.V. to the extent required to permit such Holding Company to pay reasonable amounts required to be paid by it to maintain the SPV Borrower, the US SPV Borrower or Ziggo Secured Finance II B.V.’s or any of their Holding Company’s corporate existence and to pay reasonable accounting, legal, management and administrative fees and other bona fide operating expenses.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

“Post-Closing Reorganizations” means a distribution or other transfer of Ziggo Group Holding B.V. or the Reporting Entity and their Subsidiaries to the Ultimate Parent or a first-tier or second-tier Subsidiary of the Ultimate Parent through one or more mergers, transfers, consolidations or other similar transactions, and/or (ii) the issuance by Ziggo Group Holding B.V. or the Reporting Entity of Capital Stock to the Ultimate Parent or a first-tier or second-tier Subsidiary of the Ultimate Parent and, as consideration therefor, the assignment or transfer by the Ultimate Parent or such first-tier or second-tier Subsidiary of the Ultimate Parent of assets to Ziggo Group Holding B.V. or the Reporting Entity.

“Preferred Stock”, as applied to the Capital Stock of any corporation, partnership, limited liability company or other entity, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such entity, over shares of Capital Stock of any other class of such entity.

“Pro forma EBITDA” means, for any period, the Consolidated EBITDA of the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries, provided, however, that for the purposes of calculating Pro forma EBITDA for such period, if, as of such date of determination:

(1)

since the beginning of such period the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary will have made any Asset Disposition or disposed of any company, any business, or any group of assets constituting an operating unit of a business (any such disposition, a “Sale”) or if the transaction giving rise to the need to calculate the

Consolidated Net Leverage Ratio is such a Sale, Pro forma EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets which are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period;

(2)	since the beginning of such period the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquires any company, any business, or any group of assets constituting an operating unit of a business (any such Investment or acquisition, a “Purchase”) including any such Purchase occurring in connection with a transaction causing a calculation to be made hereunder, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto as if such Purchase occurred on the first day of such period; and

(3)	since the beginning of such period any Person (that became a Restricted Subsidiary or was merged with or into the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary since the beginning of such period) will have made any Sale or any Purchase that would have required an adjustment pursuant to clause (1) or (2) above if made by the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto as if such Sale or Purchase occurred on the first day of such period.

For purposes of this definition and the definition of Consolidated Net Leverage Ratio, (a) whenever pro forma effect is to be given to any transaction or calculation, the pro forma calculations will be as determined in good faith by a responsible financial or accounting officer of the Company (including without limitation in respect of anticipated expense and cost reductions) including, without limitation, as a result of, or that would result from any actions taken, committed to be taken or with respect to which substantial steps have been taken, by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary including, without limitation, in connection with any cost reduction synergies or cost savings plan or program or in connection with any transaction, investment, acquisition, disposition, restructuring, corporate reorganization or otherwise (regardless of whether these cost savings and cost reduction synergies could then be reflected in pro forma financial statements to the extent prepared), (b) in determining the amount of Indebtedness outstanding on any date of determination, pro forma effect shall be given to any Incurrence, repayment, repurchase, defeasance or other acquisition, retirement or discharge of Indebtedness as if such transaction had occurred on the first day of the relevant period and (c) interest on any Indebtedness that bears interest at a floating rate and that is being given pro forma effect shall be calculated as if the rate in effect on the date of calculation had been applicable for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness).

“Proceeds Loan Borrowers” means UPC Nederland B.V., any and all successors thereto, and any permitted assignees thereof and any other borrower from time to time under an Additional Proceeds Loan.

“Proceeds Loan Collateral” means the assets in respect of which Security Interests have been created under the Security Documents.

“Proceeds Loan Guarantees” means the guarantees and indemnities given by the Proceeds Loan Guarantors under Clause 10 (Guarantee and Indemnity) of the Proceeds Loan Agreement.

“Proceeds Loan Guarantors” means each person that has acceded to the Covenant Agreement as an Obligor (as defined therein) and each Proceeds Loan Agreement as an Obligor (as defined therein).

“Proceeds Loan Share Pledges” means the pledge agreements creating security over the Capital Stock of each Covenant Party (other than the Company and UPC NL Holdco).

“Public Debt” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (1) a public offering registered under the Securities Act or (2) a private placement to institutional investors that is underwritten for resale in accordance with Rule 144A or Regulation S under the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC for public resale. The term “Public Debt”, for the avoidance of doubt, shall not be construed to include any Indebtedness issued to institutional investors in a direct placement of such Indebtedness that is not underwritten by an intermediary (it being understood that, without limiting the foregoing, a financing that is distributed to not more than ten Persons (provided that multiple managed accounts and affiliates of any such Persons shall be treated as one Person for the purposes of this definition) shall be deemed not to be underwritten), or any Indebtedness under the Existing Credit Agreement, a Permitted Credit Facility, commercial bank or similar Indebtedness, Capitalized Lease Obligation or recourse transfer of any financial asset or any other type of Indebtedness incurred in a manner not customarily viewed as a “securities offering”.

“Public Market” means any time after an Equity Offering has been consummated, shares of common stock or other common equity interests of the IPO Entity having a market value in excess of €75 million on the date of such Equity Offering have been distributed pursuant to such Equity Offering.

“Public Offering” means any offering, including an Initial Public Offering, of shares of common stock or other common equity interests that are listed on an exchange or publicly offered (which shall include any offering pursuant to Rule 144A and/or Regulation S under the Securities Act to professional market investors or similar persons).

“Public Offering Expenses” means expenses Incurred by any Parent in connection with any public offering of Capital Stock or Indebtedness (whether or not successful):

(1)	where the net proceeds of such offering are intended to be received by or contributed or loaned to the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary; or

(2)	in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received, contributed or loaned; or

(3)	otherwise on an interim basis prior to completion of such offering so long as any Parent shall cause the amount of such expenses to be repaid to the Company, UPC NL Holdco, an Affiliate Covenant Party or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed, in each case, to the extent such expenses are not paid by another Subsidiary of such Parent.

“Purchase Money Note” means a promissory note of a Receivables Entity evidencing the deferred purchase price of Receivables (and related assets) and/or a line of credit, which may be irrevocable, from the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary in connection with a Qualified Receivables Transaction with a Receivables Entity, which deferred purchase price or line is repayable from cash available to the Receivables Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts owing to such investors and amounts paid in connection with the purchase of newly generated Receivables.

“Purchase Money Obligations” means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company, UPC NL Holdco, an Affiliate Covenant Party or any of the Restricted Subsidiaries pursuant to which the Company, UPC NL Holdco, an Affiliate Covenant Party or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (1) a Receivables Entity (in the case of a transfer by the Company, UPC NL Holdco, an Affiliate Covenant Party or any of the Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Entity), or may grant a Lien in, any Receivables (whether now existing or arising in the future) of the Company, UPC NL Holdco, an Affiliate Covenant Party or any of the Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Receivables, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such Receivables and other assets which are customarily transferred, or in respect of which Liens are customarily granted, in connection with asset securitization involving Receivables and any Hedging Obligations entered into by the Company, UPC NL Holdco, an Affiliate Covenant Party or any such Restricted Subsidiary in connection with such Receivables.

“Receivable” means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account”, “chattel paper”, “payment intangible” or “instrument” under the Uniform Commercial Code as in effect in the State of New York and any “supporting obligations” as so defined.

“Receivables Entity” means a Wholly Owned Subsidiary of the Company, UPC NL Holdco or an Affiliate Covenant Party (or another Person in which the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary makes an Investment and to which the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary transfers Receivables and related assets) which engages in no activities other than in connection with the financing of Receivables and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Entity:

(1)	no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

(a)	is guaranteed by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

(b)	is recourse to or obligates the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings; or

(c)	subjects any property or asset of the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(d)	except, in each such case, Limited Recourse and Permitted Liens as defined in clauses (1), (27) through (29) and (33) of the definition thereof;

(2)	with which neither the Company, UPC NL Holdco, an Affiliate Covenant Party nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Company, UPC NL Holdco, an Affiliate Covenant Party or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, UPC NL Holdco or an Affiliate Covenant Party, other than fees payable in the ordinary course of business in connection with servicing Receivables; and

(3)	to which neither the Company, UPC NL Holdco, an Affiliate Covenant Party nor any Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Facility Agent by promptly filing with the Facility Agent a certified copy of the resolution of the Board of Directors of the Company, UPC NL Holdco or an Affiliate Covenant Party giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Receivables Fees” means reasonable distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Receivables Entity in connection with, any Qualified Receivables Transaction.

“Receivables Repurchase Obligation” means any obligation of a seller of Receivables in a Qualified Receivables Transaction to repurchase Receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance”, “refinances”, and “refinanced” shall have a correlative meaning) any Indebtedness existing on the Signing Date or Incurred in compliance with this Agreement (including Indebtedness of the Company, UPC NL Holdco or an Affiliate Covenant Party that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, including successive refinancings; provided, however, that:

(1)	if the Indebtedness being refinanced constitutes Subordinated Obligations, (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Facilities, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Facilities, the Refinancing Indebtedness has a Stated Maturity later than the Stated Maturity of the Facilities;

(2)	such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus an amount to pay any interest, fees and expenses, premiums and defeasance costs, Incurred in connection therewith; and

(3)	if the Indebtedness being refinanced constitutes Subordinated Obligations, such Refinancing Indebtedness is subordinated in right of payment to the Facilities on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being refinanced.

Refinancing Indebtedness in respect of any Credit Facility or any other Indebtedness may be Incurred from time to time after the termination, discharge or repayment of all or any part of any such Credit Facility or other Indebtedness.

“Related Business” means any business that is the same as or related, ancillary or complementary to any of the businesses of the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries on the Signing Date.

“Related Person” with respect to any Permitted Holder, means:

(1)	any controlling equity holder or majority (or more) owned Subsidiary of such Permitted Holder; or

(2)	in the case of an individual, any spouse, family member or relative of such individual, any trust or partnership for the benefit of one or more of such individual and any such spouse, family member or relative, or the estate, executor, administrator, committee or beneficiaries of any thereof; or

(3)	any trust, corporation, partnership or other Person for which one or more of the Permitted Holders and other Related Persons of any thereof constitute the beneficiaries, stockholders, partners or owners thereof, or Persons beneficially holding in the aggregate a majority (or more) controlling interest therein.

“Related Taxes” means:

(1)	any taxes, including but not limited to sales, use, transfer, rental, ad valorem, value added, stamp, property, consumption, franchise, license, capital, registration, business, customs, net worth, gross receipts, excise, occupancy, intangibles or similar taxes (other than (x) taxes measured by income and (y) withholding imposed on payments made by any Parent), required to be paid by any Parent by virtue of its:

(a)	being organized or incorporated or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than the Company, UPC NL Holdco, an Affiliate Covenant Party or any of the Company’s, UPC NL Holdco’s or an Affiliate Covenant Party’s Subsidiaries), or

(b)	being a holding company parent of the Company, UPC NL Holdco, an Affiliate Covenant Party or any of the Company’s, UPC NL Holdco’s or an Affiliate Covenant Party’s Subsidiaries, or

(c)	receiving dividends from or other distributions in respect of the Capital Stock of the Company, UPC NL Holdco or an Affiliate Covenant Party , or any of the Company’s, UPC NL Holdco’s or an Affiliate Covenant Party’s Subsidiaries, or

(d)	having guaranteed any obligations of the Company, UPC NL Holdco, an Affiliate Covenant Party or any Subsidiary of the Company, UPC NL Holdco or an Affiliate Covenant Party , or

(e)	having made any payment in respect to any of the items for which the Company, UPC NL Holdco or an Affiliate Covenant Party is permitted to make payments to any Parent pursuant to Section 4.07 of Schedule 18 (Covenants), in each case, to the extent such taxes are not paid by another Subsidiary or such Parent; and

(2)

any taxes measured by income for which any Parent is liable up to an amount not to exceed with respect to such taxes the amount of any such taxes that the Company, UPC NL Holdco, an Affiliate Covenant Party and their Subsidiaries would have been required to pay on a separate company basis or on a consolidated basis if the Company, UPC NL Holdco, an Affiliate Covenant

Party and their Subsidiaries had paid tax on a consolidated, combined, group, affiliated or unitary basis on behalf of an affiliated group consisting only of the Company, UPC NL Holdco, an Affiliate Covenant Party and their Subsidiaries and any taxes imposed by way of withholding on payments made by one Parent to another Parent on any financing that is provided, directly or indirectly in relation to the Company, UPC NL Holdco, an Affiliate Covenant Party and their Subsidiaries (reduced by any taxes measured by income actually paid by the Company, UPC NL Holdco, an Affiliate Covenant Party and their Subsidiaries).

“Related Transaction” means (1) any transactions to effect or consummate the Ziggo Group Combination and/or the Ziggo Group Assumption, which may include the contribution of an Affiliate entity by a Parent (“Contributed Entity”) which Contributed Entity indirectly holds Share Capital in the Company or UPC NL Holdco, (2) any transactions to effect or consummate the Credit Facility Assumption, (3) intercompany indebtedness (A) by the Company, UPC NL Holdco, an Affiliate Covenant Party, the Contributed Entity or a Restricted Subsidiary to an Affiliate or (B) by an Affiliate to the Company, UPC NL Holdco, an Affiliate Covenant Party, the Contributed Entity or a Restricted Subsidiary, in each case, to effect or consummate the Ziggo Group Combination and/or the Ziggo Group Assumption, (4) the Post-Closing Reorganization and (5) payment of fees, costs and expenses in connection with the Ziggo Group Combination and/or the Ziggo Group Assumption and/or Credit Facility Assumption and the Post-Closing Reorganization.

“Reporting Entity” refers to (i) Ziggo Group Holding B.V. or (ii) following the accession of any Affiliate Covenant Party, Ziggo Group Holding B.V. or a common Parent of the Company, UPC NL Holdco and that Affiliate Covenant Party.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company, UPC NL Holdco or an Affiliate Covenant Party other than an Unrestricted Subsidiary.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Security Agent” means ING Bank N.V. and any successor or replacement Security Agent, acting in such capacity.

“Securitization Obligation” means any Indebtedness or other obligation of any Receivables Entity.

“Senior Indebtedness” means, whether outstanding on the Signing Date or thereafter Incurred, all amounts payable by, under or in respect of all other Indebtedness of the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary, including premiums and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary at the rate specified in the documentation with respect thereto whether or not a claim for post filing interest is allowed in such proceeding) and fees relating thereto; provided, however, that Senior Indebtedness will not include:

(1)	any Indebtedness Incurred in violation of this Agreement;

(2)	any obligation of the Company, UPC NL Holdco or an Affiliate Covenant Party to any Restricted Subsidiary;

(3)	any liability for taxes owed or owing by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary;

(4)	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

(5)	any Indebtedness, guarantee or obligation of the Company, UPC NL Holdco or an Affiliate Covenant Party that is expressly subordinate or junior in right of payment to any other Indebtedness, guarantee or obligation of the Company, UPC NL Holdco or an Affiliate Covenant Party, including, without limitation, any Subordinated Obligation; or

(6)	any Capital Stock.

“Senior Notes Issuer” means Ziggo Bond Finance B.V.

“Significant Subsidiary” means any Restricted Subsidiary which, together with the Restricted Subsidiaries of such Restricted Subsidiary, accounted for more than 10% of Total Assets as of the end of the most recently completed fiscal year.

“Specified Legal Expenses” means, to the extent not constituting an extraordinary, non-recurring or unusual loss, charge or expense, all attorneys’ and experts’ fees and expenses and all other costs, liabilities (including all damages, penalties, fines and indemnification and settlement payments) and expenses paid or payable in connection with any threatened, pending, completed or future claim, demand, action, suit, proceeding, inquiry or investigation (whether civil, criminal, administrative, governmental or investigative).

“Spin-Off” means a transaction by which all outstanding ordinary shares of the Company, UPC NL Holdco or an Affiliate Covenant Party or a Parent of the Company, UPC NL Holdco or an Affiliate Covenant Party, directly or indirectly owned by the Ultimate Parent are distributed to (x) all of the Ultimate Parent’s shareholders, or (y) all of the shareholders comprising one or more group of the Ultimate Parent’s shareholders as provided by the Ultimate Parent’s articles of association, in each case, either directly or indirectly through the distribution of shares in a company holding the Company’s, UPC NL Holdco’s or an Affiliate Covenant Party’s shares or a Parent’s shares.

“Spin Parent” means the Person the shares of which are distributed to the shareholders of the Ultimate Parent pursuant to the Spin-Off.

“SPV Asset Sale” means the sale, lease, conveyance or other disposition of any rights, property or assets by the SPV Borrower, the US SPV Borrower or Ziggo Secured Finance II B.V., other than the granting of a Permitted SPV Lien or any Permitted SPV Investment.

“SPV Borrower Share Pledge” means a first-ranking pledge over all of the issued shares of the SPV Borrower.

“SPV Collateral” means the assets in respect of which Security Interests have been created by the SPV Security Documents.

“SPV Guarantees” means the guarantees and indemnities given by the SPV Borrower, the US SPV Borrower and Ziggo Secured Finance II B.V. under Clause 31 (Guarantee and Indemnity).

“SPV Parent” refers to STICHTING Eldfell, a foundation (stichting) established under the laws of The Netherlands.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary which are reasonably customary in securitization of Receivables transactions, including, without limitation, those relating to the servicing of the assets of a Receivables Entity and Limited Recourse, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any advance, loan or security, the date specified in such security as the fixed date on which the payment of principal of such advance, loan or security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Obligation” means in the case of the Proceeds Loan Borrower, any Indebtedness that is expressly subordinate or junior in right of payment to the Proceeds Loans pursuant to a written agreement and, in the case of another Covenant Party, any Indebtedness that is expressly subordinate or junior in right of payment to the Proceeds Loan Guarantee of such Covenant Party pursuant to a written agreement.

“Subordinated Proceeds Loan Obligor” means (i) Ziggo Bond Company B.V., (ii) UPC Nederland Holding I B.V. and (iii) any other Parent of the Company, UPC NL Holdco or an Affiliate Covenant Party which is a borrower or guarantor of a proceeds loan from the Senior Notes Issuer.

“Subordinated Shareholder Loans” means Indebtedness of the Company, UPC NL Holdco or an Affiliate Covenant Party (and any security, other than Capital Stock, into which such Indebtedness is convertible or for which it is exchangeable at the option of the holder) issued to and held by any Affiliate (other than a Restricted Subsidiary) that (either pursuant to its terms or pursuant to an agreement with respect thereto):

(1)	does not mature or require any amortization, redemption or other repayment of principal or any sinking fund payment prior to the first anniversary of the Stated Maturity of any Facilities (other than through conversion or exchange of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Company, UPC NL Holdco or an Affiliate Covenant Party , as applicable, or any Indebtedness meeting the requirements of this definition);

(2)	does not require, prior to the first anniversary of the Stated Maturity of any Facilities, payment of cash interest, cash withholding amounts or other cash gross-ups, or any similar cash amounts;

(3)	contains no change of control or similar provisions that are effective, and does not accelerate and has no right to declare a default or event of default or take any enforcement action or otherwise require any cash payment prior to the first anniversary of the Stated Maturity of the Facilities;

(4)	does not provide for or require any Lien or encumbrance over any asset of the Company, UPC NL Holdco, an Affiliate Covenant Party or any of the Restricted Subsidiaries;

(5)	is subordinated in right of payment to the prior payment in full of the Proceeds Loan or the Proceeds Loan Guarantee, as applicable, in the event of (a) a total or partial liquidation, dissolution or winding up of the Company, UPC NL Holdco or an Affiliate Covenant Party , as applicable, (b) a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property or UPC NL Holdco or its property, as applicable, (c) an assignment for the benefit of creditors or (d) any marshalling of the assets and liabilities of the Company, UPC NL Holdco or an Affiliate Covenant Party, as applicable;

(6)	under which the Company, UPC NL Holdco or an Affiliate Covenant Party , as applicable, may not make any payment or distribution of any kind or character with respect to any obligations on, or relating to, such Subordinated Shareholder Loans if (a) a payment Default on the Facilities occurs and is continuing or (b) any other Default under this Agreement occurs and is continuing that permits the Lenders to accelerate their maturity and the Company receives notice of such Default from the Facility Agent, until in each case the earliest of (i) the date on which such Default is cured or waived or (ii) 180 days from the date such Default occurs (and only once such notice may be given during any 360 day period); and

(7)	under which, if the holder of such Subordinated Shareholder Loans receives a payment or distribution with respect to such Subordinated Shareholder Loan (a) other than in accordance with this Agreement or as a result of a mandatory requirement of applicable law or (b) under circumstances described under clauses (5)(a) through (d) above, such holder will forthwith pay all such amounts to the Facility Agent to be held in trust for application in accordance with this Agreement.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company, UPC NL Holdco or an Affiliate Covenant Party.

“Total Assets” means the Consolidated total assets of the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries as shown on the most recent balance sheet (excluding the footnotes thereto) of the Reporting Entity (and, in the case of any determination relating to any Incurrence of Indebtedness or any Restricted Payment, on a pro forma basis including any property or assets being acquired in connection therewith).

“Trade Payables” means, with respect to any Person, any accounts payable or any Indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

“Ultimate Parent” means (1) Liberty Global plc and any all successors thereto or (2) upon consummation of a Spin-Off, “Ultimate Parent” will mean the Spin Parent and its successors, and (3) upon consummation of a Parent Joint Venture Transaction, “Ultimate Parent” will mean each of the top tier Parent entities of the Joint Venture Holders and their successors.

“Unrestricted Subsidiary” means:

(1)	any Subsidiary of the Company, UPC NL Holdco or an Affiliate Covenant Party that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

(2)	any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company, UPC NL Holdco or an Affiliate Covenant Party may designate any Subsidiary of the Company, UPC NL Holdco or an Affiliate Covenant Party (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(a)	such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company, UPC NL Holdco or an Affiliate Covenant Party which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; and

(b)	such designation and the Investment of the Company, UPC NL Holdco or an Affiliate Covenant Party in such Subsidiary complies with Section 4.07 of Schedule 18 (Covenants).

Any such designation by the Board of Directors of the Company, UPC NL Holdco or an Affiliate Covenant Party shall be evidenced to the Facility Agent by promptly filing with the Facility Agent a resolution of the Board of Directors of the Company, UPC NL Holdco or an Affiliate Covenant Party giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

The Board of Directors of the Company, UPC NL Holdco or an Affiliate Covenant Party may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and either (1) the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries could Incur at least €1.00 of additional Indebtedness under Section 4.09(b) of Schedule 18 (Covenants) or (2) the Consolidated Net Leverage Ratio would be no greater than it was immediately prior to giving effect to such designation, in each case, on a pro forma basis taking into account such designation.

“U.S. Government Obligations” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“US SPV Borrower Partnership Pledge” means a first- ranking charge over the partnership interests in the US SPV Borrower.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.

“Wholly Owned Subsidiary” means (1) in respect of any Person, a Person, all of the Capital Stock of which (other than (a) directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law, regulation or to ensure limited liability and (b) in the case of a Receivables Entity, shares held by a Person that is not an Affiliate of the Company, UPC NL Holdco or an Affiliate Covenant Party solely for the purpose of permitting such Person (or such Person’s designee) to vote with respect to customary major events with respect to such Receivables Entity, including without limitation the institution of bankruptcy, insolvency or other similar proceedings, any merger or dissolution, and any change in charter documents or other customary events) is owned by that Person directly or (2) indirectly by a Person that satisfies the requirements of clause (1).

“Ziggo Group Assumption” means the assumption of all of the obligations of the SPV Borrower under any notes issued by it and any indenture that it is party to and such assumption will be a deemed repayment in full and cancellation of the obligations of the Covenant Parties under the Proceeds Loan in relation to those notes.

“Ziggo Group Combination” means the series of transactions whereby (i) the Company and its Subsidiaries are combined with UPC NL Holdco and its Subsidiaries through one or more mergers, consolidations, contributions or similar transactions; or (ii) the special purpose financing company structure whereby the Original Borrowers borrowed the Facilities and funded Proceeds Loans is terminated and the Covenant Parties and their Subsidiaries assume or otherwise acquire all of the outstanding Indebtedness of the Original Borrowers and their Subsidiaries through the assumption, assignment or other transfer of such Indebtedness or the acquisition or other transfer of the Original Borrowers and/or any of their Subsidiaries to the Covenant Parties.

“Ziggo Secured Finance II B.V. Share Pledge” means a first-ranking pledge over all of the issued shares of Ziggo Secured Finance II B.V.

SCHEDULE 22

POST FOLD-IN COVENANTS

Save where specified to the contrary or where defined in Clause 1.1 (Definitions) of this Agreement, defined terms used in this Schedule 22 (Post Fold-In Covenants) shall bear the meaning given to them in Schedule 25 (Post Fold-In Definitions). The provisions of this Schedule are to be interpreted in accordance with New York law (without prejudice to the fact that the Finance Documents are to be governed by English law).

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Section 4.02	[INTENTIONALLY LEFT BLANK]

Section 4.03	Reports

(a) The Borrowers, the Company, UPC NL Holdco, or an Affiliate Covenant Party will provide to the Facility Agent and, in each case of clauses (2) and (3) of this Section 4.03(a), will post on its website (or make similar disclosure) the following (provided, however, that to the extent any reports are filed on the SEC’s website or on the Reporting Entity’s or the Ultimate Parent’s website, such reports shall be deemed to be provided to the Facility Agent):

(1) within 150 days after the end of each fiscal year ending subsequent to the Signing Date, an annual report of the Reporting Entity, containing the following information: (a) audited combined or consolidated balance sheets of the Reporting Entity as of the end of the two most recent fiscal years (or such shorter period as the Reporting Entity has been in existence) and audited combined or consolidated income statements and statements of cash flow of the Reporting Entity for the three most recent fiscal years (or such shorter period as the Reporting Entity has been in existence), in each case prepared in accordance with GAAP, including appropriate footnotes to such financial statements and a report of the independent public accountants on the financial statements; (b) to the extent relating to such annual periods, an operating and financial review of the audited financial statements, including a discussion of the results of operations, financial condition, and liquidity and capital resources and critical accounting policies; and (c) to the extent not included in the audited financial statements or operating and financial review, a description of the business, management and shareholders of the Reporting Entity, and a description of all material debt instruments; provided, however, that such reports need not (i) contain any segment data other than as required under GAAP in its financial reports with respect to the period presented, (ii) include any exhibits, or (iii) include separate financial statements for any Affiliates of the Reporting Entity or any acquired businesses;

(2) within 60 days after each of the first three fiscal quarters in each fiscal year, a quarterly report of the Reporting Entity containing the following information: (a) unaudited combined or consolidated income statements of the Reporting Entity for such period, prepared in accordance with GAAP, and (b) a financial review of such period (including a comparison against the prior year’s comparable period), consisting of a discussion of (i) the results of operations and financial condition of the Reporting Entity on a consolidated basis, and material changes between the current period and the prior year’s comparable period, (ii) material developments in the business of the Reporting Entity and its Restricted Subsidiaries, (c) financial information and trends in the business in which the Reporting Entity and its Restricted Subsidiaries is engaged and (d) information with respect to any material acquisition or disposal during the period provided, however, that such reports need not (i) contain any segment data other than as required under GAAP in its financial reports with respect to the period presented, (ii) include any exhibits, or (iii) include separate financial statements for any Affiliates of the Reporting Entity or any acquired businesses;

(3) at the time that any annual report or quarterly report, as applicable, referred to in clauses (1) and (2) above is provided in accordance with those clauses, an unaudited schedule to that annual report or quarterly report, as applicable, of the Reporting Entity, demonstrating the necessary adjustments to the financial statements of the Reporting Entity to derive financial information applicable to the Bank Group prepared in accordance with GAAP; and

(4) within 10 days after the occurrence of such event, information with respect to (a) any change in the independent public accountants of the Reporting Entity (unless such change is made in conjunction with a change in the auditor of the Ultimate Parent), (b) any material acquisition or disposal, and (c) any material development in the business of the Reporting Entity and its Restricted Subsidiaries.

(b) If the Company, UPC NL Holdco or an Affiliate Covenant Party has designated any of its Subsidiaries as Unrestricted Subsidiaries and any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries constitute Significant Subsidiaries of the Reporting Entity, then the annual and quarterly information required by Section 4.03(a)(1) and Section 4.03(a)(2) of the first paragraph of this covenant shall include a reasonably detailed presentation, either on the face of the financial statements, in the footnotes thereto or in a separate report delivered therewith, of the financial condition and results of operations of the Reporting Entity and its Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries.

(c) Following any election by the Reporting Entity to change its accounting principles in accordance with the definition of GAAP set forth in Schedule 25 (Post Fold-In Definitions), the annual and quarterly information required Section 4.03(a)(1) and Section 4.03(a)(2) of the first paragraph of this covenant shall include any reconciliation presentation required by clause (2)(a) of the definition of GAAP set forth in Schedule 25 (Post Fold-In Definitions).

(d) To the extent that material differences exist between the business, assets, results of operations or financial condition of (i) the Reporting Entity and (i) the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries, the annual and quarterly reports shall give a reasonably detailed description of such differences and include an unaudited reconciliation of the Reporting Entity’s financial statements to the financial statements of the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries.

Section 4.04	Compliance Certificate

(a) The Company shall supply a compliance certificate to the Facility Agent with each annual report provided pursuant to Section 4.03(a)(1) and each quarterly report provided pursuant to Section 4.03(a)(2).

(b) The compliance certificate shall, among other things, set out (in reasonable detail) computations as to compliance with Clause 23 (Financial Covenant) of this Agreement.

(c) Each compliance certificate shall be signed by an authorized officer of the Company.

Section 4.05	[INTENTIONALLY LEFT BLANK]

Section 4.06	[INTENTIONALLY LEFT BLANK]

Section 4.07	Limitation on Restricted Payments

(a) The Company, UPC NL Holdco and an Affiliate Covenant Party will not, and will not permit any of the Restricted Subsidiaries, directly or indirectly:

(1) to declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company, UPC NL Holdco, an Affiliate Covenant Party or any of the Restricted Subsidiaries) except:

(A) dividends or distributions payable in Capital Stock of the Company, UPC NL Holdco, or an Affiliate Covenant Party (other than Disqualified Stock) or Subordinated Shareholder Loans; and

(B) dividends or distributions payable to the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly Owned Subsidiary of the Company, UPC NL Holdco, or an Affiliate Covenant Party, as applicable, to its other holders of common Capital Stock on a pro rata basis);

(2) to purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company, UPC NL Holdco, an Affiliate Covenant Party or any Parent of the Company, UPC NL Holdco, or an Affiliate Covenant Party held by Persons other than the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary;

(3) to purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than (x) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement or (y) Indebtedness permitted under Section 4.09(b)(2)); or

(4) to make any Restricted Investment in any Person;

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) of this Section 4.07(a) is referred to herein as a “Restricted Payment”), if at the time the Company, UPC NL Holdco, an Affiliate Covenant Party or such Restricted Subsidiary makes such Restricted Payment:

(A) in the case of a Restricted Payment other than a Restricted Investment, an Event of Default shall have occurred and be continuing (or would result therefrom); or

(B) except in the case of a Restricted Investment, if such Restricted Payment is made in reliance on clause (C)(i) below, the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries are not able to Incur an additional €1.00 of Indebtedness pursuant to Section 4.09(a), after giving effect, on a pro forma basis, to such Restricted Payment; or

(C) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to May 7, 2010 and not returned or rescinded would exceed the sum of:

(i)	50% of Consolidated Net Income for the period (treated as one accounting period) from the beginning of the first fiscal quarter commencing after May 7, 2010 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are available (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);

(ii)	100% of the aggregate Net Cash Proceeds and the fair market value, as determined in good faith by the Board of Directors or senior management of the Company, of marketable securities, or other property or assets, received by the Company, UPC NL Holdco, or an Affiliate Covenant Party from the issue or sale of its Capital Stock (other than Disqualified Stock) or Subordinated Shareholder Loans or other capital contributions subsequent to May 7, 2010 (other than (x) Net Cash Proceeds received from an issuance or sale of such Capital Stock to the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination, (y) Excluded Contributions or (z) Net Cash Proceeds and the fair market value of such assets received in connection with the Acquisition));

(iii)	100% of the aggregate Net Cash Proceeds and the fair market value, as determined in good faith by the Board of Directors or senior management of the Company, of marketable securities, or other property or assets, received by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary from the issuance or sale (other than to the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary) by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary subsequent to May 7, 2010 of any Indebtedness that has been converted into or exchanged for Capital Stock of the Company, UPC NL Holdco, or an Affiliate Covenant Party (other than Disqualified Stock) or Subordinated Shareholder Loans;

(iv)	the amount equal to the net reduction in Restricted Investments made by the Company, UPC NL Holdco, an Affiliate Covenant Party or any of the Restricted Subsidiaries resulting from:

(A)	repurchases, redemptions or other acquisitions or retirements of any such Restricted Investment, proceeds realized upon the sale or other disposition to a Person other than the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary of any such Restricted Investment, repayments of loans or advances or other transfers of assets (including by way of dividend, distribution, interest payments or returns of capital) to the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary; or

(B)	the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”) not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included in Consolidated Net Income for the purposes of the preceding clause (i) to the extent that it is (at the Company’s option) included under this clause (iv);

(v)

without duplication of amounts included in clause (iv), the amount by which Indebtedness of the Company, UPC NL Holdco or an Affiliate Covenant Party is reduced on the Consolidated balance sheet of the Company, UPC NL Holdco or an Affiliate Covenant Party upon the conversion or exchange of any Indebtedness of the Company, UPC NL Holdco or an Affiliate Covenant Party issued after May 7, 2006, which is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company, UPC NL Holdco or an Affiliate Covenant Party held by Persons not including the Company, UPC NL Holdco or an Affiliate Covenant Party or any of their Restricted Subsidiaries, as applicable (less the amount of any cash or the fair market value of other property or assets distributed by the Company, UPC NL Holdco or an Affiliate Covenant Party upon such conversion or exchange); and

(vi)	100% of the Net Cash Proceeds and the fair market value (as determined in accordance with the next succeeding paragraph) of marketable securities, or other property or assets, received by the Company, UPC NL Holdco, an Affiliate Covenant Party or any of the Restricted Subsidiaries in connection with: (A) the sale or other disposition (other than to the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Subsidiary of the Company, UPC NL Holdco, or an Affiliate Covenant Party for the benefit of its employees to the extent funded by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary) of Capital Stock of an Unrestricted Subsidiary; and (B) any dividend or distribution made by an Unrestricted Subsidiary to the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary; provided however, that no amount will be included in Consolidated Net Income for the purposes of the preceding clause (i) to the extent that it is (at the Company’s option) included under this clause (v).

(b) Section 4.07(a) will not prohibit:

(1) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock, Disqualified Stock, Subordinated Shareholder Loans or Subordinated Obligations of the Company, UPC NL Holdco, or an Affiliate Covenant Party made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the sale or issuance within 90 days of, Subordinated Shareholder Loans or Capital Stock of the Company, UPC NL Holdco, or an Affiliate Covenant Party (other than Disqualified Stock or Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination), Subordinated Shareholder Loans or a substantially concurrent capital contribution to the Company, UPC NL Holdco, or an Affiliate Covenant Party; provided, however, that (a) such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments and (b) the Net Cash Proceeds from such sale or issuance of Capital Stock or Subordinated Shareholder Loans or from such capital contribution will be excluded from clause (4)(C)(ii) of Section 4.07(a);

(2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company, UPC NL Holdco, or an Affiliate Covenant Party made by exchange for, or out of the proceeds of the sale within 90 days of, Subordinated Obligations of the Company, UPC NL Holdco, an Affiliate Covenant Party or such Restricted Subsidiary that is permitted to be Incurred pursuant to Section 4.09 and that in each case constitutes Refinancing Indebtedness; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments;

(3) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary made by exchange for, or out of the proceeds of the sale within 90 days of, Disqualified Stock of the Company, UPC NL Holdco, an Affiliate Covenant Party or such Restricted Subsidiary, as the case may be, that, in each case, is permitted to Section 4.09 and that in each case constitutes Refinancing Indebtedness; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments;

(4) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividends will be included in subsequent calculations of the amount of Restricted Payments;

(5) the purchase, repurchase, defeasance, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary or any parent of the Company, UPC NL Holdco, or an Affiliate Covenant Party held by any existing or former employees or management of the Company, UPC NL Holdco, an Affiliate Covenant Party or any Subsidiary of the Company, UPC NL Holdco, or an Affiliate Covenant Party or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees; provided that such redemptions or repurchases pursuant to this clause will not exceed an amount equal to €10.0 million in the aggregate during any calendar year (with any unused amounts in any preceding calendar year being carried over to the succeeding calendar year); provided, however, that the amount of any such repurchase or redemption will be included in subsequent calculations of the amount of Restricted Payments;

(6) the declaration and payment of dividends to holders of any class or series of Disqualified Stock, or of any Preferred Stock of a Restricted Subsidiary, Incurred in accordance with the terms of Section 4.09; provided, however, that such dividends will be excluded from subsequent calculations of the amount of Restricted Payments;

(7) purchases, repurchases, redemptions, defeasance or other acquisitions or retirements of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof; provided, however, that such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments;

(8) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation:

(A) at a purchase price not greater than 101% of the principal amount of such Subordinated Obligation in the event of a Change of Control;

(B) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to Section 4.10; or

(C) (i) consisting of Acquired Indebtedness (other than Indebtedness Incurred to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was designated an Affiliate Covenant Party or an Affiliate Subsidiary or was otherwise acquired by the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary) and (ii) at a purchase price not greater than 100% of the principal amount of such Subordinated Obligation plus accrued and unpaid interest and any premium required by the terms of any Acquired Indebtedness;

provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement specified in clause (A) above, the Company has notified the Facility Agent of such Change of Control and has made the prepayments required pursuant to Clause 14 (Mandatory Prepayment and Cancellation) of this Agreement (together with accrued interest and all other relevant amounts accrued under this Agreement owed to those Lenders); and provided, further, that such purchase, redemption or other acquisition will be excluded from subsequent calculations of the amount of Restricted Payments;

(9) dividends, loans, advances or distributions to any Parent or other payments by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary in amounts equal to:

(A) the amounts required for any Parent to pay Parent Expenses;

(B) the amounts required for any Parent to pay Public Offering Expenses or fees and expenses related to any other equity or debt offering of such Parent that are directly attributable to the operation of the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries;

(C) the amounts required for any Parent to pay Related Taxes; and

(D) amounts constituting payments satisfying the requirements of clauses (11) and (12) of Section 4.11(b);

provided, however, that such dividends, loans, advances, distributions or other payments will be excluded from subsequent calculations of the amount of Restricted Payments;

(10) Restricted Payments in an aggregate amount outstanding at any time not to exceed the aggregate cash amount of Excluded Contributions, or consisting of non-cash Excluded Contributions, or Investments in exchange for or using as consideration Investments previously made under this clause; provided, however, that the amount of such Restricted Payments will be excluded from subsequent calculations of the amount of Restricted Payments;

(11) payments by the Company, UPC NL Holdco, or an Affiliate Covenant Party, or loans, advances, dividends or distributions to any parent company of the Company, UPC NL Holdco, or an Affiliate Covenant Party to make payments to holders of Capital Stock of the Company, UPC NL Holdco, or an Affiliate Covenant Party or any parent company of the Company, UPC NL Holdco, or an Affiliate Covenant Party in lieu of the issuance of fractional shares of such Capital Stock; provided, however, that the net amount of such payments will be excluded from subsequent calculations of the amount of Restricted Payments;

(12) Restricted Payments to be applied for the purpose of making corresponding payments on Indebtedness of any Parent to the extent that such Indebtedness is guaranteed by the Company, UPC NL Holdco, an Affiliate Covenant Party pursuant to a guarantee otherwise permitted to be Incurred under this Agreement; provided, however, that the amount of such payments will be included in subsequent calculations of the amount of Restricted Payments;

(13) so long as no Default or Event of Default of the type specified in clauses (1) or (2) of Schedule 22 (Post Fold-In Covenants) has occurred and is continuing, any Restricted Payment to the extent that, after giving pro forma effect to any such Restricted Payment, the Consolidated Net Leverage Ratio would not exceed 4.00 to 1.00; provided, however, that the net amount of such payments will be included in subsequent calculations of the amount of Restricted Payments;

(14) Restricted Payments in an aggregate amount at any time outstanding, when taken together with all other Restricted Payments made pursuant to this clause (14), not to exceed the greater of (a) €250.0 million and (b) 5.0% of Total Assets, in the aggregate in any calendar year (with any unused amounts in any preceding calendar year being carried over to the succeeding calendar year); provided, however, that the amount of such Restricted Payments will be included in subsequent calculations of the amount of Restricted Payments;

(15) the distribution, as a dividend or otherwise, of shares of Capital Stock of or, Indebtedness owed to the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary by, Unrestricted Subsidiaries; provided, however, that such distributions will be excluded from subsequent calculations of the amount of Restricted Payments;

(16) following a Public Offering of the Company, UPC NL Holdco, an Affiliate Covenant Party or any Parent, the declaration and payment by the Company, UPC NL Holdco, an Affiliate Covenant Party or such Parent, or the making of any cash payments, advances, loans, dividends or distributions to any Parent to pay, dividends or distributions on the Capital Stock, common stock or common equity interests of the Company, UPC NL Holdco, an Affiliate Covenant Party or any Parent; provided that the aggregate amount of all such dividends or distributions under this clause (16) shall not exceed in any fiscal year the greater of (a) 6.0% of the Net Cash Proceeds received from such Public Offering or subsequent Equity Offering by the Company, UPC NL Holdco, or an Affiliate Covenant Party or contributed to the capital of the Company, UPC NL Holdco, or an Affiliate Covenant Party by any Parent in any form other than Indebtedness or Excluded Contributions and (b) following the Initial Public Offering, an amount equal to the greater of (i) 7.0% of the Market Capitalization and (ii) 7.0% of the IPO Market Capitalization, provided that after giving pro forma effect to the payment of any such dividend or making of any such distribution, the Consolidated Net Leverage Ratio would not exceed 4.00 to 1.00; provided, however, that the amount of such Restricted Payments will be included in subsequent calculations of the amount of Restricted Payments;

(17) after the designation of any Restricted Subsidiary as an Unrestricted Subsidiary, distributions (including by way of dividend) consisting of cash, Capital Stock or property or other assets of such Unrestricted Subsidiary that in each case is held by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary; provided, however, that (a) such distribution or disposition shall include the concurrent transfer of all liabilities (contingent or otherwise) attributable to the property or other assets being transferred; (b) any property or other assets received from any Unrestricted Subsidiary (other than Capital Stock issued by any Unrestricted Subsidiary) may be transferred by way of distribution or disposition pursuant to this clause (17) only if such property or other assets, together with all related liabilities, is so transferred in a transaction that is substantially concurrent with the receipt of the proceeds of such distribution or disposition by the Company, UPC NL Holdco, an Affiliate Covenant Party or

such Restricted Subsidiary; and (c) such distribution or disposition shall not, after giving effect to any related agreements, result nor be likely to result in any material liability, tax or other adverse consequences to the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries on a Consolidated basis; provided further, however, that such distributions will be excluded from the calculation of the amount of Restricted Payments, it being understood that proceeds from the disposition of any cash, Capital Stock or property or other assets of an Unrestricted Subsidiary that are so distributed will not increase the amount of Restricted Payments permitted under Section 4.07(a)(4)(C)(iv);

(18) Restricted Payments reasonably required to consummate any Related Transaction; provided, however, that the amount of such Restricted Payments will be excluded in subsequent calculations of the amount of Restricted Payments;

(19) Restricted Payments at any time outstanding made with the proceeds of any drawings under a Permitted Credit Facility in an amount not to exceed the Credit Facility Excluded Amount, provided that the amount of any Restricted Payment made pursuant to this clause (19) shall be deemed to be reduced (but not below zero) by the aggregate principal amount of any prepayment or repayment (including on a cashless basis) of any such drawings under such Permitted Credit Facility; provided, however, that the net amount of such Restricted Payments will be included in subsequent calculations of the amount of Restricted Payments;

(20) Restricted Payments for the purpose of making corresponding payments on any Indebtedness of a Parent, provided that (a) on the date of Incurrence of such Indebtedness by a Parent and after giving effect thereto on a pro forma basis, the Consolidated Net Leverage Ratio, calculated for purposes of this clause (20) as if such Indebtedness of such Parent were being incurred by the Company, UPC NL Holdco, or an Affiliate Covenant Party, would not exceed 5.0 to 1.0 or (b) such Indebtedness of a Parent is guaranteed pursuant to clause (13) of Section 4.09(b) and, with respect to clause (a) and (b) of this clause (20), any Refinancing Indebtedness in respect thereof; provided, however, that the amount of such Restricted Payments will be included in subsequent calculations of the amount of Restricted Payments;

(21) distributions (including by way of dividend) to a Parent consisting of cash, Capital Stock or property or other assets of a Restricted Subsidiary that is in each case held by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary for sole purpose of transferring such cash, Capital Stock or property or other assets to the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary; and

(22) distributions or payments of Receivables Fees and purchases of Receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Transaction.

(c) For purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment meets the criteria of more than one of the categories described in Section 4.07(b), or is permitted pursuant to Section 4.09(a), the Company will be entitled to classify such Restricted Payment (or portion thereof) on the date of its payment or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this Section 4.07.

(d) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company, UPC NL Holdco, an Affiliate Covenant Party or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined in good faith by the Board of Directors or senior management of the Company.

Section 4.08	Limitation on Restrictions on Distributions from Restricted Subsidiaries

(a) The Company, UPC NL Holdco and an Affiliate Covenant Party will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary;

(2)	make any loans or advances to the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary; or

(3)	transfer any of its property or assets to the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary;

provided that (a) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock and (b) the subordination of (including but not limited to, the application of any standstill requirements to) loans or advances made to the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary to other Indebtedness Incurred by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary, shall not be deemed to constitute such an encumbrance or restriction.

(b) Section 4.08(a) will not prohibit:

(1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Signing Date, including, without limitation, this Agreement, the Existing Credit Agreement, the Existing Senior Secured Notes, the Intercreditor Agreement, the Security Documents and any related documentation, in each case, as in effect on the Signing Date;

(2) any encumbrance or restriction pursuant to an agreement or instrument of a Person relating to any Capital Stock or Indebtedness of a Person, Incurred on or before the date on which such Person was acquired by or merged or consolidated with or into the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary, or on which such agreement or instrument is assumed by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary in connection with an acquisition of assets (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by the Company, UPC NL Holdco or an Affiliate Covenant Party or was merged or consolidated with or into the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary or in contemplation of such transaction) and outstanding on such date, provided, that any such encumbrance or restriction shall not extend to any assets or property of the Company, UPC NL Holdco, an Affiliate Covenant Party or any other Restricted Subsidiary other than the assets and property so acquired and provided, further, that for the purposes of this clause, if another Person is the Successor Company, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary when such Person becomes the Successor Company;

(3) any encumbrance or restriction pursuant to an agreement or instrument effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to, or that otherwise extends, renews, refunds, refinances or replaces, an agreement referred to in clause (1) or (2) of Section 4.08(b) or this clause (3) or contained in any amendment, supplement or other modification to an agreement referred to in clause (1) or (2) of Section 4.08(b) or this clause (3); provided, however, that the encumbrances and restrictions, taken as a whole, with respect to such Restricted Subsidiary contained in any such agreement are no less favorable in any material respect to the Lenders than the encumbrances and restrictions contained in such agreements referred to in clauses (1) or (2) of Section 4.08(b) (as determined in good faith by the Board of Directors or senior management of the Company);

(4) in the case of clause (3) of the first paragraph of this covenant, any encumbrance or restriction:

(A)	that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract;

(B)	contained in Liens permitted under this Agreement securing Indebtedness of the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements; or

(C)	pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary;

(5) any encumbrance or restriction pursuant to (a) Purchase Money Obligations for property acquired in the ordinary course of business and (b) Capitalized Lease Obligations permitted under this Agreement, in each case that impose encumbrances or restrictions of the nature described in in Section 4.08(a)(3) on the property so acquired;

(6) any encumbrance or restriction arising in connection with any Purchase Money Note or other Indebtedness or a Qualified Receivables Transaction relating exclusively to a Receivables Entity that, in the good faith determination of the Board of Directors or senior management of the Company, are necessary to effect such Qualified Receivables Transaction;

(7) any encumbrance or restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(8) customary provisions in leases, asset sale agreements, joint venture agreements and other agreements and instruments entered into by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary in the ordinary course of business;

(9) encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation, governmental license or order, or required by any regulatory authority;

(10) any encumbrance or restriction on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business;

(11) any encumbrance or restriction pursuant to Currency Agreements, Commodity Agreements or Interest Rate Agreements; and

(12) any encumbrance or restriction arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be Incurred subsequent to the Signing Date pursuant to the provisions of Section 4.09 if (a) the encumbrances and restrictions taken as a whole are not materially less favorable to the Finance Parties than the encumbrances and restrictions contained in this Agreement, the Existing Credit Agreement, the Existing Senior Secured Notes, the Intercreditor Agreement, the Security Documents and any related documentation, in each case, as in effect on the Signing Date (as determined in good faith by the Board of Directors or senior management of the Company, UPC NL Holdco, or an Affiliate Covenant Party) or (b) such encumbrances and restrictions taken as a whole are not materially more disadvantageous to the Finance Parties than is customary in comparable financings (as determined in good faith by the Board of Directors or senior management of the Company, UPC NL Holdco, or an Affiliate Covenant Party) and, in each case, either (i) the Company, UPC NL Holdco, or an Affiliate Covenant Party reasonably believes that such encumbrances and restrictions will not materially affect the Company’s ability to make principal or interest payments on the Facilities as and when they come due or (ii) such encumbrances and restrictions apply only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness.

Section 4.09	Limitation on Indebtedness

(a) The Company, UPC NL Holdco and an Affiliate Covenant Party will not, and will not permit any of the Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company, UPC NL Holdco, an Affiliate Covenant Party and any Restricted Subsidiary may Incur Indebtedness (including Acquired Indebtedness) if on the date of such Incurrence and after giving effect thereto on a pro forma basis the Consolidated Net Leverage Ratio would not exceed 4.00 to 1.00.

(b) Section 4.09(a) will not prohibit the Incurrence of the following Indebtedness:

(1) Indebtedness of the Company, UPC NL Holdco, an Affiliate Covenant Party or any of the Restricted Subsidiaries under Credit Facilities, and any Refinancing Indebtedness in respect thereof, in the aggregate principal amount at any one time outstanding not to exceed (a) an amount equal to the greater of (i) (A) €6,000 million plus (B) the amount of any Credit Facilities incurred under Section 4.09(a) or any other provision of Section 4.09(b) to acquire any property, other assets or Capital Stock of a Person and (ii) 5.0% of Total Assets, plus (b) any accrual or accretion of interest that increases the principal amount of Indebtedness under Credit Facilities plus (c) in the case of any refinancing of any Indebtedness permitted under this clause (1) or any portion thereof, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses Incurred in connection with such refinancing;

(2) Indebtedness of the Company, UPC NL Holdco, or an Affiliate Covenant Party owing to and held by any Restricted Subsidiary (other than a Receivables Entity) or Indebtedness of a Restricted Subsidiary owing to and held by the Company, UPC NL Holdco, an Affiliate Covenant Party or any other Restricted Subsidiary (other than a Receivables Entity); provided, however, that:

(a)	any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary (other than a Receivables Entity); and

(b)	any sale or other transfer of any such Indebtedness to a Person other than the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary (other than a Receivables Entity),

shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company, UPC NL Holdco, an Affiliate Covenant Party or such Restricted Subsidiary, as the case may be;

(3) (a) Indebtedness of the Guarantors represented by the Guarantees, (b) Indebtedness under the Existing Senior Secured Notes and (c) Indebtedness represented by the Security Documents, including, with respect to each such Indebtedness “parallel debt” obligations created under the Intercreditor Agreement and the Security Documents;

(4) any Indebtedness (other than the Indebtedness described in clauses (1), (2) and (3) of this Section 4.09(b)) outstanding on the Signing Date after giving effect to the use of proceeds of the Facilities;

(5) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in clause (3), clause (4), this clause (5), clause (6), clause (8), clause (13), clause (15), clause (16) or clause (17) of this Section 4.09(b) or Incurred pursuant to Section 4.09(a);

(6) Indebtedness of the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary Incurred after the Signing Date (a) Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary or is merged, consolidated, amalgamated or otherwise combined with (including pursuant to any acquisition of assets and assumption of related liabilities) the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary or was designated an Affiliate Covenant Party in accordance with this Agreement, (b) Incurred to provide all or a portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was designated an Affiliate Covenant Party or was otherwise acquired by the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary or (c) Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary or is merged, consolidated, amalgamated or otherwise combined with (including pursuant to any acquisition of assets and assumption of related liabilities) the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary (other than Indebtedness Incurred in contemplation of the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary); provided, however, that with respect to (a) and (b) of this Section 4.09(b)(6) only, immediately following the consummation of the acquisition of such Restricted Subsidiary by the Company, UPC NL Holdco, an Affiliate Covenant Party or by a Restricted Subsidiary or such other transaction, (i) the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries would have been able to Incur €1.00 of additional Indebtedness pursuant to Section 4.09(a) after giving pro forma effect to the relevant acquisition or other transaction and the Incurrence of such Indebtedness pursuant to this Section 4.09(b)(6) or (ii) the Consolidated Net Leverage Ratio would not be greater than immediately prior to such acquisition or such other transaction;

(7) Indebtedness under Currency Agreements, Commodity Agreements and Interest Rate Agreements entered into for bona fide hedging purposes of (a) the Company, UPC NL Holdco, an Affiliate Covenant Party or the Restricted Subsidiaries and (b) any Subordinated Issuer, in each case, not for speculative purposes (as determined in good faith by the Board of Directors or senior management of the Company, UPC NL Holdco, or an Affiliate Covenant Party, as applicable);

(8) Indebtedness consisting of (a) mortgage financings, asset backed financings, Purchase Money Obligations or other financings, Incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement (including, without limitation, in respect of tenant improvement) of property (real or personal), plant, equipment or other assets (including, without limitation, network assets) used or useful in the business of the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary or (b) Indebtedness otherwise Incurred to finance the purchase, lease, rental or cost of design, development, construction, installation or improvement of property (including, without limitation, in respect of tenant improvement) (real or personal), plant, equipment or other assets (including, without limitation, network assets) used or useful in the business of the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, and any Refinancing Indebtedness which refinances, replaces or refunds such Indebtedness, in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (8) will not exceed the greater of (i) €250.0 million and (ii) 5.0% of Total Assets at any time outstanding so long as such Indebtedness exists on the date of, or commissioning of, or contracting for, such purchase, design, development, construction, installation or improvement, or is created within 270 days thereafter;

(9) Indebtedness in respect of (a) workers’ compensation claims, casualty or liability insurance, self-insurance obligations, performance, bid, indemnity, surety, judgment, appeal, completion, advance payment, customs, VAT or other tax or other guarantees or other similar bonds, instruments or obligations and completion guarantees and warranties provided by the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary or relating to liabilities, obligations or guarantees Incurred in the ordinary course of business or consistent with past practice or industry practice or in respect of any government requirement, including but not limited to, those Incurred to secure health, safety and environmental obligations or rental obligations, (b) letters of credit, bankers’ acceptances, guarantees or other similar instruments or obligations issued or relating to liabilities or obligations Incurred in the ordinary course of business (or consistent with past practice or industry practice) or in respect of any government requirement, including, but not limited to letters of credit or similar instruments in respect of casualty or liability insurance, self-insurance, unemployment insurance, worker’s compensation obligations, health disability or other benefits, pensions-related obligations and other social security laws, (c) the financing of insurance premiums or take-or-pay obligations contained in supply agreements in each case, in the ordinary course of business and (d) any customary cash management, cash pooling or netting or setting off arrangements in the ordinary course of business;

(10) Indebtedness arising from agreements of the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary providing for indemnification, guarantees or obligations in respect of earn-outs or adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds (including the fair market value of non-cash proceeds) actually received (in the case of a dispositions) or paid (in the case of acquisitions) by the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries in connection with such disposition or acquisition, as applicable;

(11) Indebtedness arising from (i) Bank Products and (ii) the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that in the case of this clause (ii), such Indebtedness is extinguished within thirty Business Days of Incurrence;

(12) guarantees by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary of Indebtedness or any other obligation or liability of the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary (other than of any Indebtedness Incurred in violation of this Section 4.09);

(13) Indebtedness of the Company, UPC NL Holdco, an Affiliate Covenant Party any Obligor or any Restricted Subsidiary Incurred pursuant to any guarantees of Indebtedness of any Parent, provided that, for purposes of this Section 4.09(b)(13), (i) on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Consolidated Net Leverage Ratio, including for purposes of such calculation, any Indebtedness represented by guarantees by the Company, UPC NL Holdco, an Affiliate Covenant Party or any of the Restricted Subsidiaries of Indebtedness of any Parent, would not exceed 5.00 to 1.00, and (ii) such guarantees shall be subordinated to the Facilities and the Guarantees pursuant to the Intercreditor Agreement or any Additional Intercreditor Agreement;

(14) Subordinated Shareholder Loans Incurred by the Company, UPC NL Holdco or an Affiliate Covenant Party;

(15) Indebtedness of the Company, UPC NL Holdco, an Affiliate Covenant Party or the Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with any Refinancing Indebtedness in respect thereof and the principal amount of all other Indebtedness Incurred pursuant to this Section 4.09(b)(15) and then outstanding, will not exceed 100% of the Net Cash Proceeds received by the Company, UPC NL Holdco, or an Affiliate Covenant Party from the issuance or sale (other than to the Company, UPC NL Holdco, or an Affiliate Covenant Party or a Restricted Subsidiary) of its Subordinated Shareholder Loans or Capital Stock or otherwise contributed to the equity of the Company, UPC NL Holdco, or an Affiliate Covenant Party in each case, subsequent to May 7, 2010 (and in each case, other than through the issuance of Disqualified Stock, Preferred Stock or an Excluded Contribution); provided, however, that (i) any such Net Cash Proceeds that are so received or contributed shall be excluded for purposes of making Restricted Payments under Section 4.07(a)(4)(C)(ii), Section 4.07(a)(4)(C)(iii) and Section 4.07(b)(1) to the extent the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary Incurs Indebtedness in reliance thereon and (ii) any Net Cash Proceeds that are so received or contributed shall be excluded for purposes of Incurring Indebtedness pursuant to this Section 4.09(b)(15) to the extent the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary makes a Restricted Payment under Section 4.07(a)(4)(C)(ii), Section 4.07(a)(4)(C)(iii) and Section 4.07(b)(1) in reliance thereon;

(16) Indebtedness with Affiliates reasonably required to effect or consummate the Related Transactions; and

(17) in addition to the items referred to in clauses (1) through (16) of this Section 4.09(b), Indebtedness of the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this Section 4.09(b)(17) and then outstanding, will not exceed the greater of (i) €250.0 million and (ii) 5.0% of Total Assets at any time outstanding.

(c) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

(1) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 4.09(a) and Section 4.09(b), the Company, in its sole discretion, will classify such item of Indebtedness on the date of its incurrence and only be required to include the amount and type of such Indebtedness in one of such clauses of Section 4.09(a) or in Section 4.09(b) and will be permitted on the date of such Incurrence to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Section 4.09(a) or in Section 4.09(b), and, from time to time, may reclassify all or a portion of such Indebtedness, in any manner that complies with this Section 4.09;

(2) guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(3) if obligations in respect of letters of credit are Incurred pursuant to any Credit Facility and are being treated as Incurred pursuant to Section 4.09(c)(1), 4.09(c)(15) and 4.09(c)(17) and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

(4) the principal amount of any Disqualified Stock of the Company, UPC NL Holdco or an Affiliate Covenant Party, or Preferred Stock of a Restricted Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(5) Indebtedness permitted by this Section 4.09 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.09 permitting such Indebtedness;

(6) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP; and

(7) any Indebtedness under the Existing Credit Agreement outstanding on the Signing Date and any Indebtedness deemed to have been advanced pursuant to Clause 4.1 (Deemed Utilisations) of this Agreement and deemed to have been on-lent under the Proceeds Loan Agreement on the Signing Date will be deemed to have been Incurred under clause (1) of Section 4.09(b) on the Signing Date, in each case, subject to any reclassification in accordance with Section 4.09(c)(1).

(d) Accrual of interest, accrual of dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest or dividends in the form of additional Indebtedness, Preferred Stock or Disqualified Stock and increases in the amount of Indebtedness due to a change in accounting principles will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.09. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

(e) If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date.

(f) For purposes of determining compliance with any euro-denominated restriction on the Incurrence of Indebtedness, the Euro Equivalent principal amount of Indebtedness denominated in a foreign currency shall be (1) calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed or first Incurred (whichever yields the lower Euro Equivalent), in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable euro-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such euro-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced; and (2) if and for so long as any such Indebtedness is subject to an agreement intended to protect against fluctuations in currency exchange rates with respect to the currency in which such Indebtedness is denominated covering principal and interest on such Indebtedness, the swapped rate of such Indebtedness as of the date of the applicable swap. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries may Incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

(g) For purposes of determining compliance with Section 4.09(a), the Euro Equivalent principal amount of Indebtedness denominated in a foreign currency (if such Indebtedness has not been swapped into euros, or if such Indebtedness has been swapped into a currency other than euros) shall be calculated using the same weighted average exchange rates for the relevant period used in the consolidated financial statements of the Reporting Entity for calculating the Euro Equivalent of Consolidated EBITDA denominated in the same currency as the currency in which such Indebtedness is denominated or into which it has been swapped.

Section 4.10	Limitation on Sales of Assets and Subsidiary Stock

(a) The Company, UPC NL Holdco and an Affiliate Covenant Party will not, and will not permit any of the Restricted Subsidiaries to, make any Asset Disposition unless:

(1) the Company, UPC NL Holdco, an Affiliate Covenant Party or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Board of Directors or senior management of the Company (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition;

(2) unless the Asset Disposition is a Permitted Asset Swap, at least 75% of the consideration from such Asset Disposition (excluding any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, other than Indebtedness) received by the Company, UPC NL Holdco, an Affiliate Covenant Party or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

(3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company, UPC NL Holdco, an Affiliate Covenant Party or such Restricted Subsidiary, as the case may be:

(A) to the extent the Company, UPC NL Holdco, any Affiliate Covenant Party or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Indebtedness), to prepay, repay or purchase Senior Indebtedness of the Company, UPC NL Holdco, an Affiliate Covenant Party or any other Obligor, or Indebtedness of a Restricted Subsidiary that is not an Obligor (in each case other than Indebtedness owed to the Company, UPC NL Holdco, an Affiliate Covenant Party or an Affiliate of the Company) within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (A), the Company, UPC NL Holdco, an Affiliate Covenant Party such Obligor or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) (except in the case of any revolving Indebtedness) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; or

(B) to the extent the Company, UPC NL Holdco, an Affiliate Covenant Party or such Restricted Subsidiary elects to invest in or commit to invest in Additional Assets within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that any such reinvestment in Additional Assets made pursuant to a definitive agreement or a commitment approved by the Board of Directors or senior management of the Company that is executed or approved within such time will satisfy this requirement, so long as such investment is consummated within 6 months of such 365th day;

provided that pending the final application of any such Net Available Cash in accordance with clause (A) or clause (B) of this Section 4.10(a)(3), the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by this Agreement.

(b) Any Net Available Cash from Asset Dispositions that is not applied or invested or committed to be applied as provided in Section 4.10(a)(3) will be deemed to constitute “Excess Proceeds”.

(c) To the extent that the Company, UPC NL Holdco or an Affiliate Covenant Party is required pursuant to the terms of the Indentures (or any similar terms in an instrument or agreement governing Senior Indebtedness other than the Finance Documents) to make an offer to redeem or prepay the Indebtedness thereunder (an “Excess Proceeds Redemption Offer”), then the Company, UPC NL Holdco or an Affiliate Covenant Party shall include the Outstandings under the Facilities in such offer to prepay (and shall provide notice of such offer to the Facility Agent), such that a portion of the Excess Proceeds (the “Prepayment Amount”) that is equivalent to the proportion that the aggregate amount of the Outstandings under the Facilities bears to the aggregate principal amount of other Senior Indebtedness is available to be applied and is so applied in prepayment of the Outstandings plus accrued and unpaid interest owed to each Lender under the Facilities (to the extent that such Lender accepts any such offer of prepayment).

(d) To the extent that the Company, UPC NL Holdco or an Affiliate Covenant Party is not required to make an Excess Proceeds Redemption Offer, the Company, UPC NL Holdco or an Affiliate Covenant Party shall procure that the Excess Proceeds are applied in prepayment of the Outstandings plus accrued and unpaid interest under one or more Facilities selected by the Company.

(e) Following compliance with the requirements of paragraph (d) and (e), the Company may use any remaining Excess Proceeds for general corporate purposes in any manner not prohibited by this Agreement.

(f) For the purposes of this Section 4.10, the following will be deemed to be cash:

(1) the assumption by the transferee of Indebtedness (other than Subordinated Obligations) of the Company, UPC NL Holdco, or an Affiliate Covenant Party or Indebtedness of a Restricted Subsidiary and the release of the Company, UPC NL Holdco, an Affiliate Covenant Party or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case the Company will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with Section 4.10(a)(3)(A));

(2) securities, notes or other obligations received by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary from the transferee that are convertible by the Company, UPC NL Holdco, an Affiliate Covenant Party or such Restricted Subsidiary into cash or Cash Equivalents within 180 days following the closing of such Asset Disposition;

(3) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company, UPC NL Holdco, an Affiliate Covenant Party and each other Restricted Subsidiary are released from any guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Disposition;

(4) consideration consisting of Indebtedness of the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary;

(5) any Designated Non-Cash Consideration received by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary in such Asset Dispositions having an aggregate fair market value not to exceed 25.0% of the consideration from such Asset Disposition (excluding any consideration received from such Asset Disposition in accordance with clauses (1) to (4) of Section 4.10(f)) (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value); and

(6) in addition to any Designated Non-Cash Consideration received pursuant to clause (5) of Section 4.10(f), Designated Non-Cash Consideration received by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary in such Asset Dispositions having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (6) that is at that time outstanding, not to exceed the greater of €120.0 million and 5.0% of Total Assets (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

Section 4.11	Limitation on Affiliate Transactions

(a) The Company, UPC NL Holdco and an Affiliate Covenant Party will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company, UPC NL Holdco, or an Affiliate Covenant Party (an “Affiliate Transaction”) involving aggregate consideration in excess of €15.0 million for such Affiliate Transactions in any fiscal year, unless:

(1) the terms of such Affiliate Transaction are not materially less favorable, taken as a whole, to the Company, UPC NL Holdco, an Affiliate Covenant Party or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate (or, in the event that there are no comparable transactions involving Persons who are not Affiliates of the Company, UPC NL Holdco, an Affiliate Covenant Party or such Restricted Subsidiary to apply for comparative purposes, is otherwise on terms that, taken as a whole, the Company, UPC NL Holdco or an Affiliate Covenant Party has conclusively determined in good faith to be fair to the Company, UPC NL Holdco, an Affiliate Covenant Party or such Restricted Subsidiary); and

(2) in the event such Affiliate Transaction involves an aggregate consideration in excess of €100.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company.

(b) Section 4.11(a) will not apply to:

(1) any Restricted Payment permitted to be made pursuant to the covenant described under Section 4.07 or any Permitted Investment;

(2) any issuance or sale of Capital Stock, options, other equity-related interests or other securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, or entering into, or maintenance of, any employment, consulting, collective bargaining or benefit plan, program, agreement or arrangement, related trust or other similar agreement and other compensation arrangements, options, warrants or other rights to purchase Capital Stock of the Company, UPC NL Holdco, an Affiliate Covenant Party or any Parent, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits or consultant plans (including, without limitation, valuation, health, insurance, deferred compensation, severance, retirement, savings or similar plans, programs or arrangements) and/or indemnities provided on behalf of officers, employees or directors or consultants approved by the Board of Directors of the Company, UPC NL Holdco, or an Affiliate Covenant Party, in each case in the ordinary course of business;

(3) loans or advances to employees, officers or directors in the ordinary course of business of the Company, UPC NL Holdco, an Affiliate Covenant Party or any of the Restricted Subsidiaries but in any event not to exceed €15.0 million in the aggregate outstanding at any one time with respect to all loans or advances made since the Signing Date;

(4) (a) any transaction between or among the Company, UPC NL Holdco, an Affiliate Covenant Party and a Restricted Subsidiary (or an entity that becomes a Restricted Subsidiary in connection with such transaction) or between or among Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary in connection with such transaction) and (b) any guarantees issued by the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary for the benefit of the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary (or an entity that becomes a Restricted Subsidiary in connection with such transaction), as the case may be, in accordance with Section 4.09;

(5) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement, which, taken as a whole, are fair to the Company, UPC NL Holdco, an Affiliate Covenant Party or the relevant Restricted Subsidiary in the reasonable determination of the Board of Directors of the Company, UPC NL Holdco, or an Affiliate Covenant Party or the senior management of the Company, UPC NL Holdco, an Affiliate Covenant Party or the relevant Restricted Subsidiary, as applicable, or are on terms not materially less favorable than those that could reasonably have been obtained at such time from an unaffiliated party;

(6) loans or advances to any Affiliate of the Company, UPC NL Holdco, or an Affiliate Covenant Party by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary, provided that the terms of such loan or advance are fair to the Company, UPC NL Holdco, an Affiliate Covenant Party or the relevant Restricted Subsidiary, as the case may be, in the reasonable determination of the Board of Directors or senior management of the Company, UPC NL Holdco, or an Affiliate Covenant Party or are on terms not materially less favorable than those that could reasonably have been obtained from an unaffiliated party;

(7) the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, directors, executives or officers of any Parent, of the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary;

(8) the performance of obligations of the Company, UPC NL Holdco, an Affiliate Covenant Party or any of the Restricted Subsidiaries under (a) the terms of any agreement to which the Company, UPC NL Holdco, an Affiliate Covenant Party or any of the Restricted Subsidiaries is a party as of or on the Signing Date, or (b) any agreement entered into after the Signing Date on substantially similar terms to an agreement under clause (a) of this clause (8), in each case, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any such agreement or amendment, modification, supplement, extension or renewal to such agreement, in each case, entered into after the Signing Date will be permitted to the extent that its terms are not materially more disadvantageous to the Lenders than the terms of the agreements in effect on the Signing Date;

(9) any transaction with a Receivables Entity effected as part of a Qualified Receivables Transaction, acquisitions of Permitted Investments in connection with a Qualified Receivables Transaction, and other Investments in Receivables Entities consisting of cash or Securitization Obligations;

(10) the issuance of Capital Stock or any options, warrants or other rights to acquire Capital Stock (other than Disqualified Stock) of the Company, UPC NL Holdco, or an Affiliate Covenant Party to any Affiliate;

(11) the payment to any Permitted Holder of all reasonable expenses Incurred by any Permitted Holder in connection with its direct or indirect investment in the Company, UPC NL Holdco, an Affiliate Covenant Party and their Subsidiaries and unpaid amounts accrued for prior periods (but after the Signing Date);

(12) the payment to any Parent or Permitted Holder (1) of Management Fees (a) on a bona fide arm’s-length basis in the ordinary course of business, or (b) of up to the greater of €15.0 million and 0.5% of Total Assets in any calendar year, (2) for financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including without limitation in connection with loans, capital market transactions, hedging and other derivative transactions, acquisitions or divestitures, which payments are approved by a majority of the members of the Board of Directors of the Company, UPC NL Holdco or an Affiliate Covenant Party or (3) of Parent Expenses;

(13) guarantees of Indebtedness, hedging and other derivative transactions and other obligations otherwise permitted under this Agreement;

(14) if not otherwise prohibited under this Agreement, the issuance of Capital Stock (other than Disqualified Stock) or Subordinated Shareholder Loans (including the payment of cash interest thereon; provided that, after giving pro forma effect to any such cash interest payment, the Consolidated Net Leverage Ratio for the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries would not exceed 4.00 to 1.00) of the Company, UPC NL Holdco or an Affiliate Covenant Party to any direct Parent of the Company, UPC NL Holdco, or an Affiliate Covenant Party or any Permitted Holder;

(15) arrangements with customers, clients, suppliers, contractors, lessors or sellers of goods or services that are negotiated with an Affiliate, in each case, which are otherwise in compliance with the terms of this Agreement; provided that the terms and conditions of any such transaction or agreement as applicable to the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries, taken as a whole are fair to the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries and are on terms not materially less favorable to the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries than those that could have reasonably been obtained in respect of an analogous transaction or agreement that would not constitute an Affiliate Transaction (in each case, as determined in good faith by the Board of Directors or the senior management of the Company, UPC NL Holdco, or an Affiliate Covenant Party);

(16) (a) transactions with Affiliates in their capacity as holders of Indebtedness or Capital Stock of the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary, so long as such Affiliates are not treated materially more favorably than holders of such Indebtedness or Capital Stock generally, and (b) transactions with Affiliates in their capacity as borrowers of Indebtedness from the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary, so long as such Affiliates are not treated materially more favorably than holders of such Indebtedness generally;

(17) any tax sharing agreement or arrangement and payments pursuant thereto between or among the Ultimate Parent, the Company, UPC NL Holdco, an Affiliate Covenant Party or any other Person or a Restricted Subsidiary not otherwise prohibited by this Agreement and any payments or other transactions pursuant to a tax sharing agreement between the Company, UPC NL Holdco or an Affiliate Covenant Party and any other Person or a Restricted Subsidiary and any other Person with which the Company, UPC NL Holdco, an Affiliate Covenant Party or any of the Restricted Subsidiaries files a consolidated tax return or with which the Company, UPC NL Holdco or an Affiliate Covenant Party or any of the Restricted Subsidiaries is part of a group for tax purposes (including a fiscal unity) or any tax advantageous group contribution made pursuant to applicable legislation, provided that any such tax sharing agreement does not permit or require payments in excess of the amounts of tax that would be payable by the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries on a stand-alone basis;

(18) transactions relating to the provision of Intra-Group Services in the ordinary course of business;

(19) any transaction in the ordinary course of business between or among the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary and any Affiliate of the Company, UPC NL Holdco or an Affiliate Covenant Party that is an Unrestricted Subsidiary or a joint venture or similar entity that would constitute an Affiliate Transaction solely because the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary owns an equity interest in or otherwise controls such Unrestricted Subsidiary, joint venture or similar entity;

(20) commercial contracts entered into in the ordinary course of business between an Affiliate of the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary that are on arm’s-length terms or on a basis that senior management of the Company, UPC NL Holdco, or an Affiliate Covenant Party reasonably believes allocates costs fairly; and

(21) any Related Transaction.

Section 4.12	Limitation on Liens

(a) The Company, UPC NL Holdco and an Affiliate Covenant Party will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien of any kind securing Indebtedness upon any of its property or assets (including Capital Stock of Restricted Subsidiaries), whether owned on the date of this Agreement or acquired after that date, except (1) in the case of any property or asset that does not constitute Collateral, Permitted Liens, and (2) in the case of any property or asset that constitutes Collateral, Permitted Collateral Liens.

(b) For purposes of determining compliance with this Section 4.12, (i) a Lien need not be Incurred solely by reference to one category of Permitted Liens or Permitted Collateral Liens, as applicable, but may be Incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (ii) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens or Permitted Collateral Liens, as applicable, the Company, UPC NL Holdco or an Affiliate Covenant Party shall, in its sole discretion, divide, classify or may subsequently reclassify at any time such Lien (or any portion thereof) in any manner that complies with this Section 4.12 and the definition of “Permitted Liens” or “Permitted Collateral Liens”, as applicable.

(c) With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common stock, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or liquidation preference, any fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses incurred in connection therewith and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.

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Section 4.14	[INTENTIONALLY LEFT BLANK]

Section 4.15	Limitation on Issuances of Guarantees of Indebtedness by Restricted Subsidiaries

(a) The Company, UPC NL Holdco and an Affiliate Covenant Party shall not permit any Restricted Subsidiary to, directly or indirectly, guarantee or otherwise become obligated under any Indebtedness of the Company, UPC NL Holdco, an Affiliate Covenant Party or any other Guarantor in an amount in excess of €50 million unless such Restricted Subsidiary is or becomes a Guarantor on the date on which such other guarantee or Indebtedness is Incurred (or as soon as reasonably practicable thereafter); provided that:

(1) if such Restricted Subsidiary is not a Significant Subsidiary, such Restricted Subsidiary shall only be obligated to guarantee the payment of the Facilities if such Indebtedness is Indebtedness of the Company, UPC NL Holdco, or an Affiliate Covenant Party;

(2) if the Indebtedness is pari passu in right of payment to the Facilities, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall rank pari passu in right of payment to its guarantees of the Facilities;

(3) if the Indebtedness is subordinated in right of payment to the Facilities, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to the guarantees of the Facilities substantially to the same extent as such Indebtedness is subordinated in right of payment to the Facilities;

(4) a Restricted Subsidiary’s guarantee may be limited in amount to the extent required by fraudulent conveyance, thin capitalization, corporate benefit, financial assistance or other similar laws (but, in such a case (a) each of the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries will use their reasonable best efforts to overcome the relevant legal limit and will procure that the relevant Restricted Subsidiary undertakes all whitewash or similar procedures which are legally available to eliminate the relevant limit and (b) the relevant guarantee shall be given on an equal and ratable basis with the guarantee of any other Indebtedness giving rise to the obligation to guarantee the Facilities); and

(5) for so long as it is not permissible under applicable law for a Restricted Subsidiary to become a guarantor, such Restricted Subsidiary need not become a guarantor (but, in such a case, each of the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries will use their reasonable best efforts to overcome the relevant legal prohibition precluding the giving of the guarantee and will procure that the relevant Restricted Subsidiary undertakes all whitewash or similar procedures which are legally available to eliminate the relevant legal prohibition, and shall give such guarantee at such time (and to the extent) that it thereafter becomes permissible).

(b) Section 4.15(a) shall not apply to: (1) the granting by such Restricted Subsidiary of a Permitted Lien under circumstances which do not otherwise constitute the guarantee of Indebtedness of the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary; or (2) the guarantee by any Restricted Subsidiary of Indebtedness that refinances Indebtedness which benefited from a guarantee by any Restricted Subsidiary Incurred in compliance with this covenant immediately prior to such refinancing.

(c) Notwithstanding the foregoing, any guarantee of the Facilities created pursuant to the provisions described in Section 4.15(a) shall provide by its terms that it shall be automatically and unconditionally released and discharged upon the occurrence of any events described in clauses (1) through (12) under Section 1.01 (Release of the Guarantees) of Schedule 23 (Post Fold-In Events of Default).

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Section 4.17	Impairment of Liens

(a) The Company, UPC NL Holdco and an Affiliate Covenant Party shall not, and shall not permit any Restricted Subsidiary to, take or omit to take any action that would have the result of materially impairing any Lien in the Collateral granted under the Security Documents (it being understood, subject to the proviso below, that the Incurrence of Permitted Collateral Liens shall under no circumstances be deemed to materially impair any Lien in the Collateral granted under the Security Documents) for the benefit of the Facility Agent, the Security Agent and the Lenders, and the Company, UPC NL Holdco and an Affiliate Covenant Party shall not permit any Restricted Subsidiary to, grant to any Person other than the Facility Agent, the Security Agent and the Lenders and the other beneficiaries described in the Security Documents and the Intercreditor Agreement, any interest in any of the Collateral, except that (1) the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries may Incur Permitted Collateral Liens, (2) the Collateral may be discharged and released in accordance with the Facilities, this Agreement, the Security Documents and the Intercreditor Agreement, and (3) the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries may consummate any other transaction permitted under Section 5.01 provided, however, that, except with respect to any discharge or release of Collateral in accordance with the Facilities, this Agreement, the Security Documents or the Intercreditor Agreement, in connection with the Incurrence of Liens for the benefit of the Facility Agent, the Security Agent and the Lenders, or the release or replacement of any Collateral in compliance with the terms of this Agreement, no Security Document may be amended, extended, renewed, restated, supplemented or otherwise modified or replaced, except that, without the consent of the Lenders, the Company, UPC NL Holdco, an Affiliate Covenant Party, the Security Agent and the other parties thereto may from time to time enter into one or more amendments to the Security Documents to: (a) cure any ambiguity, omission, manifest error, defect or inconsistency therein; (b) provide for Permitted Collateral Liens; (c) make any change necessary or desirable, in the good faith determination of the Company in order to implement transactions permitted under Section 5.01; (d) provide for the release of any Lien on any properties and assets constituting Collateral from the Lien of the Security Documents, provided that such release is followed by the substantially concurrent re-taking of a Lien of at least equivalent priority over the same properties and assets securing the Facilities; and (e) make any other change that does not adversely affect the Finance Parties in any material respect, provided that, contemporaneously with any such action in clauses (b), (d) and (e), the Company delivers to the Facility Agent either (i) a solvency opinion, in form and substance reasonably satisfactory to the Facility Agent, from an Independent Financial Advisor confirming the solvency of the Company, UPC NL Holdco, an Affiliate Covenant Party and their Subsidiaries, taken as a whole, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement, or (ii) a certificate from the responsible financial or accounting officer of the relevant grantor (acting in good faith) which confirms the solvency of the Person granting such Lien after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement or (iii) an Opinion of Counsel, in form and substance reasonably satisfactory to the Facility Agent, confirming that, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement, the Lien or Liens created under the Security Documents, as applicable, so amended, extended, renewed, restated, supplemented, modified or replaced are valid and perfected Liens not otherwise subject to any limitation, imperfection or new hardening period, in equity or at law, that such Lien or Liens were not otherwise subject to immediately prior to such amendment, extension, renewal, restatement, supplement, modification or replacement.

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Section 4.23	Intercreditor Agreement; Additional Intercreditor Agreements

(a) At the request of the Company, UPC NL Holdco, or an Affiliate Covenant Party, in connection with the Incurrence by an Obligor of any Indebtedness that is permitted to share the Collateral pursuant to the definition of Permitted Collateral Lien, the Covenant Parties, the Lenders, the Facility Agent and the Security Agent shall enter into with the holders of such Indebtedness (or their duly authorized Representatives) a priority agreement, including a restatement, accession, amendment or other modification of an existing priority agreement (an “Additional Intercreditor Agreement”), on substantially the same terms as the Intercreditor Agreement(or terms not materially less favorable to the Lenders).

(b) At the direction of the Company, UPC NL Holdco, or an Affiliate Covenant Party and without the consent of the Lenders, the Facility Agent and the Security Agent will from time to time enter into one or more amendments to the Intercreditor Agreement or any Additional Intercreditor Agreement to: (i) cure any ambiguity, omission, manifest error, defect or inconsistency therein; (ii) add other parties (such as representatives of new issuances of Indebtedness) thereto; (iii) further secure the Facilities; (iv) make provision for equal and ratable grants of Liens on the Collateral to secure Facilities or to implement any Permitted Collateral Liens; (v) make any other change to the Intercreditor Agreement or such Additional Intercreditor Agreement to provide for additional Indebtedness (including with respect to any Intercreditor Agreement or Additional Intercreditor Agreement, the addition of provisions relating to new Indebtedness ranking junior in right of payment to the Facilities) or other obligations that are permitted by the terms of this Agreement to be Incurred and secured by a Lien on the Collateral on a senior, pari passu or junior basis with the Liens securing the Facilities, (vi) add Restricted Subsidiaries to the Intercreditor Agreement or an Additional Intercreditor Agreement, (vii) amend the Intercreditor Agreement or any Additional Intercreditor Agreement in accordance with the terms thereof or; (viii) make any change necessary or desirable, in the good faith determination of the Board of Directors or senior management of the Company, UPC NL Holdco, or an Affiliate Covenant Party, in order to implement any transaction that is subject to Section 5.01; (ix) implement any transaction in connection with the renewal, extension, refinancing, replacement or increase of any Indebtedness that is secured by the Collateral and that is not prohibited by this Agreement; or (x) make any other change thereto that does not adversely affect the rights of the Lenders in any material respect; provided that no such changes shall be permitted to the extent they affect the ranking of the Facilities, enforcement of Liens over the Collateral, the application of proceeds from the enforcement of the Collateral or the release of any Collateral in a manner that would adversely affect the rights of the Lenders in any material respect except as otherwise permitted by this Agreement, the Intercreditor Agreement or any Additional Intercreditor Agreement immediately prior to such change. The Company, UPC NL Holdco, and any Affiliate Covenant Party will not otherwise direct the Facility Agent or the Security Agent to enter into any amendment to the Intercreditor Agreement or, if applicable, any Additional Intercreditor Agreement, without the consent of the Instructing Group, except as described above or otherwise permitted by Clause 44 (Amendments)

(c) In relation to the Intercreditor Agreement or an Additional Intercreditor Agreement, Facility Agent shall consent on behalf of the Lenders to the payment, repayment, purchase, repurchase, defeasance, acquisition, retirement or redemption of any obligations subordinated to the Facilities thereby; provided, however, that such transaction would comply with Section 4.07.

Section 4.24	[INTENTIONALLY LEFT BLANK]

Section 4.25	Suspension of Covenants on Achievement of Investment Grade Status

If, during any period after the Signing Date, the Facilities have achieved and continue to maintain Investment Grade Status and no Event of Default has occurred and is continuing (such period hereinafter referred to as an “Investment Grade Status Period”), then the Company, UPC NL Holdco, or an Affiliate Covenant Party will notify the Facility Agent of this fact and beginning on such date, the covenants in this Agreement described under Section 4.07, Section 4.08, Section 4.09, Section 4.10, Section 4.11, Clause 14.1 and the provisions of Section 5.01(a)(3) and any related default provisions of this Agreement will be suspended and will not, during such Investment Grade Status Period, be applicable to the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries (or, with respect to Clause 14.1 (Change of Control), the Company, UPC NL Holdco, and an Affiliate Covenant Party). No action taken during an Investment Grade Status Period or prior to an Investment Grade Status Period in compliance with the covenants then applicable will require reversal or constitute a default under this Agreement in the event that suspended covenants are subsequently reinstated or suspended, as the case may be. An Investment Grade Status Period will terminate immediately upon the failure of the Facilities to maintain Investment Grade Status (the “Reinstatement Date”). The Company, UPC NL Holdco, an Affiliate Covenant Party will promptly notify the Facility Agent in writing of any failure of the Facilities to maintain Investment Grade Status and the Reinstatement Date.

Section 4.26	Limited Condition Transaction

In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of the Indenture which requires that no Default or Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Company, UPC NL Holdco or an Affiliate Covenant Party, be deemed satisfied, so long as no Default or Event of Default, as applicable, exists on the date the definitive agreement (or other relevant definitive documentation) for such Limited Condition Transaction is entered into. For the avoidance of doubt, if the Company, UPC NL Holdco or an Affiliate Covenant Party has exercised its option under the first sentence of this paragraph, and any Default or Event of Default occurs following the date such definitive agreement for a Limited Condition Transaction is entered into and prior to the consummation of such Limited Condition Transaction, any such Default or Event of Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted hereunder.

In connection with any action being taken in connection with a Limited Condition Transaction for purposes of:

(1) determining compliance with any provision of the Indenture which requires the calculation of any financial ratio or test, including the Consolidated Net Leverage Ratio; or

(2) testing baskets set forth in the Indenture (including baskets measured as a percentage or multiple, as applicable, of Total Assets or Pro forma EBITDA);

in each case, at the option of the Company, UPC NL Holdco or an Affiliate Covenant Party (the Company’s , UPC NL Holdco’s or an Affiliate Covenant Party’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date the definitive agreement (or other relevant definitive documentation) for such Limited Condition Transaction is entered into (the “LCT Test Date”); provided, however, that the Company, UPC NL Holdco or an Affiliate Covenant Party shall be entitled to subsequently elect, in its sole discretion, the date of consummation of such Limited Condition Transaction instead of the LCT Test Date as the applicable date of determination, and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any Incurrence of Indebtedness and the use of proceeds thereof), as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Pro forma EBITDA” and “Consolidated Net Leverage Ratio”, the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary could have taken such action on the relevant LCT Test Date in compliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with.

If the Company, UPC NL Holdco or an Affiliate Covenant Party has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Pro forma EBITDA or Total Assets, of the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries or the Person or assets subject to the Limited Condition Transaction (as at each reference to the “Company”, “UPC NL Holdco”, or “Affiliate Covenant Party”, as applicable), in such definition was to such Person or assets) at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the Company, UPC NL Holdco or an Affiliate Covenant Party has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio, test or basket availability under the Indenture (including with respect to the Incurrence of Indebtedness or Liens, or the making of Asset Dispositions, acquisitions, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Company, UPC NL Holdco, an Affiliate Covenant Party, or any Restricted Subsidiary or the designation of an Unrestricted Subsidiary) on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any Incurrence of Indebtedness and the use of proceeds thereof) have been consummated.

Section 5.01	Merger and Consolidation

(a) No Borrower will consolidate with, or merge with or into, or convey, transfer or lease all or substantially all of their assets to, any Person, unless:

(1) the resulting, surviving or transferee Person (the “Successor Company”) will be a corporation, partnership, trust or limited liability company organized and existing under the laws of any member of the state of the European Union that is a member of the European Union on the date of this Agreement, Bermuda, the Cayman Islands, or the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not such Borrower) will expressly assume all the obligations of such Borrower under the Finance Documents;

(2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3) either (a) immediately after giving effect to such transaction, the Company, UPC NL Holdco and an Affiliate Covenant Party, or such Successor Company, would be able to Incur at least an additional €1.00 of Indebtedness pursuant to Section 4.09(a) or (b) the Consolidated Net Leverage Ratio of the Company, UPC NL Holdco and an Affiliate Covenant Party, or such Successor Company, would be no greater than that of the Company, UPC NL Holdco and an Affiliate Covenant Party immediately prior to giving effect to such transaction; and

(4) the Company shall have delivered to the Facility Agent an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and the Accession Notice (if any) comply with this Agreement; provided that in giving such opinion, such counsel may rely on an Officers’ Certificate as to compliance with Section 5.01(a)(2) and Section 5.01(a)(3) above and as to any matters of fact.

(b) No Obligor (other than the Borrowers) will consolidate with, or merge with or into, or convey, transfer or lease all or substantially all of their assets to, any Person, other than an Obligor (other than in connection with a transaction that does not constitute an Asset Disposition or a transaction that is permitted under Section 4.10), unless:

(1) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(2) either:

(A) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger will expressly assume all the obligations of the Obligor under this Agreement; or

(B) the Net Cash Proceeds of such transaction are applied in accordance with the applicable provisions of this Agreement.

(c) For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, one or more Subsidiaries of UPC NL Holdco, or one or more Subsidiaries of any Affiliate Covenant Party (as applicable), which properties and assets, if held by the Company, UPC NL Holdco, or an Affiliate Covenant Party (as applicable) instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company, UPC NL Holdco, or an Affiliate Covenant Party (as applicable) on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company, UPC NL Holdco, or an Affiliate Covenant Party (as applicable).

(d) The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company, UPC NL Holdco, or an Affiliate Covenant Party (as applicable) under this Agreement, and upon such substitution, the predecessor Company will be released from its obligations under this Agreement, but, in the case of a lease of all or substantially all its assets, the predecessor company will not be released from the obligation to pay the principal of and interest on the Facilities.

(e) The provisions set forth in this Section 5.01 shall not restrict (and shall not apply to): (i) any merger, consolidation or transfer of assets reasonably required to effect or consummate any Related Transaction (provided that, for the purposes of this clause (i), Section 5.01(a)(1) shall apply to any such transaction), (ii) any Restricted Subsidiary (a “Merging Subsidiary”) from consolidating with, merging or liquidating into or transferring all or substantially all of its properties and assets to the Company, UPC NL Holdco, an Affiliate Covenant Party or any other Restricted Subsidiary provided that, for the purposes of this clause (ii), Section 5.01(a)(1) and Section 5.01(b)(2) shall apply to any Merging Subsidiary that is a Borrower or a Guarantor as applicable and (iii) the Company, UPC NL Holdco, or an Affiliate Covenant Party consolidating into or merging or combining with an Affiliate incorporated or organized for the purpose of changing the legal domicile of such entity, reincorporating such entity in another jurisdiction, or changing the legal form of such entity, provided that, for the purposes of this clause (iii), Section 5.01(a)(1), Section 5.01(a)(2), Section 5.04(a)(4), Section 5.01(b)(1) and Section 5.01(b)(2) shall apply to any such transaction.

SCHEDULE 23

POST FOLD-IN EVENTS OF DEFAULT

Save where specified to the contrary or where defined in Clause 1.1 (Definitions) of this Agreement, defined terms used in this Schedule 23 (Post Fold-In Events of Default) shall bear the meaning given to them in Schedule 25 (Post Fold-In Definitions). The provisions of this Schedule are to be interpreted in accordance with New York law (without prejudice to the fact that the Finance Documents are to be governed by English law).

Each of the following is an “Event of Default” under this Agreement:

(1)	default in any payment of interest or Additional Amounts on any Advance when due, which has continued for 30 days;

(2)	default in the payment of principal of or premium, if any, on any Advance when due at its Stated Maturity, upon optional redemption, upon required repurchase or otherwise;

(3)	failure by the Company, UPC NL Holdco, any Affiliate Covenant Party or any other Obligor, or any member of the Wider Group to comply for 60 days after notice specified in this Agreement with (i) its other agreements contained in the Finance Documents (other than as set out in Clause 23 (Financial Covenants)) or (ii) its material obligations under the Intercreditor Agreement and/or the Security Documents provided, however, that the Covenant Parties or the Company, as applicable, shall have 90 days after receipt of such notice to remedy, or receive a waiver for, any failure to comply with the obligations to file annual, quarterly and current reports, as applicable, in accordance with Section 4.03 so long as the Covenant Parties or the Company, as applicable, is attempting to cure such failure as promptly as reasonably practicable;

(4)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Obligor or any of the Restricted Subsidiaries (or the payment of which is guaranteed by the Company, UPC NL Holdco, an Affiliate Covenant Party, any Obligor or any of the Restricted Subsidiaries), other than Indebtedness owed to the Company, UPC NL Holdco, an Affiliate Covenant Party, any Obligor or any of the Restricted Subsidiaries, whether such Indebtedness or guarantee now exists, or is created after the Signing Date, which default:

(a)	is caused by a failure to pay principal of such Indebtedness at its Stated Maturity after giving effect to any applicable grace period provided in such Indebtedness ; or

(b)	results in the acceleration of such Indebtedness prior to its maturity;

and, in each case, the principal amount of any Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates €75.0 million or more;

(5)	(a) there shall have been the entry by a court of competent jurisdiction of (i) a decree or order for relief in respect of the Company, UPC NL Holdco, an Affiliate Covenant Party or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited Consolidated financial statements delivered to the Lenders pursuant to Section 4.03 for the the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries), would constitute a Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (ii) a decree or order adjudging the Company, UPC NL Holdco, an Affiliate Covenant Party or any such Significant Subsidiary or group of Restricted Subsidiaries bankrupt or insolvent, or seeking moratorium, reorganization, arrangement, adjustment or composition of or in respect of the Company, UPC NL Holdco, an Affiliate Covenant Party or any such Significant Subsidiary or group of Restricted Subsidiaries under any applicable Bankruptcy Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, UPC NL Holdco, an Affiliate Covenant Party or any such Significant Subsidiary or group of Restricted Subsidiaries or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days;

(b) the Company, UPC NL Holdco, an Affiliate Covenant Party or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements delivered to the Lenders pursuant to Section 4.03 for the the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries), would constitute a Significant Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, or files for or has been granted a moratorium on payment of its debts or files for bankruptcy or is declared bankrupt,

(c) the Company, UPC NL Holdco, an Affiliate Covenant Party or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements delivered to the Lenders pursuant to Section 4.03 for the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries), would constitute a Significant Subsidiary consents to the entry of a decree or order for relief in respect of the Company, UPC NL Holdco, an Affiliate Covenant Party or such Significant Subsidiary or group of Restricted Subsidiaries in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency or proceeding against it,

(d) the Company, UPC NL Holdco, an Affiliate Covenant Party or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements delivered to the Lenders pursuant to Section 4.03 for SPV Borrower, the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries), would constitute a Significant Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable Bankruptcy Law (other than a solvent reorganization for purposes of transferring assets among the SPV Borrower, the US SPV Borrower and the Restricted Subsidiaries),

(e) the Company, UPC NL Holdco, an Affiliate Covenant Party or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements delivered to the Lenders pursuant to Section 4.03 for the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries), would constitute a Significant Subsidiary (i) consents to the filing of such petition or the appointment of, or taking possession by, an administrator, custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company, UPC NL Holdco, an Affiliate Covenant Party or such Significant Subsidiary or group of Restricted Subsidiaries or of any substantial part of their respective properties, (ii) makes an assignment for the benefit of creditors or (iii) admits in writing its inability to pay its debts generally as they become due,

(f) the whole or any substantial part of the assets of the Company, UPC NL Holdco, an Affiliate Covenant Party or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements delivered to the Lenders pursuant to Section 4.03 for SPV Borrower, the US SPV Borrower, Ziggo Secured Finance II B.V., the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries), would constitute a Significant Subsidiary have been placed under administration, or

(g)	the Company, UPC NL Holdco, an Affiliate Covenant Party or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements delivered to the Lenders pursuant to Section 4.03 for the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries), would constitute a Significant Subsidiary takes any corporate action in furtherance or any such actions in sub-clauses (b) through (f) of Section (a)(5) of this Schedule 23;

(6)	failure by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited Consolidated financial statements delivered to the Lenders pursuant to the covenant described under Section 4.03 for the Company, UPC NL Holdco, an Affiliate Covenant Party and its Restricted Subsidiaries, would constitute a Significant Subsidiary, to pay final judgments aggregating in excess of €75.0 million (net of any amounts that a solvent insurance company has acknowledged liability for), which judgments are not paid, discharged or stayed for a period of 60 days;

(7)	any Guarantee of a Significant Subsidiary ceases to be in full force and effect (except in accordance with the terms of this Agreement) or is declared invalid or unenforceable in a judicial proceeding; (ii) it is or becomes unlawful for any Obligor or “Intra Group Lender” (as defined in the Intercreditor Agreement) to perform any of its payment obligations or other material obligations under the Finance Documents to which it is a party; or (iii) any Obligor or “Intra Group Lender” (as defined in the Intercreditor Agreement) repudiates any Finance Document to which it is a party, and in each case, such Default continues for 30 days after the notice specified in this Agreement; or

(8)	any Lien in the Collateral created under Security Documents having a fair market value of in excess of €100.0 million, (a) at any time, ceases to be in full force and effect in any material respect for any reason other than as a result of its release in accordance with this Agreement and the Security Documents, as applicable, or (b) is declared invalid or unenforceable in a judicial proceeding and, in each case, and such Default continues for 60 days after the notice specified in this Agreement; or

(9)	(i) any Indebtedness of a member of the Bank Group is not paid when due or within any originally applicable grace period; (ii) any Indebtedness of a member of the Bank Group becomes prematurely due and payable or is placed on demand, in each case as a result of an event of default (howsoever described) under the document relating to that Indebtedness; or (iii) any Indebtedness of a member of the Bank Group becomes capable of being declared prematurely due and payable or placed on demand, in each case as a result of an event of default (howsoever described) under the document relating to that Indebtedness; provided that it shall not be an Event of Default under this clause (9) if:

(a)	where the principal amount (or, if the relevant Indebtedness relates to a Hedging Agreement, the amount or value (as applicable)) of the Indebtedness is less than €75,000,000 or the equivalent in other currencies;

(b)	if the circumstance which would otherwise have caused an Event of Default under this clause (9) is being contested in good faith by appropriate action;

(c)	if the Indebtedness is cash-collateralised and such cash is available for application in satisfaction of such Indebtedness;

(d)	if the Indebtedness relates to Hedging Agreements in respect of which a `termination event occurs as a result of the refinancing or redemption of any Indebtedness of the Bank Group or any Parent;

(e)	if such Indebtedness is owed by one member of the Bank Group to another member of the Bank Group;

(f)	in the case of the Corporate Acquisition of an entity which results in that entity becoming a member of the Bank Group, for a period of 180 days following completion of that Corporate Acquisition, by reason only of an event of default (however described) arising in relation to the Indebtedness of that acquired entity as a result only of the Corporate Acquisition of that acquired entity, provided that such Indebtedness is not placed on demand or becomes prematurely due and payable; or

(g)	that event of default (howsoever described) under the document relating to that Indebtedness is remedied or cured by the Company, UPC NL Holdco, an Affiliate Covenant Party or its Restricted Subsidiaries or waived by the holders of the relevant Indebtedness at any time up to the date that falls 20 days after the occurrence of that event of default (howsoever described);

(10)	a representation or warranty made or repeated by the Company, UPC NL Holdco and Affiliate Covenant Party or any Obligor in or in connection with any Finance Document or in any certificate or statement delivered by or on behalf of, the Company, UPC NL Holdco, any Affiliate Covenant Party or any Obligor under or in connection with any Finance Document is incorrect in any material respect when made or deemed to have been made or repeated and, in the event that any representation or warranty is capable of remedy, the misrepresentation is not remedied within 28 days of the earlier of the date on which (i) the Company or any Covenant Party has become aware of the misrepresentation or (ii) the Facility Agent gives notice to the Company requiring the same to be remedied;

(11)	any of the following occurs in respect of a US Borrower or a US Obligor that is a Material Subsidiary:

(a)	it makes a general assignment for the benefit of creditors;

(b)	it commences a voluntary case or proceeding under any U.S. Bankruptcy Law;

(c)	an involuntary case under any U.S. Bankruptcy Law is commenced against it and is not dismissed or stayed within 60 days after commencement of the case; or

(d)	an order for relief or other order approving any case or proceeding is entered under any U.S. Bankruptcy Law; or

(12)	the Company does not comply with, subject to the expiry of the cure period in Clause 23.5 (Cure Provisions), the requirements of Clause 23 (Financial Covenant).

(b) However, a default under clauses (3), (6), (7), (8) or (9) of paragraph (a) above will not constitute an Event of Default until the Facility Agent or the Instructing Group notify the Company of the default and the Company does not cure such default within the time specified in clauses (3), (6), (7) (8) or (9) of the immediately preceding paragraph after receipt of such notice.

SCHEDULE 25

POST FOLD-IN DEFINITIONS

These definitions apply for the purposes of Schedule 22 (Post Fold-In Covenants), Schedule 23 (Post Fold-In Events of Default) and Schedule 24 (Post Fold-In Releases) are to be interpreted in accordance with New York law (without prejudice to the fact that the Finance Documents are to be governed by English law).

“Acquisition” means the acquisition by LGE Holdco VII B.V. of shares in Ziggo N.V. following a recommended public offer pursuant to a merger protocol agreement dated January 27, 2014.

“Acquired Indebtedness” means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional Amounts” means any payment required to be made by an Obligor in accordance with Clause 19.2 (Tax Gross Up).

“Additional Assets” means:

(1)	any property or assets (other than Indebtedness and Capital Stock) to be used by the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary in a Related Business or are otherwise useful in a Related Business (it being understood that capital expenditure on property or assets already used in a Related Business or to replace any property or assets that are the subject of such Asset Disposition or any operating expenses Incurred in the day-to-day operations of a Related Business shall be deemed an Investment in Additional Assets);

(2)	the Capital Stock of a Person that is engaged in a Related Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary; or

(3)	Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary.

“Additional Intercreditor Agreement” has the meaning given to that term in Section 4.23(a) of Schedule 22 (Post Fold-In Covenants).

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Asset Disposition” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, (other than an operating lease entered into in the ordinary course of business), transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company, UPC NL Holdco, an Affiliate Covenant Party or any of the Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(1)	a disposition by a Restricted Subsidiary to the Company, UPC NL Holdco, an Affiliate Covenant Party or by the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary (other than a Receivables Entity) to a Restricted Subsidiary;

(2)	the sale or disposition of cash, Cash Equivalents or Investment Grade Securities in the ordinary course of business;

(3)	a disposition of inventory, consumer equipment, trading stock, communications capacity or other assets in the ordinary course of business;

(4)	a sale, lease, transfer or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of obsolete, surplus, or worn out equipment or other equipment and assets that are no longer useful in the conduct of the business of the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries;

(5)	transactions permitted under Section 5.01 of Schedule 22 (Post Fold-In Covenants) or a transaction that constitutes a Change of Control;

(6)	an issuance of Capital Stock by a Restricted Subsidiary to the Company, UPC NL Holdco, any Affiliate Covenant Party or to another Restricted Subsidiary;

(7)	(a) for purposes of Section 4.10 of Schedule 22 (Post Fold-In Covenants) only, the making of a Permitted Investment or a disposition subject to Section 4.07 of Schedule 22 (Post Fold-In Covenants) and (b) solely for the purpose of Section 4.10(a)(3) of Schedule 22 (Post Fold-In Covenants), a disposition, the proceeds of which are used to make Restricted Payments permitted to be made under the covenant described under Section 4.07 of Schedule 22 (Post Fold-In Covenants) or Permitted Investments;

(8)	dispositions of assets in a single transaction or series of related transactions with an aggregate fair market value in any calendar year of less than the greater of €10.0 million and 1.0% of Total Assets (with unused amounts in any calendar year being carried over to the next succeeding year subject to a maximum of the greater of €10.0 million and 1.0% of Total Assets of carried over amounts for any calendar year);

(9)	dispositions in connection with Permitted Liens;

(10)	dispositions of receivables or related assets in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(11)	the assignment, licensing or sublicensing of intellectual property or other general intangibles and assignments, licenses, sublicenses, leases or subleases of spectrum or other property;

(12)	foreclosure, condemnation or similar action with respect to any property or other assets;

(13)	the sale or discount (with or without recourse, and on customary or commercially reasonable terms) of receivables arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable;

(14)	sales of accounts receivable and related assets or an interest therein of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Entity and Investments in a Receivables Entity consisting of cash or Securitization Obligations;

(15)	any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary;

(16)	any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(17)	any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(18)	(a) disposals of assets, rights or revenue not constituting part of the Distribution Business of the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries, and (b) other disposals of non-core assets acquired in connection with any acquisition permitted under this Agreement;

(19)	any disposition or expropriation of assets or Capital Stock which the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary is required by, or made in response to concerns raised by, a regulatory authority or court of competent jurisdiction;

(20)	any disposition of other interests in other entities in an amount not to exceed €10.0 million;

(21)	any disposition of real property; provided that the fair market value of the real property disposed of in any calendar year does not exceed the greater of €50.0 million and 3.0% of Total Assets (with unused amounts in any calendar year being carried over to the next succeeding year subject to a maximum of the greater of €50.0 million and 3.0% of Total Assets of carried over amounts for any calendar year);

(22)	any disposition of assets to a Person who is providing services related to such assets, the provision of which have been or are to be outsourced by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary to such Person; and

(23)	any disposition of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding agreements; provided that any cash or Cash Equivalents received in such disposition is applied in accordance with the covenant described under Section 4.10 of Schedule 18 (Covenants);

(24)	any sale or disposition with respect to property built, repaired, improved, owned or otherwise acquired by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary pursuant to customary sale and lease-back transactions, asset securitizations and other similar financings permitted by this Agreement; and

(25)	any other disposition of assets comprising in aggregate percentage value of 10% or less of Total Assets.

In the event that a transaction (or any portion thereof) meets the criteria of a disposition permitted under clauses (1) through (25) above and would also be a Restricted Payment permitted to be made under the covenant described under Section 4.07 of Schedule 22 (Post Fold-In Covenants) or a Permitted Investment, the Company, in its sole discretion, will be entitled to divide and classify such transaction (or a portion thereof) as a disposition permitted under clauses (1) through (25) above and/or one or more of the types of Restricted Payments permitted to be made under the covenant described under Section 4.07 of Schedule 22 (Post Fold-In Covenants) or Permitted Investments.

“Bank Products” means (i) any facilities or services related to cash management, cash pooling, treasury, depository, overdraft, commodity trading or brokerage accounts, credit or debit card, p-cards (including purchasing cards or commercial cards), electronic funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade financial services or other cash management and cash pooling arrangements and (ii) daylight exposures of the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary in respect of banking and treasury arrangements entered into in the ordinary course of business.

“Board of Directors” means, as to any Person, the board of directors of such Person or any duly authorized committee thereof, or, in the case of the Company, its managing director; provided that (i) if and for so long as the Company, UPC NL Holdco or an Affiliate Covenant Party is a Subsidiary of the Ultimate Parent, any action required to be taken under this Agreement by the Board of Directors of the Company, UPC NL Holdco or an Affiliate Covenant Party can, in the alternative, at the option of the Company, UPC NL Holdco or an Affiliate Covenant Party, be taken by the Board of Directors of Ultimate Parent and (ii) following consummation of a Spin-Off, any action required to be taken under this Agreement by the Board of Directors of the Company, UPC NL Holdco or an Affiliate Covenant Party can, in the alternative, at the option of the Company, UPC NL Holdco or an Affiliate Covenant Party, be taken by the Board of Directors of the Spin Parent.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in the Netherlands, New York, New York, or London, England are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” means:

(1)	securities or obligations issued, insured or unconditionally guaranteed by the United States government, the government of the United Kingdom, the relevant member state of the European Union as of January 1, 2004 (each, a “Qualified Country”) or any agency or instrumentality thereof, in each case having maturities of not more than 24 months from the date of acquisition thereof;

(2)	securities or obligations issued by any Qualified Country, or any political subdivision of any such Qualified Country, or any public instrumentality thereof, having maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from another nationally recognized rating service in any Qualified Country);

(3)	commercial paper issued by any lender party to a Credit Facility or any bank holding company owning any lender party to a Credit Facility;

(4)	commercial paper maturing no more than 12 months after the date of acquisition thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service in any Qualified Country);

(5)	time deposits, eurodollar time deposits, bank deposits, certificates of deposit or bankers’ acceptances maturing no more than two years after the date of acquisition thereof issued by any lender party to a Credit Facility or any other bank or trust company (x) having combined capital and surplus of not less than $250.0 million in the case of U.S. banks and $100.0 million (or the U.S. Dollar equivalent thereof) in the case of non-U.S. banks or (y) the long-term debt of which is rated at the time of acquisition thereof at least “A-” or the equivalent thereof by Standard & Poor’s Ratings Services, or “A-” or the equivalent thereof by Moody’s Investors Service, Inc. (or if at the time neither is issuing comparable ratings, then a comparable rating of another nationally recognized rating agency in any Qualified Country);

(6)	auction rate securities rated at least Aa3 by Moody’s and AA- by S&P (or, if at any time either S&P or Moody’s shall not be rating such obligations, an equivalent rating from another nationally recognized rating service in any Qualified Country);

(7)	repurchase agreements or obligations with a term of not more than 30 days for underlying securities of the types described in clauses (1), (2) and (5) above entered into with any bank meeting the qualifications specified in clause (5) above or securities dealers of recognized national standing;

(8)	marketable short-term money market and similar funds (x) either having assets in excess of $250.0 million (or U.S. Dollar equivalent thereof) or (y) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service in any Qualified Country);

(9)	interests in investment companies or money market funds, 95% the investments of which are one or more of the types of assets or instruments described in clauses (1) through (8) above; and

(10)	in the case of investments by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Subsidiary organized or located in a jurisdiction other than the United States or a member state of the European Union (or any political subdivision or territory thereof), or in the case of investments made in a country outside the United States, other customarily utilized high-quality investments in the country where such Subsidiary is organized or located or in which such Investment is made, all as conclusively determined in good faith by the Company, UPC NL Holdco or an Affiliate Covenant Party; provided that bank deposits and short term investments in local currency of any Restricted Subsidiary shall qualify as Cash Equivalents as long as the aggregate amount thereof does not exceed the amount reasonably estimated by such Restricted Subsidiary as being necessary to finance the operations, including capital expenditures, of such Restricted Subsidiary for the succeeding 90 days.

“Change of Control” means:

(1)	Parent Company (a) ceases to be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of each of the Company, UPC NL Holdco and any Affiliate Covenant Party and (b) ceases, by virtue of any powers conferred by the articles of association or other documents regulating the Company, UPC NL Holdco and any Affiliate Covenant Party to, directly or indirectly, direct or cause the direction of management and policies of the Company, UPC NL Holdco and any Affiliate Covenant Party;

(2)	the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company, UPC NL Holdco and any Affiliate Covenant Party and the Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder;

(3)	the adoption by the stockholders of the Company, UPC NL Holdco and any Affiliate Covenant Party of a plan or proposal for the liquidation or dissolution of the Company, UPC NL Holdco and any Affiliate Covenant Party, other than a transaction complying with the covenant described under Section 5.01 of Schedule 22 (Post Fold-In Covenants);

(4)	the Company ceases to be the beneficial owner (as defined in Rules 13d 3 and 13d 5 under the Exchange Act), directly of 100% of the total voting power of the Voting Stock of Torenspits II B.V.;

(5)	prior to the Existing Credit Agreement Termination Date, UPC Nederland I B.V. ceases to be the beneficial owner (as defined in Rules 13d 3 and 13d 5 under the Exchange Act), directly of 100% of the total voting power of the Voting Stock of UPC NL Holdco; or, on and from the Existing Credit Agreement Termination Date, UPC NL Holdco ceases to be the beneficial owner (as defined in rules 13d 3 and 13d 5 under the Exchange Act), directly of the total voting power of the Voting Stock of UPC Nederland III B.V.;

(6)	any immediate Parent (that is not a member of the Bank Group) of an Affiliate Covenant Party ceases to be the beneficial owner (as defined in Rules 13d 3 and 13d 5 under the Exchange Act), directly of 100% of the total voting power of the Voting Stock of any Affiliate Covenant Party;

(7)	the beneficial owner (as defined in Rules 13d 3 and 13d 5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of a Covenant Party is not either Torenspits II B.V., UPC NL Holdco or any Affiliate Covenant Party, UPC NL Holdco or, following the Existing Credit Agreement Termination Date, UPC Nederland III B.V.; and

(8)	following any transactions implemented pursuant to paragraph (A) or (B) below in accordance with the terms of the proviso below, a Successor Parent ceases (or in the case of more than one Successor Parent, the Successor Parents jointly cease) to be the beneficial owner (as defined in Rules 13d 3 and 13d 5 under the Exchange Act), directly of 100% of the total voting power of the Voting Stock of any Successor Company.

provided, however, that a Change of Control shall not be deemed to have occurred (x) pursuant to clause (1) of this definition upon the consummation of the Post-Closing Reorganization or a Spin-Off and (y) pursuant to clauses (1) to (9) of this definition upon the consummation of mergers, transfers, consolidations, accruals, execution of domination agreements and/or profit and loss pooling agreements or other similar transactions that are undertaken in good faith in order to facilitate (A) the transactions contemplated in the definition of Ziggo Group Combination or (B) in connection with preserving tax attributes in the holding company structure for the Reporting Entity, the Company, UPC NL Holdco, an Affiliate Covenant Party and each of their Subsidiaries provided that, in all cases, immediately following any such mergers, transfers, consolidations, accruals or other transactions mentioned above (i) equivalent security and guarantees (including a single point of enforcement for the Finance Parties and the company over 100% of whose Capital Stock such single point of enforcement is provided, being the “Successor Company”) is provided over such assets and property as was in place immediately prior to the completion of such transaction, (ii) the Successor Company and one or more direct shareholders (each a “Successor Parent”) of the Successor Company are companies incorporated, organized or formed in the Netherlands, (iii) each Successor Parent is a member of the Bank Group and accedes to this Agreement as an Acceding Guarantor, and (iv) any direct or indirect shareholder of the Successor Company which is a member of the Bank Group shall provide, and be subject to, the same undertakings as set out at Clause 24.18 (Holding Company) of this Agreement and (v) the resulting structure of the Reporting Entity and its Subsidiaries will not, in the reasonable opinion of the Board of Directors of the Company, have a material adverse effect on the ability of the Borrowers to perform their payment obligations under this Agreement.

“Collateral” means the assets in respect of which Security Interests have been created under the Security Documents.

“Commodity Agreements” means, in respect of a Person, any commodity purchase contract, commodity futures or forward contract, commodities option contract or other similar contract (including commodities derivative agreements or arrangements), to which such Person is a party or a beneficiary.

“Common Stock” means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Signing Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated EBITDA” means, for any period, operating income (loss) determined on the basis of GAAP of the Company, UPC NL Holdco or an Affiliate Covenant Party and the Restricted Subsidiaries on Consolidated basis, plus, at the option of the Company, UPC NL Holdco or an Affiliate Covenant Party (except with respect to clauses (1) to (2) below) the following (to the extent deducted from operating income (loss):

(1)	Consolidated depreciation expense;

(2)	Consolidated amortization expense;

(3)	stock based compensation expense;

(4)	other non-cash charges reducing operating income (provided that if any such non-cash charge represents an accrual of or reserve for potential cash charges in any future period, the cash payment in respect thereof in such future period shall reduce operating income to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period) less other non-cash items of income increasing operating income (excluding any such non-cash item of income to the extent it represents (i) a receipt of cash payments in any future period, (ii) the reversal of an accrual or reserve for a potential cash item that reduced operating income in any prior period and (iii) any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase operating income in such prior period);

(5)	any extraordinary, one-off, non-recurring, exceptional or unusual gain, loss, expense or charge, including any charges or reserves in respect of any restructuring, redundancy, relocation, refinancing, integration or severance or other post-employment arrangements, signing, retention or completion bonuses, transaction costs, acquisition costs, disposition costs, business optimization, information technology implementation or development costs, costs related to governmental investigations and curtailments or modifications to pension or postretirement benefits schemes, litigation or any asset impairment charges or the financial impacts of natural disasters (including fire, flood and storm and related events);

(6)	effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in such Person’s Consolidated financial statements pursuant to GAAP (including inventory, property, equipment, software, goodwill, intangible assets, in process research and development, deferred revenue and debt line items) attributable to the application of recapitalization accounting or acquisition accounting, as the case may be, in relation to any consummated acquisition or joint venture investment or the amortization or write-off or write-down of amounts thereof, net of taxes;

(7)	any net gain (or loss) realized upon the sale, held for sale or other disposition of any asset or disposed operations of the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary which is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by the Board of Directors or senior management of the Company);

(8)	the amount of Management Fees and other fees and related expenses (including Intra-Group Services) paid in such period to the Permitted Holders to the extent permitted by the covenant described under Section 4.11 of Schedule 22 (Post-Fold-In Covenants);

(9)	any reasonable expenses, charges or other costs related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the Incurrence of any Indebtedness permitted by this Agreement, in each case, as determined in good faith by an Officer of the Company, UPC NL Holdco or an Affiliate Covenant Party;

(10)	any adjustments to reduce the impact of the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies;

(11)	the amount of loss on the sale or transfer of any assets in connection with an asset securitization program, receivables factoring transaction or other receivables transaction (including, without limitation, a Qualified Receivables Transaction);

(12)	Specified Legal Expenses;

(13)	any net earnings or losses attributable to non-controlling interests;

(14)	share of income or loss on equity Investments;

(15)	any realized and unrealized gains or losses due to changes in fair value of equity Investments;

(16)	an amount equal to 100% of the up-front installation fees associated with commercial contract installations completed during the applicable reporting period, less any portion of such fees included in Consolidated Net Income for such period, provided that the amount of such fees, to the extent amortized over the life of the underlying service contract, shall not be included in Consolidated Net Income in any future period;

(17)	any fees or other amounts charged or credited to the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary related to Intra-Group Services may be excluded from the calculation of Consolidated EBITDA to the extent such fees or other amounts (a) are not included in the externally reported operating cash flow or equivalent measure of the Reporting Entity (as defined in any earnings releases and other publicly disseminated information relating to the Reporting Entity) or (b) are deemed to be exceptional or unusual items;

(18)	any charges or costs in relation to any long-term incentive plan and any interest component of pension or post-retirement benefits schemes; and

(19)	Receivables Fees.

“Consolidated Net Income” means, for any period, the net income (loss) determined on the basis of GAAP of the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries on a Consolidated basis; provided, however, that there will not be included in such Consolidated Net Income:

(1)	subject to the limitations contained in clause 3) below, any net income (loss) of any Person (other than the Company, UPC NL Holdco, or an Affiliate

Covenant Party) if such Person is not a Restricted Subsidiary, except that (a) the Company’s, UPC NL Holdco’s, or an Affiliate Covenant Party’s equity in the net income (loss) of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed by such Person during such period to the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary as a dividend or other distribution or return on investment (subject, in the case of a dividend or other distribution or return on investment to a Restricted Subsidiary, to the limitations contained in clause (2) below) and (b) the Company’s UPC NL Holdco’s, or an Affiliate Covenant Party’s equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary;

(2)	any net income (loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, UPC NL Holdco, or an Affiliate Covenant Party by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its shareholders (other than (a) restrictions that have been waived or otherwise released, (b) restrictions pursuant to this Agreement, (c) restrictions in effect on the Signing Date with respect to a Restricted Subsidiary (including pursuant to this Agreement, the Existing Credit Agreement, the Security Documents or the Intercreditor Agreement) and other restrictions with respect to any Restricted Subsidiary that, taken as a whole, are not materially less favorable to the holders than restrictions in effect on the Signing Date and (d) restrictions as in effect on the Signing Date specified in clause (8), or restrictions specified in clause (10), under Section 4.08(b) of Schedule 22 (Post Fold-In Covenants), except that the net income (loss) of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that could have been distributed by such Restricted Subsidiary during such period to the Company, UPC NL Holdco, an Affiliate Covenant Party or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause);

(3)	any net gain (or loss) realized upon the sale, held for sale or other disposition of any asset or disposed operations of the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary which is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by the Board of Directors or senior management of the Company);

(4)

any extraordinary, one-off, non-recurring, exceptional or unusual gain, loss, expense or charge, including any charges or reserves in respect of any restructuring, redundancy, relocation, refinancing, integration or severance or other post-employment arrangements, signing, retention or completion bonuses, transaction costs, acquisition costs, disposition costs, business optimization, information technology implementation or development costs, costs related to governmental investigations and curtailments or modifications to pension or postretirement benefits schemes, litigation or any asset impairment charges or the financial impacts of natural disasters (including fire, flood and storm and related events);

(5)	at the option of the Company, UPC NL Holdco or an Affiliate Covenant Party, any adjustments to reduce or eliminate the impact of the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies;

(6)	any stock-based compensation expense;

(7)	all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness and any net gain (loss), including financing costs that are expensed as incurred, from any extinguishment, modification, exchange or forgiveness of Indebtedness;

(8)	any unrealized gains or losses in respect of Hedging Obligations;

(9)	any goodwill, other intangible or tangible asset impairment charge or write-off;

(10)	the impact of capitalized interest on Subordinated Shareholder Loans;

(11)	any derivative instruments gains or losses, foreign exchange gains or losses, and gains or losses associated with fair value adjustment on financial instruments;

(12)	at the option of the Company, UPC NL Holdco, or an Affiliate Covenant Party, effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) pursuant to GAAP (including inventory, property, equipment, software, goodwill, intangible assets, in process research and development, deferred revenue and debt line items) attributable to the application of recapitalization accounting or purchase accounting, as the case may be, in relation to any consummated acquisition or joint venture investment or the amortization or write-off or write-down of amounts thereof, net of taxes;

(13)	accruals and reserves that are established or adjusted within twelve months after the closing date of any acquisition that are so required to be established or adjusted as a result of such acquisition that are so required to be established as a result of such acquisition in accordance with GAAP; and

(14)	any expenses, charges or losses to the extent covered by insurance or indemnity and actually reimbursed, or, so long as the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within 365 days of the date of the insurable or indemnifiable event (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable 365-day period).

In addition, to the extent not already included in the Consolidated Net Income, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement.

“Consolidated Net Leverage Ratio”, as of any date of determination, means the ratio of:

(1)	(a) the outstanding Indebtedness (other than (i) Subordinated Shareholder Loans, (ii) Indebtedness up to a maximum amount equal to the Credit Facility Excluded Amount (or its equivalent in other currencies) at the relevant time incurred under any Permitted Credit Facility, (iii) any Indebtedness which is a contingent obligation of the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary, provided that for purposes of calculating the Consolidated Net Leverage Ratio for purposes of clause (13) of Section 4.09(b) of Schedule 22 (Post Fold-In Covenants) and clause (20) of Section 4.07(b) of Schedule 22 (Post Fold-In Covenants), any guarantee by the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary of Indebtedness of a Parent shall be included in determining any such outstanding Indebtedness of the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries, and (iv) any Indebtedness incurred pursuant to clause (17) of Section 4.09(b) of Schedule 22 (Post Fold-In Covenants) of the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries on a Consolidated basis) less (b) the aggregate amount of cash and Cash Equivalents of the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries on a Consolidated basis, to

(2)	the Pro forma EBITDA for the period of the most recent two consecutive fiscal quarters for which financial statements of the Reporting Entity have previously been furnished to the Lenders pursuant to Section 4.03 of Schedule 22 (Post Fold-In Covenants), multiplied by 2.0;

provided, however, that the pro forma calculation of the Consolidated Net Leverage Ratio shall not give effect to (a) any Indebtedness Incurred on the date of determination pursuant to Section 4.09(b) of Schedule 22 (Post Fold-In Covenants) or (b) the discharge on the date of determination of any Indebtedness to the extent that such discharge results from the proceeds Incurred pursuant to the provisions described in Section 4.09(b) of Schedule 22 (Post Fold-In Covenants).

For the avoidance of doubt, in determining Consolidated Net Leverage Ratio, no cash or Cash Equivalents shall be included that are the proceeds of Indebtedness in respect of which the calculation of the Consolidated Net Leverage Ratio is to be made.

“Consolidation” means the consolidation or combination of the accounts of each of the Restricted Subsidiaries with those of the Company, UPC NL Holdco and an Affiliate Covenant Party in accordance with GAAP consistently applied; provided, however, that “Consolidation” will not include (i) consolidation or combination of the accounts of any Unrestricted Subsidiary, but the interest of the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an investment and (ii) at the election of the Company, UPC NL Holdco or an Affiliate Covenant Party, any Receivables Entity. The term “Consolidated” has a correlative meaning.

“Content” means any rights to broadcast, transmit, distribute or otherwise make available for viewing, exhibition or reception (whether in analogue or digital format and whether as a channel or an internet service, a teletext-type service, an interactive service, or an enhanced television service or any part of any of the foregoing, or on a pay-per-view basis, or near video-on-demand, or video-on-demand basis or otherwise) any one or more of audio and/or visual images, audio content, or interactive content (including hyperlinks, re-purposed web-site content, database content plus associated templates, formatting information and other data including any interactive applications or functionality), text, data, graphics, or other content, by means of any means of distribution, transmission or delivery system or technology (whether now known or hereinafter invented).

“Corporate Acquisition” means the acquisition, whether by one or a series of transactions, (including, without limitation, by purchase, subscription or otherwise) of all or any part of the share capital or equivalent of any company or other person (including, without limitation, any partnership or joint venture) or any asset or assets of any company or other person (including, without limitation, any partnership or joint venture) constituting a business or separate line of business of that company or other person.

“Credit Facility” means, one or more debt facilities or arrangements (including, without limitation, the facilities made available under the Existing Credit Agreement) or commercial paper facilities with banks or other institutions or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions or investors and whether provided under the Existing Credit Agreement or one or more other credit or other agreements, indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including but not limited to any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement or instrument (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

“Credit Facility Excluded Amount” means the greater of (1) €400 million (or its equivalent in other currencies) and (2) 0.25 multiplied by the Pro Forma EBITDA of the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries on a Consolidated basis for the period of the most recent two consecutive fiscal quarters for which financial statements have previously been furnished to the Lenders pursuant to the covenant described under Section 4.03 of Schedule 22 (Post Fold-In Covenants), multiplied by 2.0.

“Currency Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, futures contract, option contract, derivative or other similar agreement as to which such Person is a party or a beneficiary.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default, provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

“Designated Non-Cash Consideration” means the fair market value (as determined in good faith by the Board of Directors or senior management of the Company, UPC NL Holdco, or an Affiliate Covenant Party) of non-cash consideration received by the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary in connection with an Asset Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with the covenant described under Section 4.10 of Schedule 22 (Post Fold-In Covenants).

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)	matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2)	is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary); or

(3)	is redeemable at the option of the holder of the Capital Stock in whole or in part,

in each case on or prior to the earlier of the date (a) of the Stated Maturity of the Facilities or (b) on which there are no Utilisations outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company, UPC NL Holdco, or an Affiliate Covenant Party to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in this Agreement) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company, UPC NL Holdco and an Affiliate Covenant Party may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company, UPC NL Holdco, or an Affiliate Covenant Party with the provisions of this Agreement described under Clause 14 (Mandatory Prepayment and Cancellation) and Section 4.10 of Schedule 22 (Post Fold-In Covenants) and such repurchase or redemption complies with Section 4.07 of Schedule 22 (Post Fold-In Covenants).

“Distribution Business” means: (1) the business of upgrading, constructing, creating, developing, acquiring, operating, owning, leasing and maintaining cable television networks (including for avoidance of doubt master antenna television, satellite master antenna television, single and multi-channel microwave single or multi-point distribution systems and direct-to-home satellite systems) for the transmission, reception and/or delivery of multi-channel television and radio programming, telephony and internet and/or data services to the residential markets; or (2) any business which is incidental to or related to such business.

“Enforcement Sale” means (1) any sale or disposition (including by way of public auction) of the Collateral pursuant to an enforcement action taken by the Security Agent in accordance with the provisions of the Intercreditor Agreement to the extent such sale or disposition is effected in compliance with the provisions of the Intercreditor Agreement, or (2) any sale or disposition of the Collateral pursuant to the enforcement of security in favor of other Indebtedness of the Company, UPC NL Holdco, an Affiliate Covenant Party or the Restricted Subsidiaries which complies with the terms of an Additional Intercreditor Agreement (or if there is no such intercreditor agreement, would substantially comply with the requirements of clause (1) hereof).

“Equity Offering” means (1) the distribution of Capital Stock of the Spin Parent in connection with any Spin-Off, or (2) a sale of (a) Capital Stock of the Company, UPC NL Holdco, or an Affiliate Covenant Party (other than Disqualified Stock), or (b) Capital Stock the proceeds of which are contributed as equity share capital to the Company, UPC NL Holdco, or an Affiliate Covenant Party or as Subordinated Shareholder Loans, or (c) Subordinated Shareholder Loans.

“Escrowed Proceeds” means the proceeds from the offering of any debt securities or other Indebtedness paid into escrow accounts with an independent escrow agent on the date of the applicable offering or incurrence pursuant to escrow arrangements that permit the release of amounts on deposit in such escrow accounts upon satisfaction of certain conditions or the occurrence of certain events. The term “Escrowed Proceeds” shall include any interest earned on the amounts held in escrow.

“European Union” means the European Union, including member states as of May 1, 2004 but excluding any country which became or becomes a member of the European Union after May 1, 2004.

“Euro Equivalent” means, with respect to any monetary amount in a currency other than euro, at any time of determination thereof by the Company, the amount of euro obtained by converting such currency other than euro involved in such computation into euro at the spot rate for the purchase of euro with the applicable currency other than euro as published in The Financial Times in the “Currency Rates” section (or, if The Financial Times is no longer published, or if such information is no longer available in The Financial Times, such source as may be selected in good faith by the Board of Directors or senior management of the Company) on the date of such determination.

“European Government Obligations” means any security that is (1) a direct obligation of Ireland, Belgium, the Netherlands, France, The Federal Republic of Germany or any other country that is a member of the European Monetary Union on the Signing Date, for the payment of which the full faith and credit of such country is pledged or (2) an obligation of a person controlled or supervised by and acting as an agency or instrumentality of any such country the payment of which is unconditionally guaranteed as a full faith and credit obligation by such country, which, in either case under the preceding clause (1) or (2), is not callable or redeemable at the option of the issuer thereof.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Excluded Contribution” means Net Cash Proceeds or property or assets received by the Company, UPC NL Holdco, or an Affiliate Covenant Party as capital contributions or Subordinated Shareholder Loans to the Company, UPC NL Holdco, or an Affiliate Covenant Party after May 7, 2010 or from the issuance or sale (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) of the Company, UPC NL Holdco, or an Affiliate Covenant Party, in each case to the extent designated as an Excluded Contribution pursuant to an Officers’ Certificate of the Company.

“Existing Senior Secured Notes” means the €750 million 3 5⁄8% Senior Secured Notes due 2020 issued by Ziggo B.V.

“fair market value” unless otherwise specified, wherever such term is used in this Agreement (except as otherwise specifically provided in this Agreement), may be conclusively established by means of an Officer’s Certificate or a resolution of the Board of Directors of the Company, UPC NL Holdco, or an Affiliate Covenant Party setting out such fair market value as determined by such Officer or such Board of Directors in good faith.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Signing Date or, for purposes of the covenant described under Reports, as in effect from time to time; provided that at any date after the Signing Date the Company, UPC NL Holdco, or an Affiliate Covenant Party may make an irrevocable election to establish that “GAAP” shall mean GAAP as in effect on a date that is on or prior to the date of such election. Except as otherwise expressly provided below or in this Agreement, all ratios and calculations based on GAAP contained in this Agreement shall be computed in conformity with GAAP. At any time after the Signing Date, the Company, UPC NL Holdco, or an Affiliate Covenant Party may elect to apply for all purposes of this Agreement, in lieu of GAAP, IFRS and, upon such election, references to GAAP herein will be construed to mean IFRS as in effect on the Signing Date; provided that (1) all financial statements and reports to be provided, after such election, pursuant to this Agreement shall be prepared on the basis of IFRS as in effect from time to time (including that, upon first reporting its fiscal year results under IFRS, the financial statements of the Reporting Entity shall be restated on the basis of IFRS for the year ending immediately prior to the first fiscal year for which financial statements have been prepared on the basis of IFRS), and (2) from and after such election, all ratios, computations and other determinations based on GAAP contained in this Agreement shall, at the option of the Company, UPC NL Holdco, or an Affiliate Covenant Party, (a) continue to be computed in conformity with GAAP (provided that, following such election, the annual and quarterly information required by clauses (1) and (2) of Section 4.03 of Schedule 22 (Post Fold-In Covenants) shall include a reconciliation, either in the footnotes thereto or in a separate report delivered therewith, of such GAAP presentation to the corresponding IFRS presentation of such financial information), or (b) be computed in conformity with IFRS with retroactive effect being given thereto assuming that such election had been made on the Signing Date. Thereafter, the Company, UPC NL Holdco, or an Affiliate Covenant Party may, at its option, elect to apply GAAP or IFRS and compute all ratios, computations and other determinations based on GAAP or IFRS, as applicable, all on the basis of the foregoing provisions of this definition of GAAP.

“Guarantees” means the guarantees and indemnities given by the Guarantors under Clause 31 (Guarantee and Indemnity).

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)	entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“guarantor” means the obligor under a guarantee.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Commodity Agreement or Currency Agreement.

“Holding Company” means, in relation to a Person, an entity of which that Person is a Subsidiary.

“IFRS” means the accounting standards issued by the International Accounting Standards Board and its predecessors.

“Incur” means issue, create, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)	money borrowed or raised and debit balances at banks;

(2)	any bond, note, loan stock, debenture or similar debt instrument; and

(3)	acceptance or documentary credit facilities;

(4)	the principal component of Indebtedness of other Persons to the extent guaranteed by such Person to the extent not otherwise included in the Indebtedness of such Person;

(5)	(for the purposes of clause 9 of Schedule 23 (Post Fold-In Events of Default) only) any Hedging Obligations (and, when calculating the value of any Hedging Obligations, only the marked-to-market value shall be taken into account), provided that Indebtedness which has been cash collateralized shall not be included in any calculation of Indebtedness to the extent so cash collateralized.

Notwithstanding the foregoing, “Indebtedness” shall not include (a) any deposits or prepayments received by the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary from a customer or subscriber for its service and any other deferred or prepaid revenue, (b) any obligations to make payments in relation to earn-outs, (c) Indebtedness which is in the nature of equity (other than redeemable shares) or equity derivatives, (d) Capitalized Lease Obligations, (e) receivables sold or discounted, whether recourse or non-recourse, including for the avoidance of doubt any indebtedness in respect of Qualified Receivables Transactions, including without limitation guarantees by a Receivables Entity of the obligations of another Receivables Entity and any indebtedness in respect of Limited Recourse, (f) pension obligations or any obligation under employee plans or employment agreements, (g) any “parallel debt” obligations to the extent such obligations mirror other Indebtedness (h) any payments or liability for assets acquired or services supplied deferred (including Trade Payables) in accordance with the terms pursuant to which the relevant assets were or are to be acquired or services were or are to be supplied (including, without limitation, any liability under an IRU Contract), (i) other than a transaction specified under (1) to (5) above, any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of any of (1) to (3) above, (j) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary, any Preferred Stock (including, in each case, any accrued dividends), (k) Hedging Obligations (other than as referred to in (5) above) and (l) any Non-Recourse Indebtedness. The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

“Indenture” means any indenture in relation to Public Debt issued by the SPV Borrower.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the good faith judgment of the Board of Directors or senior management of the Company, UPC NL Holdco or an Affiliate Covenant Party, qualified to perform the task for which it has been engaged.

“Initial Public Offering” means an Equity Offering of common stock or other common equity interests of the Company, UPC NL Holdco, an Affiliate Covenant Party, the Spin Parent or any direct or indirect parent company of the Company, UPC NL Holdco or an Affiliate Covenant Party (the “IPO Entity”) following which there is a Public Market and, as a result of which, the shares of the common stock or other common equity interests of the IPO Entity in such offering are listed on an internationally recognized exchange or traded on an internationally recognized market (including, for the avoidance of doubt, any such Equity Offering of common stock or other common equity interest of the Spin Parent in connection with any Spin-off).

“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Intra-Group Services” means any of the following (provided that the terms of each such transaction are not materially less favorable, taken as a whole, to the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction in arm’s length dealings with a Person that is not an Affiliate) (or, in the event that there are no comparable transactions to apply for comparative purposes, is otherwise on terms that, taken as a whole, the Company, UPC NL Holdco or an Affiliate Covenant Party has conclusively determined in good faith to be fair to the Company, UPC NL Holdco, an Affiliate Covenant Party or such Restricted Subsidiary):

(1)	the sale of programming or other content by the Ultimate Parent, the Spin Parent or any of their respective Subsidiaries to the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary;

(2)	the lease or sublease of office space, other premises or equipment by the Company, UPC NL Holdco, an Affiliate Covenant Party or the Restricted Subsidiaries to the Ultimate Parent, the Spin Parent or any of their Subsidiaries or by the Ultimate Parent, the Spin Parent or any of their Subsidiaries to the Company, UPC NL Holdco, an Affiliate Covenant Party or the Restricted Subsidiaries; and

(3)	the provision or receipt of other goods, services, facilities or other arrangements (in each case not constituting Indebtedness) in the ordinary course of business, by the Company, UPC NL Holdco, an Affiliate Covenant Party or the Restricted Subsidiaries to or from the Ultimate Parent, the Spin Parent or any of their Subsidiaries, including, without limitation, (a) the employment of personnel, (b) provision of employee healthcare or other benefits, including stock and other incentive plans, (c) acting as agent to buy or develop equipment, other assets or services or to trade with residential or business customers, and (d) the provision of treasury, audit, accounting, banking, strategy, branding, marketing, network, technology, research and development, telephony, office, administrative, compliance, payroll or other similar services; and

(4)	the extension, in the ordinary course of business and on terms not materially less favorable to the Company or the Restricted Subsidiaries than arm’s length terms, by or to the Company, UPC NL Holdco, an Affiliate Covenant Party or the Restricted Subsidiaries to or by the Ultimate Parent or any of their Subsidiaries of trade credit not constituting Indebtedness in relation to the provision or receipt of Intra-Group Services referred to in paragraphs (1), (2) or (3) of this definition of Intra-Group Services.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers in the ordinary course of business) or other extensions of credit (including by way of guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

(1)	Hedging Obligations entered into in the ordinary course of business and in compliance with this Agreement;

(2)	endorsements of negotiable instruments and documents in the ordinary course of business; and

(3)	an acquisition of assets, Capital Stock or other securities by the Company, UPC NL Holdco, an Affiliate Covenant Party or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company, UPC NL Holdco, or an Affiliate Covenant Party.

For purposes of the definition of “Unrestricted Subsidiary” and Section 4.07 of Schedule 22 (Post Fold-In Covenants):

(1)

“Investment” will include the portion (proportionate to the Company’s, UPC NL Holdco’s, or an Affiliate Covenant Party’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company, UPC NL Holdco and an Affiliate Covenant Party at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company, UPC NL Holdco, or an Affiliate Covenant Party will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s, UPC NL Holdco’s, or an Affiliate Covenant Party’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company’s, UPC NL Holdco’s, or an Affiliate Covenant Party’s equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the

Board of Directors or senior management of the Company, UPC NL Holdco, or an Affiliate Covenant Party in good faith) of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary; and

(2)	any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors or senior management of the Company, UPC NL Holdco or an Affiliate Covenant Party.

If the Company, UPC NL Holdco or an Affiliate Covenant Party or a Restricted Subsidiary transfers, conveys, sells, leases or otherwise disposes of Voting Stock of a Restricted Subsidiary such that such Subsidiary is no longer a Restricted Subsidiary, then the Investment of the Company, UPC NL Holdco or an Affiliate Covenant Party in such Person shall be deemed to have been made as of the date of such transfer or other disposition in an amount equal to the fair market value (as determined in good faith by the Board of Directors or senior management of the Company, UPC NL Holdco or an Affiliate Covenant Party).

“Investment Grade Securities” means:

(1)	securities issued by the U.S. government or by any agency or instrumentality thereof (other than Cash Equivalents) or directly and fully guaranteed or insured by the U.S. government and in each case with maturities not exceeding two years from the date of the acquisition;

(2)	securities issued by or a member of the European Union as of January 1, 2004, or any agency or instrumentality thereof (other than Cash Equivalents) or directly and fully guaranteed or insured by a member of the European Union as of January 1, 2004, and in each case with maturities not exceeding two years from the date of the acquisition;

(3)	debt securities or debt instruments with a rating of A or higher by Standard & Poor’s Ratings Services or A-2 or higher by Moody’s Investors Service, Inc. or the equivalent of such rating by such rating organization, or if no rating of Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc. then exists, the equivalent of such rating by any other nationally recognized securities ratings agency, by excluding any debt securities or instruments constituting loans or advances among the Company, UPC NL Holdco and an Affiliate Covenant Party and their Subsidiaries;

(4)	investments in any fund that invests exclusively in investments of the type described in clauses (1) through (3) which fund may also hold immaterial amounts of cash and Cash Equivalents pending investment and/or distribution; and

(5)	corresponding instruments in countries other than those identified in clauses (1) and (2) above customarily utilized for high quality investments and, in each case, with maturities not exceeding two years from the date of the acquisition.

“Investment Grade Status” shall occur when Facilities receive both of the following:

(1)	a rating of “Baa3” (or the equivalent) or higher from Moody’s Investors Service, Inc. or any of its successors or assigns; and

(2)	a rating of “BBB—” (or the equivalent) or higher from Standard & Poor’s Ratings Services, or any of its successors or assigns,

in each case, with a “stable outlook” from such rating agency.

“IPO Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of Capital Stock of the IPO Entity at the time of closing of the Initial Public Offering multiplied by (ii) the price per share at which such shares of common stock or common equity interests are sold or distributed in such Initial Public Offering.

“IRU Contract” means a contract entered into by the Company, UPC NL Holdco, an Affiliate Covenant Party or the Restricted Subsidiaries in the ordinary course of business in relation to the right to use capacity on a telecommunications cable system (including the right to lease such capacity to another person).

“Joint Venture Parent” means the joint venture entity formed in a Parent Joint Venture Transaction.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Local GAAP” means generally accepted accounting principles of the jurisdiction of the Senior Notes Issuer as in effect from time to time.

“Limited Condition Transaction” means (i) any Investment or acquisition, in each case, by one or more of the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries of any assets, business or Person whose consummation is not conditioned on the availability of, or on obtaining, third party financing and (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.

“Limited Recourse” means a letter of credit, revolving loan commitment, cash collateral account, guarantee or other credit enhancement issued by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary (other than a Receivables Entity) in connection with the incurrence of Indebtedness by a Receivables Entity under a Qualified Receivables Transaction; provided that, the aggregate amount of such letter of credit reimbursement obligations and the aggregate available amount of such revolving loan commitments, cash collateral accounts, guarantees or other such credit enhancements of the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries (other than a Receivables Entity) shall not exceed 25% of the principal amount of such Indebtedness at any time.

“Management Fees” means any management, consultancy, stewardship or other similar fees payable by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary.

“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of Capital Stock of the IPO Entity on the date of the declaration of the relevant dividend, multiplied by (ii) the arithmetic mean of the closing prices per share of such Capital Stock for the 30 consecutive trading days immediately preceding the date of the declaration of such dividend.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or instalment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1)	all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

(2)	all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

(3)	all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(4)	the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary after such Asset Disposition.

“Net Cash Proceeds” means, with respect to any issuance or sale of Capital Stock, Subordinated Shareholder Loans or other capital contributions, the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“New Holdco” means the direct Subsidiary of the Ultimate Parent following the Post-Closing Reorganizations, or, if the distribution or other transfer pursuant to the Post-Closing Reorganizations is to a second-tier Subsidiary of the Ultimate Parent, such second-tier Subsidiary.

“Non-Recourse Indebtedness” means any indebtedness of the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary (and not of any other Person), in respect of which the Person or Persons to whom such indebtedness is or may be owed has or have no recourse whatsoever to the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary for any payment or repayment in respect thereof:

(1)	other than recourse to the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary which is limited solely to the amount of any recoveries made on the enforcement of any collateral securing such indebtedness or in respect of any other disposition or realization of the assets underlying such indebtedness;

(2)	provided that such Person or Persons are not entitled, pursuant to the terms of any agreement evidencing any right or claim arising out of or in connection with such indebtedness, to commence proceedings for the winding up, dissolution or administration of the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary (or proceedings having an equivalent effect) or to appoint or cause the appointment of any receiver, trustee or similar person or officer in respect of the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary or any of its assets until after the Notes have been repaid in full; and

(3)	provided further that the principal amount of all indebtedness Incurred and then outstanding pursuant to this definition does not exceed the greater of (i) €250.0 million and (ii) 5.0% of Total Assets.

“Officer” of any Person means the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, any Managing Director, the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary or any authorized signatory of such Person.

“Officers’ Certificate” means a certificate signed by one or more Officers.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Facility Agent. The counsel may be an employee of or counsel to the Company, UPC NL Holdco and an Affiliate Covenant Party or the Facility Agent.

“Parent” means (i) the Ultimate Parent, (ii) any Subsidiary of the Ultimate Parent of which the Company, UPC NL Holdco or an Affiliate Covenant Party is a Subsidiary on the Signing Date, (iii) any other Person of which the Company, UPC NL Holdco or an Affiliate Covenant Party at any time is or becomes a Subsidiary after the Signing Date (including, for the avoidance of doubt, the Spin Parent and any Subsidiary of the Spin Parent following any Spin-Off ) and (iv) any Joint Venture Parent, any Subsidiary of the Joint Venture Parent and any Parent Joint Venture Holders following any Parent Joint Venture Transaction.

“Parent Company” means the Reporting Entity; provided, however, that upon consummation of (i) the Post-Closing Reorganization, “Parent Company” will mean New Holdco and its successors, and (ii) a Spin-Off, “Parent Company” will mean the Spin Parent and its successors.

“Parent Expenses” means:

(1)	costs (including all professional fees and expenses) Incurred by any Parent in connection with reporting obligations under or otherwise Incurred in connection with compliance with applicable laws, applicable rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, this Agreement or any other agreement or instrument relating to Indebtedness of the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary;

(2)	indemnification obligations of any Parent owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person with respect to its ownership of the Company, UPC NL Holdco or an Affiliate Covenant Party or the conduct of the business of the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries;

(3)	obligations of any Parent in respect of director and officer insurance (including premiums therefor) with respect to its ownership of the Company, UPC NL Holdco or an Affiliate Covenant Party or the conduct of the business of the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries;

(4)	general corporate overhead expenses, including professional fees and expenses and other operational expenses of any Parent or Subsidiary of a Parent related to the ownership or operation of the business (including, but not limited to, Intra-Group Services) of the Company, UPC NL Holdco, an Affiliate Covenant Party or any of the Restricted Subsidiaries, including acquisitions or dispositions by the Company, UPC NL Holdco, an Affiliate Covenant Party or the Subsidiaries permitted hereunder (whether or not successful) in each case, to the extent such costs, obligations and/or expenses are not paid by another Subsidiary of such Parent; and

(5)	fees and expenses payable by any Parent in connection with any Related Transaction.

“Parent Joint Venture Holders” means the holders of the share capital of the Joint Venture Parent.

“Parent Joint Venture Transaction” means a transaction pursuant to which a joint venture is formed by the contribution of some or all of the assets of a Parent or issuance or sale of shares of a Parent to one or more entities which are not Affiliates of the Ultimate Parent.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of related business assets (including, without limitation, securities of a Related Business) or a combination of such assets, cash and Cash Equivalents between the Company, UPC NL Holdco, an Affiliate Covenant Party or any of the Restricted Subsidiaries and another Person.

“Permitted Business” means any business:

(1)	that consists of the upgrade, construction, creation, development, marketing, acquisition (to the extent permitted under this Agreement), operation,

utilization and maintenance of networks that use existing or future technology for the transmission, reception and delivery of voice, video and/or other data (including networks that transmit, receive and/or deliver services such as multi channel television and radio, programming, telephony (including for the avoidance of doubt, mobile telephony), Internet services and content, high speed data transmission, video, multi media and related activities); or

(2)	engaged in by the Company, UPC NL Holdco, an Affiliate Covenant Party or any of the Restricted Subsidiaries on the Signing Date;

(3)	or other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries are engaged on the Signing Date, including, without limitation, all forms of television, telephony (including for the avoidance of doubt, mobile telephony) and internet services and any services relating to carriers, networks, broadcast or communications services, or Content; or

(4)	that comprises being a Holding Company of one or more Persons engaged in any such business.

“Permitted Collateral Liens” means:

(1)	Liens on the Collateral that are described in one or more of clauses (2), (3), (4), (5), (7) and (10) of the definition of “Permitted Liens” and that, in each case, would not materially interfere with the ability of the Security Agent to enforce the Lien in the Collateral granted under the Security Documents; and

(2)	Liens on the Collateral to secure:

(a)	any Additional Facility;

(b)	Indebtedness of the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries and, in the case of clause (7) of Section 4.09(b) of Schedule 22 (Post Fold-In Covenants) the Company, UPC NL Holdco, the Restricted Subsidiaries, any Subordinated Issuer that is permitted to be Incurred under Section 4.09(b) of Schedule 22 (Post Fold-In Covenants) or clauses (1), (3), (7), (12) (in the case of clause (12), to the extent such guarantee is in respect of Indebtedness otherwise permitted to be secured and specified in this definition of Permitted Collateral Liens), (15) and (17) of Section 4.09(b) of Schedule 22 (Post Fold-In Covenants);

(c)

Indebtedness that is permitted to be Incurred under clause (6) of the Section 4.09(b) of Schedule 22 (Post Fold-In Covenants) and guarantees thereof; provided that, at the time of the acquisition or other transaction pursuant to which such Indebtedness was incurred and after giving effect to the Incurrence of such Indebtedness on a pro forma basis, (i) the Company, UPC NL Holdco and an Affiliate Covenant Party and the Restricted Subsidiaries would have been able to incur

€1.00 of additional Indebtedness pursuant to Section 4.09(a) of Schedule 22 (Post Fold-In Covenants) or (ii) the Consolidated Net Leverage Ratio would not be greater than it was immediately prior to giving pro forma effect to such acquisition or other transaction and to the Incurrence of such Indebtedness); and

(d)	any Refinancing Indebtedness in respect of Indebtedness referred to in the foregoing clauses (a), (b) and (c);

provided, however, that (i) such Lien ranks equal or junior to all other Liens on the Collateral securing Senior Indebtedness of the Company, UPC NL Holdco, an Affiliate Covenant Party and a Guarantor, as applicable, if such Indebtedness is Senior Indebtedness of the Company, UPC NL Holdco, an Affiliate Covenant Party or such Guarantor and (ii) holders of Indebtedness referred to in this clause (2) (or their duly authorized Representative) shall accede to the Intercreditor Agreement or enter into an Additional Intercreditor Agreement as permitted under Section 4.23 of Schedule 22 (Post Fold-In Covenants).

“Permitted Credit Facility” means, one or more debt facilities or arrangements that may be entered into by to the Company, UPC NL Holdco, an Affiliate Covenant Party or the Restricted Subsidiaries providing for credit loans, letters of credit or other indebtedness or other advances, in each case, Incurred in compliance with the covenant described under Section 4.09 of Schedule 22 (Post Fold-In Covenants).

“Permitted Holders” means, collectively, (1) the Ultimate Parent, (2) in the event of a Spin-Off, the Spin Parent and any Subsidiary of the Spin Parent, (3) any Affiliate or Related Person of a Permitted Holder described in clause (1) above, and any successor to such Permitted Holder, Affiliate, or Related Person, (4) any Person who is acting as an underwriter in connection with any public or private offering of Capital Stock of the Company, UPC NL Holdco or an Affiliate Covenant Party, acting in such capacity and (5) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) whose acquisition of “beneficial ownership” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of Voting Stock or of all or substantially all of the assets of the Company and the Restricted Subsidiaries (taken as a whole) constitutes a Change of Control in respect of which the Company or UPC NL Holdco, has provided a notice to the Facility Agent under paragraph (a) of Clause 14.1 (Change of Control) and the Facility Agent has not, within sixty Business Days of receipt of such notice, provided a notice to the Company and UPC NL Holdco as applicable, under paragraph (b) of Clause 14.1 (Change of Control) cancelling the Facilities and/or declaring all outstanding Advances to be immediately due and payable.

“Permitted Investment” means an Investment by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary in:

(1)	the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary (other than a Receivables Entity) or a Person which will, upon the making of such Investment, become a Restricted Subsidiary (other than a Receivables Entity);

(2)	another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary (other than a Receivables Entity);

(3)	cash and Cash Equivalents or Investment Grade Securities;

(4)	receivables owing to the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company, UPC NL Holdco, an Affiliate Covenant Party or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)	payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)	loans or advances to employees made in the ordinary course of business consistent with past practices of the Company, UPC NL Holdco, an Affiliate Covenant Party or such Restricted Subsidiary;

(7)	Capital Stock, obligations, accounts receivables or securities received in settlement of debts created in the ordinary course of business and owing to the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments or pursuant to any plan of reorganization, workout, recapitalization or similar arrangement including upon the bankruptcy or insolvency of a debtor;

(8)	Investments made as a result of the receipt of non-cash consideration from a sale or other disposition of property or assets, including without limitation an Asset Disposition, in each case, that was made in compliance with Section 4.01 of Schedule 22 (Post Fold-In Covenants) and other Investments resulting from the disposition of assets in transactions excluded from the definition of “Asset Disposition” pursuant to the exclusions from such definition;

(9)	any Investment existing on the Signing Date or made pursuant to binding commitments in effect on the Signing Date or an Investment consisting of any extension, modification, replacement, renewal or reinvestment of any Investment or binding commitment existing on the Signing Date or made in compliance with Section 4.07 of Schedule 22 (Post Fold-In Covenants); provided, that the amount of any such Investment or binding commitment may be increased (a) as required by the terms of such Investment or binding commitment as in existence on the Signing Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (b) as otherwise permitted under this Agreement;

(10)	Currency Agreements, Commodity Agreements and Interest Rate Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with this Agreement;

(11)	Investments by the Company, UPC NL Holdco, an Affiliate Covenant Party or any of the Restricted Subsidiaries, together with all other Investments pursuant to this clause (11), in an aggregate amount at the time of such Investment not to exceed the greater of €350.0 million and 5.0% of Total Assets at any one time; provided that, if an Investment is made pursuant to this clause in a Person that is not a Restricted Subsidiary and such Person subsequently becomes a Restricted Subsidiary or is subsequently designated a Restricted Subsidiary pursuant to the covenant described under Section 4.07 of Schedule 22 (Post Fold-In Covenants), such Investment shall thereafter be deemed to have been made pursuant to clause (1) or (2) of the definition of “Permitted Investments” and not this clause;

(12)	Investments by the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary in a Receivables Entity or any Investment by a Receivables Entity in any other Person, in each case, in connection with a Qualified Receivables Transaction, provided, however, that any Investment in any such Person is in the form of a Purchase Money Note, or any equity interest or interests in Receivables and related assets generated by the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary and transferred to any Person in connection with a Qualified Receivables Transaction or any such Person owning such Receivables;

(13)	guarantees issued in accordance with Section 4.09 of Schedule 22 (Post Fold-In Covenants) and other guarantees (and similar arrangements) of obligations not constituting Indebtedness;

(14)	pledges or deposits (a) with respect to leases or utilities provided to third parties in the ordinary course of business or (b) otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under the covenant described under Section 4.12 of Schedule 22 (Post Fold-In Covenants);

(15)	the Existing Senior Secured Notes;

(16)	so long as no Default or Event of Default of the type specified in clause (1) or (2) of Schedule 22 (Post Fold-In Covenants) has occurred and is continuing, (a) minority Investments in any Person engaged in a Permitted Business and (b) Investments in joint ventures that conduct a Permitted Business to the extent that, after giving pro forma effect to any such Investment, the Consolidated Net Leverage Ratio would not exceed 4.00 to 1.00;

(17)	any Investment to the extent made using as consideration Capital Stock of the Company, UPC NL Holdco, an Affiliate Covenant Party (other than Disqualified Stock), Subordinated Shareholder Loans or Capital Stock of any Parent;

(18)	Investments acquired after the Signing Date as a result of the acquisition by the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary, including by way of merger, amalgamation or consolidation with or into the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary in a transaction that is not prohibited by the covenant described above under Section 5.01 of Schedule 22 (Post Fold-In Covenants) after the Signing Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(19)	Investments in Securitization Obligations

(20)	Investments resulting from the disposition of assets in transactions excluded from the definition of “Asset Disposition” pursuant to the exclusions from such definition;

(21)	any Person where such Investment was acquired by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary (a) in exchange for any other Investment or accounts receivable held by any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by any such Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; and

(22)	any transaction to the extent constituting an Investment that is permitted and made in accordance with the Section 4.11(b) of Schedule 22 (Post Fold-In Covenants) (except those transactions described in clauses (1), (5), (9) and (19) of that paragraph).

(23)	Investments consisting of purchases and acquisitions of inventory, supplies, material, services or equipment or purchases of contract rights or licenses or leases of intellectual property;

(24)	Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements;

(25)	advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Company, UPC NL Holdco, any Affiliate Covenant Party or its Restricted Subsidiaries; and

(26)	Investments by the Company, UPC NL Holdco, any Affiliate Covenant Party or a Restricted Subsidiary in any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business.

“Permitted Liens” means:

(1)	Liens on Receivables and related assets of the type described in the definition of “Qualified Receivables Transaction” Incurred in connection with a Qualified Receivables Transaction, and Liens on Investments in Receivables Entities;

(2)	pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(3)	Liens imposed by law, including carriers’, warehousemens’, mechanics’, landlords’, materialmens’, repairmens’ and other like Liens, in each case for sums not yet overdue for a period of more than 60 days or that are bonded or being contested in good faith by appropriate proceedings;

(4)	Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(5)	Liens in favor of issuers of surety, bid or performance bonds or with respect to other regulatory requirements or trade or government contracts or to secure leases or permits, licenses, statutory or regulatory obligations, or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(6)

(a) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any government, statutory or regulatory authority, developer, landlord or other third party on property or assets over which the Company, UPC NL Holdco, any Affiliate Covenant Party or any Restricted Subsidiary has easement rights or on any leased property and subordination or similar arrangements relating thereto (including, without limitation, the right reserved to or vested in any governmental authority by the terms of any lease, license, franchise, grant or permit acquired by the Company, UPC NL Holdco, any Affiliate Covenant Party or any of its Restricted Subsidiaries or by any statutory provision to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof), (b) minor survey exceptions, encumbrances, trackage rights, special assessments,, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries, and (c) any condemnation or eminent domain proceedings affecting any real property;

(7)	Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be incurred under this Agreement, secured by a Lien on the same property securing such Hedging Obligation

(8)	leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company, UPC NL Holdco, an Affiliate Covenant Party or any of the Restricted Subsidiaries;

(9)	Liens arising out of judgments, decrees, orders or awards so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree, order or award have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(10)	Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, Purchase Money Obligations or other payments Incurred to finance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business (including Liens arising out of conditional sale, title retention, hire purchase, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business) provided that such Liens do not encumber any other assets or property of the Company, UPC NL Holdco, an Affiliate Covenant Party or the Restricted Subsidiaries other than such assets or property and assets affixed or appurtenant thereto.

(11)	Liens arising solely by virtue of any statutory or common law provisions or customary business provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that such deposit account is not intended by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary to provide collateral to the depository institution;

(12)	Liens arising from United States Uniform Commercial Code financing statement filings (or similar filings in other applicable jurisdictions) regarding operating leases entered into by the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries in the ordinary course of business;

(13)	Liens existing on, or provided for under written arrangements existing on, the Signing Date;

(14)

Liens on property, other assets or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary (including Liens created, incurred or assumed in connection with or in contemplation of such acquisition or transaction); provided, however, that any such Lien may not extend to any other property owned by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary; (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);

(15)	Liens on property at the time the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into any Restricted Subsidiary; provided, however, that such Liens may not extend to any other property owned by the Company, UPC NL Holdco, an Affiliate Covenant Party or such Restricted Subsidiary;

(16)	Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary;

(17)	Liens securing the Facilities and any Additional Facilities;

(18)	Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

(19)	any interest or title of a lessor under any Capitalized Lease Obligation or operating leases;

(20)	Liens on Capital Stock or other securities of any Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(21)	Liens in respect of the ownership interests in, or assets owned by, any joint ventures or similar arrangements securing obligations of such joint ventures or similar agreements;

(22)	Liens over rights under loan agreements relating to, or over notes or similar instruments evidencing, the on-loan of proceeds received by a Restricted Subsidiary from the issuance of Indebtedness Incurred by a Restricted Subsidiary, which Liens are created to secure payment of such Indebtedness;

(23)	Liens on assets or property of a Restricted Subsidiary that is not a Covenant Party securing Indebtedness of any Restricted Subsidiary that is not a Covenant Party permitted by Section 4.09 of Schedule 22 (Post Fold-In Covenants);

(24)

Liens on Escrowed Proceeds for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters or arrangers thereof) or on cash set aside at the time of the Incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent such cash or government securities prefund the payment of interest on such Indebtedness and are held in escrow accounts or similar arrangement to be applied for such purpose;

(25)	Permitted Collateral Liens;

(26)	Liens consisting of any right of set-off granted to any financial institution acting as a lockbox bank in connection with a Qualified Receivables Transaction;

(27)	Liens for the purpose of perfecting the ownership interests of a purchaser of Receivables and related assets pursuant to any Qualified Receivables Transaction;

(28)	Liens arising in connection with other sales of Receivables permitted hereunder without recourse to the Company, UPC NL Holdco or an Affiliate Covenant Party or any of the Restricted Subsidiaries;

(29)	Liens in respect of Bank Products or to implement cash pooling arrangements or arising under the general terms and conditions of banks with whom the Company, UPC NL Holdco or an Affiliate Covenant Party or any Restricted Subsidiary maintains a banking relationship or to secure cash management and other banking services, netting and set-off arrangements, and encumbrances over credit balances on bank accounts to facilitate operation of such bank accounts on a cash-pooled and net balance basis (including any ancillary facility under any Credit Facility or other accommodation comprising of more than one account) and Liens of the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary under the general terms and conditions of banks and financial institutions entered into in the ordinary course of banking or other trading activities;

(30)	any Liens in respect of the ownership interests in, or assets owned by, any joint ventures securing obligations of such joint ventures;

(31)	any encumbrance or restriction (including, but not limited to, put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(32)	cash deposits or other Liens for the purpose securing Limited Recourse;

(33)	Liens on equipment of the Company, UPC NL Holdco, the Affiliate Covenant Party or any Restricted Subsidiary granted in the ordinary course of business to a client of the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary at which such equipment is located;

(34)

subdivision agreements, site plan control agreements, development agreements, servicing agreements, cost sharing, reciprocal and other similar agreements with municipal and other governmental authorities affecting the development, servicing or use of a property; provided the same are complied with in all material respects except as such non-compliance does not interfere in any material respect as determined in good faith by the Issuer with the business of the Company, UPC NL Holdco, an Affiliate Covenant and its Subsidiaries taken as a whole;

(35)	facility cost sharing, servicing, reciprocal or other similar agreements related to the use and/or operation a property in the ordinary course of business; provided the same are complied with in all material respects;

(36)	deemed trusts created by operation of law in respect of amounts which are (i) not yet due and payable, (ii) immaterial, (iii) being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP or (iv) unpaid due to inadvertence after exercising due diligence; and

(37)	Liens Incurred with respect to obligations that do not exceed the greater of (a) €250.0 million and (b) 5.0% of Total Assets at any time outstanding.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

“Post-Closing Reorganizations” means a distribution or other transfer of Ziggo Group Holding B.V. or the Reporting Entity and their Subsidiaries to the Ultimate Parent or a first-tier or second-tier Subsidiary of the Ultimate Parent through one or more mergers, transfers, consolidations or other similar transactions, and/or (ii) the issuance by Ziggo Group Holding B.V. or the Reporting Entity of Capital Stock to the Ultimate Parent or a first-tier or second-tier Subsidiary of the Ultimate Parent and, as consideration therefor, the assignment or transfer by the Ultimate Parent or such first-tier or second-tier Subsidiary of the Ultimate Parent of assets to Ziggo Group Holding B.V. or the Reporting Entity.

“Preferred Stock”, as applied to the Capital Stock of any corporation, partnership, limited liability company or other entity, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such entity, over shares of Capital Stock of any other class of such entity.

“Pro forma EBITDA” means, for any period, the Consolidated EBITDA of the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries, provided, however, that for the purposes of calculating Pro forma EBITDA for such period, if, as of such date of determination:

(1)	since the beginning of such period the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary will have made any Asset Disposition or disposed of any company, any business, or any group of assets constituting an operating unit of a business (any such disposition, a “Sale”) or if the transaction giving rise to the need to calculate the Consolidated Net Leverage Ratio is such a Sale, Pro forma EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets which are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period;

(2)	since the beginning of such period the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquires any company, any business, or any group of assets constituting an operating unit of a business (any such Investment or acquisition, a “Purchase”) including any such Purchase occurring in connection with a transaction causing a calculation to be made hereunder, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto as if such Purchase occurred on the first day of such period; and

(3)	since the beginning of such period any Person (that became a Restricted Subsidiary or was merged with or into the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary since the beginning of such period) will have made any Sale or any Purchase that would have required an adjustment pursuant to clause (1) or (2) above if made by the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto as if such Sale or Purchase occurred on the first day of such period.

For purposes of this definition and the definition of Consolidated Net Leverage Ratio, (a) whenever pro forma effect is to be given to any transaction or calculation, the pro forma calculations will be as determined in good faith by a responsible financial or accounting officer of the Company (including without limitation in respect of anticipated expense and cost reductions) including, without limitation, as a result of, or that would result from any actions taken, committed to be taken or with respect to which substantial steps have been taken, by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary including, without limitation, in connection with any cost reduction synergies or cost savings plan or program or in connection with any transaction, investment, acquisition, disposition, restructuring, corporate reorganization or otherwise (regardless of whether these cost savings and cost reduction synergies could then be reflected in pro forma financial statements to the extent prepared), (b) in determining the amount of Indebtedness outstanding on any date of determination, pro forma effect shall be given to any Incurrence, repayment, repurchase, defeasance or other acquisition, retirement or discharge of Indebtedness as if such transaction had occurred on the first day of the relevant period and (c) interest on any Indebtedness that bears interest at a floating rate and that is being given pro forma effect shall be calculated as if the rate in effect on the date of calculation had been applicable for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness).

“Public Debt” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (1) a public offering registered under the Securities Act or (2) a private placement to institutional investors that is underwritten for resale in accordance with Rule 144A or Regulation S under the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC for public resale. The term “Public Debt”, for the avoidance of doubt, shall not be construed to include any Indebtedness issued to institutional investors in a direct placement of such Indebtedness that is not underwritten by an intermediary (it being understood that, without limiting the foregoing, a financing that is distributed to not more than ten Persons (provided that multiple managed accounts and affiliates of any such Persons shall be treated as one

Person for the purposes of this definition) shall be deemed not to be underwritten), or any Indebtedness under, the Existing Credit Agreement, a Permitted Credit Facility, commercial bank or similar Indebtedness, Capitalized Lease Obligation or recourse transfer of any financial asset or any other type of Indebtedness incurred in a manner not customarily viewed as a “securities offering”.

“Public Market” means any time after an Equity Offering has been consummated, shares of common stock or other common equity interests of the IPO Entity having a market value in excess of €75 million on the date of such Equity Offering have been distributed pursuant to such Equity Offering.

“Public Offering” means any offering, including an Initial Public Offering, of shares of common stock or other common equity interests that are listed on an exchange or publicly offered (which shall include any offering pursuant to Rule 144A and/or Regulation S under the Securities Act to professional market investors or similar persons).

“Public Offering Expenses” means expenses Incurred by any Parent in connection with any public offering of Capital Stock or Indebtedness (whether or not successful):

(1)	where the net proceeds of such offering are intended to be received by or contributed or loaned to the Company, UPC NL Holdco, an Affiliate Covenant Party or a Restricted Subsidiary; or

(2)	in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received, contributed or loaned; or

(3)	otherwise on an interim basis prior to completion of such offering so long as any Parent shall cause the amount of such expenses to be repaid to the Company, UPC NL Holdco, an Affiliate Covenant Party or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed, in each case, to the extent such expenses are not paid by another Subsidiary of such Parent.

“Purchase Money Note” means a promissory note of a Receivables Entity evidencing the deferred purchase price of Receivables (and related assets) and/or a line of credit, which may be irrevocable, from the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary in connection with a Qualified Receivables Transaction with a Receivables Entity, which deferred purchase price or line is repayable from cash available to the Receivables Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts owing to such investors and amounts paid in connection with the purchase of newly generated Receivables.

“Purchase Money Obligations” means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company, UPC NL Holdco, an Affiliate Covenant Party or

any of the Restricted Subsidiaries pursuant to which the Company, UPC NL Holdco, an Affiliate Covenant Party or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (1) a Receivables Entity (in the case of a transfer by the Company, UPC NL Holdco, an Affiliate Covenant Party or any of the Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Entity), or may grant a Lien in, any Receivables (whether now existing or arising in the future) of the Company, UPC NL Holdco, an Affiliate Covenant Party or any of the Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Receivables, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such Receivables and other assets which are customarily transferred, or in respect of which Liens are customarily granted, in connection with asset securitization involving Receivables and any Hedging Obligations entered into by the Company, UPC NL Holdco, an Affiliate Covenant Party or any such Restricted Subsidiary in connection with such Receivables.

“Receivable” means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account”, “chattel paper”, “payment intangible” or “instrument” under the Uniform Commercial Code as in effect in the State of New York and any “supporting obligations” as so defined.

“Receivables Entity” means a Wholly Owned Subsidiary of the Company, UPC NL Holdco, or an Affiliate Covenant Party (or another Person in which the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary makes an Investment and to which the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary transfers Receivables and related assets) which engages in no activities other than in connection with the financing of Receivables and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Entity:

(1)	no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

(a)	is guaranteed by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

(b)	is recourse to or obligates the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings; or

(c)	subjects any property or asset of the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(d)	except, in each such case, Limited Recourse and Permitted Liens as defined in clauses (1), (27) through (29) and (33) of the definition thereof;

(2)	with which neither the Company, UPC NL Holdco, an Affiliate Covenant Party nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Company, UPC NL Holdco, an Affiliate Covenant Party or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, UPC NL Holdco, an Affiliate Covenant Party, other than fees payable in the ordinary course of business in connection with servicing Receivables; and

(3)	to which neither the Company, UPC NL Holdco, an Affiliate Covenant Party nor any Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Facility Agent by promptly filing with the Facility Agent a certified copy of the resolution of the Board of Directors of the Company, UPC NL Holdco, or an Affiliate Covenant Party giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Receivables Fees” means reasonable distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Receivables Entity in connection with, any Qualified Receivables Transaction.

“Receivables Repurchase Obligation” means any obligation of a seller of Receivables in a Qualified Receivables Transaction to repurchase Receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance”, “refinances”, and “refinanced” shall have a correlative meaning) any Indebtedness existing on the Signing Date or Incurred in compliance with this Agreement (including Indebtedness of the Company, UPC NL Holdco, or an Affiliate Covenant Party that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, including successive refinancings; provided, however, that:

(1)	if the Indebtedness being refinanced constitutes Subordinated Obligations, (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Facilities, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Facilities, the Refinancing Indebtedness has a Stated Maturity later than the Stated Maturity of the Facilities;

(2)	such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus an amount to pay any interest, fees and expenses, premiums and defeasance costs, Incurred in connection therewith; and

(3)	if the Indebtedness being refinanced constitutes Subordinated Obligations, such Refinancing Indebtedness is subordinated in right of payment to the Facilities on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being refinanced.

Refinancing Indebtedness in respect of any Credit Facility or any other Indebtedness may be Incurred from time to time after the termination, discharge or repayment of all or any part of any such Credit Facility or other Indebtedness.

“Related Business” means any business that is the same as or related, ancillary or complementary to any of the businesses of the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries on the Signing Date.

“Related Person” with respect to any Permitted Holder, means:

(1)	any controlling equity holder or majority (or more) owned Subsidiary of such Permitted Holder; or

(2)	in the case of an individual, any spouse, family member or relative of such individual, any trust or partnership for the benefit of one or more of such individual and any such spouse, family member or relative, or the estate, executor, administrator, committee or beneficiaries of any thereof; or

(3)	any trust, corporation, partnership or other Person for which one or more of the Permitted Holders and other Related Persons of any thereof constitute the beneficiaries, stockholders, partners or owners thereof, or Persons beneficially holding in the aggregate a majority (or more) controlling interest therein.

“Related Taxes” means:

(1)	any taxes, including but not limited to sales, use, transfer, rental, ad valorem, value added, stamp, property, consumption, franchise, license, capital, registration, business, customs, net worth, gross receipts, excise, occupancy, intangibles or similar taxes (other than (x) taxes measured by income and (y) withholding imposed on payments made by any Parent), required to be paid by any Parent by virtue of its:

(a)	being organized or incorporated or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than the Company, UPC NL Holdco, an Affiliate Covenant Party or any of the Company’s, UPC NL Holdco’s or any Affiliate Covenant Party’s Subsidiaries), or

(b)	being a holding company parent of the Company, UPC NL Holdco, an Affiliate Covenant Party or any of the Company’s, UPC NL Holdco’s or any Affiliate Covenant Party’s Subsidiaries, or

(c)	receiving dividends from or other distributions in respect of the Capital Stock of the Company, UPC NL Holdco, an Affiliate Covenant Party, or any of the Company’s, UPC NL Holdco’s or any Affiliate Covenant Party’s Subsidiaries, or

(d)	having guaranteed any obligations of the Company, UPC NL Holdco, an Affiliate Covenant Party or any Subsidiary of the Company, UPC NL Holdco or any Affiliate Covenant Party, or

(e)	having made any payment in respect to any of the items for which the Company, UPC NL Holdco, or an Affiliate Covenant Party is permitted to make payments to any Parent pursuant to Section 4.07 of Schedule 22 (Post Fold-In Covenants),

in each case, to the extent such taxes are not paid by another Subsidiary or such Parent; and

(2)	any taxes measured by income for which any Parent is liable up to an amount not to exceed with respect to such taxes the amount of any such taxes that the Company, UPC NL Holdco, an Affiliate Covenant Party and their Subsidiaries would have been required to pay on a separate company basis or on a consolidated basis if the Company, UPC NL Holdco, or any Affiliate Covenant Party and their Subsidiaries had paid tax on a consolidated, combined, group, affiliated or unitary basis on behalf of an affiliated group consisting only of the Company, UPC NL Holdco, any Affiliate Covenant Party and their Subsidiaries and any taxes imposed by way of withholding on payments made by one Parent to another Parent on any financing that is provided, directly or indirectly in relation to the Company, UPC NL Holdco, any Affiliate Covenant Party and their Subsidiaries (reduced by any taxes measured by income actually paid by the Company, UPC NL Holdco, any Affiliate Covenant Party and their Subsidiaries).

“Related Transaction” means (1) any transactions to effect or consummate the Ziggo Group Combination, which may include the contribution of an Affiliate entity by a Parent (“Contributed Entity”) which Contributed Entity indirectly holds Share Capital in the Company, UPC NL Holdco, an Affiliate Covenant Party, (2) intercompany indebtedness (A) by the Company, UPC NL Holdco, an Affiliate Covenant Party, the Contributed Entity or a Restricted Subsidiary to an Affiliate or (B) by an Affiliate to the Company, UPC NL Holdco, an Affiliate Covenant Party, the Contributed Entity or a Restricted Subsidiary, in each case, to effect or consummate the Ziggo Group Combination (3) the Post-Closing Reorganization and (4) payment of fees, costs and expenses in connection with the Ziggo Group Combination and/or the Post-Closing Reorganization.

“Reporting Entity” refers to (i) Ziggo Group Holding B.V., or (ii) following the accession of any Affiliate Covenant Party, Ziggo Group Holding B.V. or a common Parent of the Company, UPC NL Holdco and that Affiliate Covenant Party.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company, UPC NL Holdco, or an Affiliate Covenant Party other than an Unrestricted Subsidiary.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Security Agent” means ING Bank N.V. and any successor or replacement Security Agent, acting in such capacity.

“Securitization Obligation” means any Indebtedness or other obligation of any Receivables Entity.

“Senior Indebtedness” means, whether outstanding on the Signing Date or thereafter Incurred, all amounts payable by, under or in respect of all other Indebtedness of the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary, including premiums and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary at the rate specified in the documentation with respect thereto whether or not a claim for post filing interest is allowed in such proceeding) and fees relating thereto; provided, however, that Senior Indebtedness will not include:

(1)	any Indebtedness Incurred in violation of this Agreement;

(2)	any obligation of the Company, UPC NL Holdco, or an Affiliate Covenant Party to any Restricted Subsidiary;

(3)	any liability for taxes owed or owing by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary;

(4)	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

(5)	any Indebtedness, guarantee or obligation of the Company, UPC NL Holdco, or an Affiliate Covenant Party that is expressly subordinate or junior in right of payment to any other Indebtedness, guarantee or obligation of the Company, UPC NL Holdco, or an Affiliate Covenant Party, including, without limitation, any Subordinated Obligation; or

(6)	any Capital Stock.

“Senior Notes Issuer” means Ziggo Bond Finance B.V.

“Share Pledges” means the pledge agreements creating security over the Capital Stock of each Covenant Party (other than the Company and UPC NL).

“Significant Subsidiary” means any Restricted Subsidiary which, together with the Restricted Subsidiaries of such Restricted Subsidiary, accounted for more than 10% of Total Assets as of the end of the most recently completed fiscal year.

“Specified Legal Expenses” means, to the extent not constituting an extraordinary, non-recurring or unusual loss, charge or expense, all attorneys’ and experts’ fees and expenses and all other costs, liabilities (including all damages, penalties, fines and indemnification and settlement payments) and expenses paid or payable in connection with any threatened, pending, completed or future claim, demand, action, suit, proceeding, inquiry or investigation (whether civil, criminal, administrative, governmental or investigative).

“Spin-Off” means a transaction by which all outstanding ordinary shares of the Company, UPC NL Holdco or an Affiliate Covenant Party or a Parent of the Company, UPC NL Holdco or an Affiliate Covenant Party, directly or indirectly owned by the Ultimate Parent are distributed to (x) all of the Ultimate Parent’s shareholders, or (y) all of the shareholders comprising one or more group of the Ultimate Parent’s shareholders as provided by the Ultimate Parent’s articles of association, in each case, either directly or indirectly through the distribution of shares in a company holding the Company’s, UPC NL Holdco’s or an Affiliate Covenant Party’s shares or a Parent’s shares.

“Spin Parent” means the Person the shares of which are distributed to the shareholders of the Ultimate Parent pursuant to the Spin-Off.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company, UPC NL Holdco, an Affiliate Covenant Party or any Restricted Subsidiary which are reasonably customary in securitization of Receivables transactions, including, without limitation, those relating to the servicing of the assets of a Receivables Entity and Limited Recourse, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any advance, loan or security, the date specified in such security as the fixed date on which the payment of principal of such advance, loan or security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Issuer” means (i) Ziggo Bond Company B.V., (ii) UPC Nederland Holding I B.V. and (iii) any other Parent of the Fold-In Issuer or any Affiliate Covenant Party that is not an Obligor which Incurs Indebtedness.

“Subordinated Obligation” means in the case of the Company and UPC NL Holdco, any Indebtedness that is expressly subordinate or junior in right of payment to the Facilities pursuant to a written agreement and, in the case of another Covenant Party, any Indebtedness that is expressly subordinate or junior in right of payment to the Guarantee of such Obligor pursuant to a written agreement.

“Subordinated Shareholder Loans” means Indebtedness of the Company, UPC NL Holdco, or an Affiliate Covenant Party (and any security, other than Capital Stock, is convertible or for which it is exchangeable at the option of the holder) issued to and held by any Affiliate (other than a Restricted Subsidiary) that (either pursuant to its terms or pursuant to an agreement with respect thereto):

(1)	does not mature or require any amortization, redemption or other repayment of principal or any sinking fund payment prior to the first anniversary of the Stated Maturity of any Facilities (other than through conversion or exchange of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Company, UPC NL Holdco, or an Affiliate Covenant Party, as applicable, or any Indebtedness meeting the requirements of this definition);

(2)	does not require, prior to the first anniversary of the Stated Maturity of any Facilities, payment of cash interest, cash withholding amounts or other cash gross-ups, or any similar cash amounts;

(3)	contains no change of control or similar provisions that are effective, and does not accelerate and has no right to declare a default or event of default or take any enforcement action or otherwise require any cash payment prior to the first anniversary of the Stated Maturity of the Facilities;

(4)	does not provide for or require any Lien or encumbrance over any asset of the Company, UPC NL Holdco, an Affiliate Covenant Party or any of the Restricted Subsidiaries;

(5)	is subordinated in right of payment to the prior payment in full of the Facilities or the Guarantees, as applicable, in the event of (a) a total or partial liquidation, dissolution or winding up of the Company, UPC NL Holdco, or an Affiliate Covenant Party , as applicable, (b) a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or UPC NL Holdco or their property or any Affiliate Covenant Party or its property, as applicable, (c) an assignment for the benefit of creditors or (d) any marshalling of the assets and liabilities of the Company, UPC NL Holdco or any Affiliate Covenant Party, as applicable;

(6)	under which the Company, UPC NL Holdco, or an Affiliate Covenant Party, as applicable, may not make any payment or distribution of any kind or character with respect to any obligations on, or relating to, such Subordinated Shareholder Loans if (a) a payment Default on the Facilities occurs and is continuing or (b) any other Default under this Agreement occurs and is continuing that permits the Lenders to accelerate their maturity and the Company receives notice of such Default from the Facility Agent, until in each case the earliest of (i) the date on which such Default is cured or waived or (ii) 180 days from the date such Default occurs (and only once such notice may be given during any 360 day period); and

(7)	under which, if the holder of such Subordinated Shareholder Loans receives a payment or distribution with respect to such Subordinated Shareholder Loan (a) other than in accordance with this Agreement or as a result of a mandatory requirement of applicable law or (b) under circumstances described under clauses (5)(a) through (d) above, such holder will forthwith pay all such amounts to the Facility Agent to be held in trust for application in accordance with this Agreement.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company, UPC NL Holdco, or an Affiliate Covenant Party.

“Total Assets” means the Consolidated total assets of the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries as shown on the most recent balance sheet (excluding the footnotes thereto) of the Reporting Entity (and, in the case of any determination relating to any Incurrence of Indebtedness or any Restricted Payment, on a pro forma basis including any property or assets being acquired in connection therewith).

“Trade Payables” means, with respect to any Person, any accounts payable or any Indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

“Ultimate Parent” means (1) Liberty Global plc and any all successors thereto or (2) upon consummation of a Spin-Off, “Ultimate Parent” will mean the Spin Parent and its successors, and (3) upon consummation of a Parent Joint Venture Transaction, “Ultimate Parent” will mean each of the top tier Parent entities of the Joint Venture Holders and their successors.

“Unrestricted Subsidiary” means:

(1)	any Subsidiary of the Company, UPC NL Holdco, or an Affiliate Covenant Party that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

(2)	any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company, UPC NL Holdco, or an Affiliate Covenant Party may designate any Subsidiary of the Company, UPC NL Holdco, or an Affiliate Covenant Party (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(a)	such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company, UPC NL Holdco, or an Affiliate Covenant Party which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; and

(b)	such designation and the Investment of the Company, UPC NL Holdco, or an Affiliate Covenant Party in such Subsidiary complies with Section 4.07 of Schedule 22 (Post Fold-In Covenants).

Any such designation by the Board of Directors of the Company, UPC NL Holdco, or an Affiliate Covenant Party shall be evidenced to the Facility Agent by promptly filing with the Facility Agent a resolution of the Board of Directors of the Company, UPC NL Holdco, or an Affiliate Covenant Party giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

The Board of Directors of the Company, UPC NL Holdco, or an Affiliate Covenant Party may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and either (1) the Company, UPC NL Holdco, an Affiliate Covenant Party and the Restricted Subsidiaries could Incur at least €1.00 of additional Indebtedness under Section 4.09(a) of Schedule 22 (Post Fold-In Covenants) or (2) the Consolidated Net Leverage Ratio would be no greater than it was immediately prior to giving effect to such designation, in each case, on a pro forma basis taking into account such designation.

“U.S. Government Obligations” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.

“Wholly Owned Subsidiary” means (1) in respect of any Person, a Person, all of the Capital Stock of which (other than (a) directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law, regulation or to ensure limited liability and (b) in the case of a Receivables Entity, shares held by a Person that is not an Affiliate of the Company, UPC NL Holdco or an Affiliate Covenant Party solely for the purpose of permitting such Person (or such Person’s designee) to vote with respect to customary major events with respect to such Receivables Entity, including without limitation the institution of bankruptcy, insolvency or other similar proceedings, any merger or dissolution, and any change in charter documents or other customary events) is owned by that Person directly or (2) indirectly by a Person that satisfies the requirements of clause (1).

“Ziggo Group Combination” means the series of transactions whereby the Company and its Subsidiaries are combined with UPC NL Holdco and its Subsidiaries through one or more mergers, consolidations, contributions or similar transactions.

SIGNATORIES

THE BORROWER

EXECUTED as a DEED for and on behalf of
ZIGGO SECURED FINANCE B.V. acting by

Director	)
)
)
WITNESS
Witness name:
Address:
Occupation:

(Signature Page to Additional Facility C Accession Deed)

THE FACILITY AGENT

EXECUTED as a DEED for and on behalf of

THE BANK OF NOVA SCOTIA

By:	By:

(Signature Page to Additional Facility C Accession Deed)

THE SPV SECURITY TRUSTEE

EXECUTED as a DEED for and on behalf of

DEUTSCHE TRUSTEE COMPANY LIMITED

By:	By:

(Signature Page to Additional Facility C Accession Deed)

ADDITIONAL FACILITY C LENDER

EXECUTED as a DEED for and on behalf of

THE BANK OF NOVA SCOTIA

By:	By:

Administrative Details of Additional Facility Lender and its Facility Office

Facility Office Address:

Administrative Office:

Contact Name:

Account for Payments:

Fax:

Telephone:

(Signature Page to Additional Facility C Accession Deed)

The terms of this Additional Facility C Accession Deed are hereby acknowledged by:

for and on behalf of
AMSTERDAMSE BEHEER-EN
CONSULTINGMAATSCHAPPIJ B.V.

(Signature Page to Additional Facility C Accession Deed)